Exhibit 10.29

NET LEASE AGREEMENT

by and between

BLOOM ENERGY CORPORATION,

a Delaware limited liability company

(“Tenant”)

and

237 NORTH FIRST STREET HOLDINGS, LLC,

a Delaware limited liability company

(“Landlord”)

NET LEASE AGREEMENT

For and in consideration of the rentals, covenants, and conditions hereinafter set forth, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the following described Premises for the term, at the rental and subject to and upon all of the terms, covenants and agreements set forth in this Net Lease Agreement (“Lease”):

1. Summary of Lease Provisions. The following terms shall have the following meanings set forth below:

1.1	Tenant: Bloom Energy Corporation, a Delaware corporation (“Tenant”).

1.2	Landlord: 237 North First Street Holdings, LLC, a Delaware limited liability company (“Landlord”).

1.3	Date of Lease, for reference purposes only: April 4, 2018.

1.4	Premises: That certain space, consisting of (i) approximately five thousand three hundred forty-five (5,345) rentable square feet on the first floor of that certain Building referred to in Paragraph 1.5 below, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-1, (ii) approximately thirty-two thousand seven hundred ninety-nine (32,799) rentable square feet on the fourth floor of the Building referred to in Paragraph 1.5 below, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-2, (iii) approximately thirty-two thousand seven hundred ninety-nine (32,799) rentable square feet on the fifth floor of the Building referred to in Paragraph 1.5 below, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-3 and (iv) approximately thirty-two thousand seven hundred ninety-nine (32,799) rentable square feet on the sixth floor of the Building referred to in Paragraph 1.5 below, and shown cross-hatched or otherwise identified on the floor plan attached hereto as Exhibit A-4. For purposes of this Lease, the total rentable square footage of the Premises is one hundred three thousand seven hundred forty-two (103,742) rentable square feet. (Paragraph 2.1)

1.5	Building: That certain building constructed on Parcel C (as described on Exhibit F-1) and shown cross-hatched or otherwise identified on the site plan attached hereto as Exhibit B located at 4353 North First Street in the City of San Jose, County of Santa Clara, State of California. For purposes of this Lease, the total rentable square footage of the Building is hereby stipulated and agreed to be one hundred eighty-four thousand three hundred fifty-two (184,352), less 50% of the then current rentable square footage of the Building occupied by the fitness center described in Paragraph 11.3 (as of the date hereof, such portion of the fitness center being 3,309 rentable square feet), for a total of one hundred eighty-one thousand forty-three (181,043) rentable square feet. (Paragraph 2.1)

1.6	Term: One hundred twenty (120) months (plus the partial month following the Commencement Date if such date is not the first day of a month), unless sooner terminated or extended pursuant to the terms of this Lease. If the Commencement Date is other than the first day of a calendar month, the first month shall include the remainder of the calendar month in which the Commencement Date occurs plus the first full calendar month thereafter, provided, however, that the inclusion of any partial month in the first full calendar month shall not entitle Tenant to any additional free Base Rent; it being understood and agreed that Base Rent for the first six (6) full calendar months of the initial Term of this Lease shall be conditionally abated as provided in Paragraph 1.10 below. (Paragraph 3)

1.7	Delivery Date: One (1) business days after the date the last of Landlord or Tenant executes and delivers this Lease.

1.8	Commencement Date: The earlier of (i) January 1, 2019, (ii) the date a certificate of occupancy (or its equivalent) is issued with respect to the Premises or (iii) the date Tenant opens for business in the Premises (if that occurs). (Paragraph 3)

1.9	Ending Date: The date one hundred twenty (120) full calendar months following the Commencement Date, unless sooner terminated or extended pursuant to the terms of this Lease. (Paragraph 3)

1.10	Base Rent: During the initial Lease Term, Tenant shall pay monthly Base Rent for the Premises to Landlord in accordance with the schedule set forth below:

Lease Months During Term	Monthly Base Rental Rates Per Rentable Square Foot (NNN) (Rounded to nearest one hundredth)		Monthly Base Rent (NNN)
01-06	$0.00/RSF	*	$0.00	*
07-12	$2.75/RSF		$285,290.50
13-24	$2.83/RSF		$293,849.22
25-36	$2.92/RSF		$302,664.70
37-48	$3.00/RSF		$311,744.64
49-60	$3.10/RSF		$321,096.98
61-72	$3.19/RSF		$330,729.89
73-84	$3.28/RSF		$340,651.79
85-96	$3.38/RSF		$350,871.34
97-108	$3.49/RSF		$361,397.48
109-120	$3.59/RSF		$372,239.40

*	The Base Rent payable during each of the first six (6) full calendar months of the initial Lease Term (the “Abatement Period”) is actually Two Hundred Eighty-five Thousand Two Hundred Ninety and 50/100 Dollars ($285,290.50) per month; however, Landlord agrees that such monthly Base Rent during the Abatement Period (the “Abated Rent”) shall be conditionally abated so long as no Default by Tenant (as defined in Paragraph 14 below) occurs during the initial Term of this Lease. In the event a Default by Tenant occurs during initial Term of this Lease and Landlord terminates this Lease or Tenant’s possession as a result thereof pursuant to Paragraph 14.1 below, then the unamortized portion of the Abated Rent (which Abated Rent shall be amortized over a period of one hundred fourteen (114) months) shall become immediately due and payable following written demand of Landlord and Landlord shall be entitled to include such unamortized portion of the Abated Rent in the amount of rentals that it is otherwise entitled to recover from Tenant under Paragraph 14.1(d) below and under California Civil Code Section 1951.2. For sake of clarification, if the Commencement Date is other than the first (1st) day of a calendar month, the Abatement Period will begin on the Commencement Date and will end on the day immediately preceding the six months anniversary of the Commencement Date (e.g., if the Commencement Date is December 10, 2018, then the Abatement Period will end on June 9, 2019 and Tenant will commence paying Base Rent for the Premises on June 10, 2019). Commencing as of the Commencement Date of this Lease and thereafter during the Term of this Lease, as such Term may be extended, Tenant shall be obligated to pay Tenant’s percentage share of Operating Expenses pursuant to the terms of the Lease below. (Paragraph 4)

Within five (5) business days following the execution of this Lease by Landlord and Tenant, Tenant shall pay to Landlord the sum of $285,290.50, which shall be credited against the Base Rent payable during the seventh (7th) full calendar month of the initial Term.

1.11	Use of Premises: General office, research and development, administration and any other ancillary use to the extent permitted by local zoning ordinances applicable to the Premises and all applicable Laws; provided, however, no portion of the Premises shall be use or operated as a flexible workplace center (or as an executive suite center), with or without individual offices or ancillary services (Paragraph 6.1)

1.12

Tenant’s percentage share: Fifty-seven and thirty one hundredths percent (57.30%). For purposes of calculating Tenant’s percentage share of Operating Expenses for the Building, Tenant’s percentage share is the rentable square footage of the Premises (stipulated in Paragraph 1.4 above) over the rentable square footage of the Building (stipulated in Paragraph 1.5 above). Approximately three thousand three hundred nine (3,309) square feet of the fitness center situated in the Building (and considered part of the Common Area) is allocated by the Landlord to the Parcel B Building referred to in Paragraph 2.1(d) below and having an address of 4453 North First Street, San Jose, California. In addition, Operating Expenses for the Building will include (i) the “Building’s percentage share” of Exterior Common Area Operating Expenses which is forty-nine and twelve one hundredths percent (49.12%), being the rentable square footage of the Building (as stipulated in Paragraph 1.5 above) over the sum of said rentable square footage of the Building plus the rentable square footage of the other building(s) on the Land, which as of the date hereof shall include the anticipated square footage of the Parcel B Building, which is stipulated to be one hundred eighty-seven five hundred fifty-four (187,554) rentable square feet, and (ii) an equitable percentage of the Taxes allocable or attributable to Parcel A (as shown on the Parcel Map referred to below) and the surface parking and other improvements now or hereafter situated on Parcel A (as determined by the County of Santa Clara Tax Assessor) and which shall be included in the tax bill for the Taxes imposed upon or relating to the Building or Parcel C as shown on the Parcel Map referred to below. (Paragraph 12)

1.13	Cash Security Deposit: Three Hundred Seventy-two Thousand Two Hundred Thirty-nine and 40/100 Dollars ($372,239.40)

1.14	Addresses for Notices:

To Landlord:	237 North First Street Holdings, LLC
c/o South Bay Development Company 475 Alberto Way, Suite 150
Los Gatos, CA 95032
Attn: Mark Regoli

With a courtesy copy to:	Pacific Coast Capital Partners
555 California Street, Suite 3450
San Francisco, CA 94104
Attn: Aaron Giovara

To Tenant:	Prior to the Commencement Date:

Bloom Energy Corporation 1299 Orleans Drive
Sunnyvale, CA 94089
Attn: General Counsel

After the Commencement Date:

At the Premises

1.15	Right to Use No More Than: Three hundred forty-two twenty-four (342) unreserved parking spaces within the Common Area pursuant to Paragraph 11.2 below; however, Landlord shall mark five (5) of such parking spaces in front of the Building for “Bloom Visitors”. (Paragraph 11.2)

1.16	Summary Provisions in General. Parenthetical references in this Paragraph 1 to other paragraphs in this Lease are for convenience of reference, and designate some of the other Lease paragraphs where applicable provisions are set forth. All of the terms and conditions of each such referenced paragraph shall be construed to be incorporated within and made a part of each of the above referring Summary of Lease Provisions. In the event of any conflict between any Summary of Lease Provision as set forth above and the balance of the Lease, the latter shall control.

2. Premises; Building; Exterior Common Area; Project.

2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions herein set forth, those certain premises (“Premises”) referred to in Paragraph 1.4 above and shown cross-hatched or otherwise identified on the floor plans attached hereto as Exhibit A-1, Exhibit A-2 and Exhibit A-3. In addition, Tenant shall have such rights in and to the Common Area (defined in Paragraph 11.1 below) as are more fully described in Paragraph 11.1 below.

(a) Definitions. The building in which the Premises are located is referred to herein as the “Building.” The “Land” shall mean and refer to all of the real property described on Exhibit F attached hereto and commonly known, as of July 1, 2018, as APNs: 015-39-057 (consisting of approximately 1.159 acres), 015-39-058 (consisting of approximately 1.159 acres) and a parcel identified as “Common Area” on the Assessor’s Parcel Map attached hereto as Exhibit F-1. The Land consists of the real property comprising Parcels A, B and C as shown on that certain Parcel Map being a Subdivision of Parcel 1 as Shown on that certain Parcel Map filed October 29, 2015 in Book 888 of Maps at Pages 1-11, Santa Clara County Records, which Parcel Map has been recorded in the Santa Clara County Records and a copy of which is attached hereto as Exhibit F-2 (the “Parcel Map”). The term “Exterior Common Area” as used herein shall mean the Common Area located on Parcel A as shown on such Parcel Map and any access drives and Common Area parking areas (if any) to the extent located elsewhere on Parcel A or elsewhere on the Land. The Land, the Common Area (including, without limitation, the Exterior Common Area referred to above and the Restricted Common Area referred to in Paragraph 11.1 below), the Building and any other building(s) or improvement(s) now or hereafter located on the Land are referred to herein collectively as the “Project.” Landlord and Tenant agree that all measurements of area contained in this Lease, including, without limitation, the size of the Premises, Building and Project, are an approximation which Landlord and Tenant agree are reasonable. Such measurements of area contained in this Lease also are conclusively agreed to be correct and binding upon the parties, and any subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any way in the computations of Rentals; provided, however, in the event that Landlord constructs the retail building described in Paragraph 2.1(e) below or some other building on Parcel A, Taxes on such building and the land on which such building sits will not be included in Parcel A Taxes and the Building’s percentage share of Parcel A Operating Expenses and Parcel A Taxes shall be reduced to account for any increase in the rentable square footage of the building(s) on the Land with the addition of the rentable square footage of such retail or other building, as such rentable square footage is reasonably determined by Landlord.

(b) Use of Exterior Common Area. Landlord reserves the right to grant to tenants of the Project, and to the agents, employees, servants, invitees, contractors, guests, customers and representatives of such tenants or to any other user authorized by Landlord, the nonexclusive right to use the Exterior Common Area (exclusive of any portion of the Land designated for the exclusive use of any tenant, including, without limitation, the Restricted Common Area referred to in Paragraph 11.1 and identified on Exhibit G attached hereto) for pedestrian and vehicular ingress and egress and, subject to the provisions of Paragraph 11.1 and Paragraph 11.2 below, vehicular parking.

(c) Construction of Parcel B Building. Landlord hereby discloses to Tenant that Landlord has commenced construction of an approximately 187,351 rentable square foot office building to the northwest of the Building in which the Premises is located (the “Parcel B Building”). The location of such Parcel B Building is shown on the site plan attached hereto as Exhibit B. During the construction of the Parcel B Building, Tenant shall abide by, and cause its agents, employees, contractors, invitees, licensees, guests and customers to abide by, all safety and construction rules and regulations of Landlord or its affiliate and its general contractor. Tenant’s monthly Base Rent and Additional Rent shall not be abated as a result of such construction and, during the period of construction of the Parcel B Building, Tenant shall continue to timely perform all of its obligations under this Lease then accruing. The preceding notwithstanding, Landlord shall exercise commercially reasonable efforts to minimize, to the extent practicable under the circumstances, any interference that the construction of the Parcel B Building may have on Tenant’s business operations in the Premises. Such commercially reasonable efforts, as such term is used in the immediately preceding sentence, shall not require Landlord or its affiliate or contractors to undertake construction of any of the Parcel B Building on weekends or evenings or require Landlord to install any soundproofing in the Premises or Building or elsewhere in the Project. Tenant hereby waives any right to terminate this Lease due to any such construction activities undertaken with respect to the construction of the Parcel B Building unless Tenant is deprived of all beneficial use of the Premises for twelve (12) consecutive months or more.

(d) Construction of Retail Building. Landlord may obtain entitlements and permits for, and thereafter construct, an approximately 6,500 square foot retail building in the area identified on Exhibit E attached hereto (and located in a part of the southern portion of the Exterior Common Area). During the construction of such retail building, Tenant shall abide by, and cause its agents, employees, contractors, invitees, licensees, guests and customers to abide by, all safety and construction rules and regulations of Landlord or its affiliate and its general contractor. Tenant’s monthly Base Rent and Additional Rent shall not be abated as a result of such construction and, during the period of construction of such retail building, Tenant shall continue to timely perform all of its obligations under this Lease then accruing. The preceding notwithstanding, Landlord shall exercise commercially reasonable efforts to minimize, to the extent practicable under the circumstances, any interference that the construction of such retail building may have on Tenant’s business operations in the Premises. Such commercially reasonable efforts, as such term is used in the immediately preceding sentence, shall not require Landlord or its affiliate or contractors to undertake construction of any of such retail building on weekends or evenings or require Landlord to install any soundproofing in the Premises or Building or elsewhere in the Project. Tenant hereby waives any right to terminate this Lease due to any such construction activities undertaken with respect to the construction of the retail building referred to herein unless Tenant is deprived of all beneficial use of the Premises for twelve (12) consecutive months or more.

2.2 Improvements. The improvements to be constructed by Landlord for Tenant’s use in the Premises are set forth in detail in the Improvement Agreement attached hereto as Exhibit C (the “Improvement Agreement”). The Improvement Agreement also addresses the terms and conditions upon which Tenant shall have the right to construct Initial Improvements (as defined in the Improvement Agreement) in the Premises. The Improvement Agreement is incorporated herein by reference and made a part hereof. Landlord and Tenant each agree that it is bound by the terms and conditions of the Improvement Agreement and that it shall timely perform its respective obligations thereunder. Except as otherwise expressly provided in this Lease (including, without limitation, the Improvement Agreement), Landlord shall not be obligated to construct or install any leasehold improvements in, on or around the Premises, Building or Project or obligated to provide any tenant improvement allowance or other allowance to Tenant.

2.3 Acceptance of Premises. Subject to the provisions set forth in the next grammatical paragraph of this Paragraph 2.3, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date Tenant takes possession of the Premises, subject to all applicable laws, covenants, conditions, restrictions, easements and other matters of public record and the Rules and Regulations described in Paragraph 47 below; provided, however, the foregoing shall not relieve Landlord from its express obligations under the terms of this Lease. Tenant acknowledges that, except as may be expressly set forth in this Lease, neither Landlord nor any of Landlord’s agents, employees, affiliates, or property manager have made any representation or warranty (express or implied) as to the suitability of the Premises for the conduct of Tenant’s business, the condition of the Building or Premises, the compliance of the Premises with any codes, laws, ordinances, rules or regulations, or the use or occupancy which may be made thereof and Tenant has independently investigated and is satisfied that the Premises are suitable for Tenant’s intended use. Tenant shall be responsible for confirming that its use of the Premises is permitted under local zoning ordinances applicable to the Premises (and Tenant acknowledges that Landlord makes no representation or warranty with respect to the same).

Notwithstanding anything to the contrary contained in this Lease, Landlord agrees to deliver possession of the Premises to Tenant concurrently with the execution of this Lease with the (i) Base Building mechanical, electrical, fire-life safety, plumbing, sprinkler and HVAC systems installed or furnished by Landlord serving the Premises (collectively, the “Building Systems”), and (ii) the exterior walls, foundation, floor slabs, roof structure, columns, beams, shafts and stairwells, (collectively, the “Building Structure”) in good working order and repair. Landlord also agrees to deliver possession of the Premises to Tenant concurrently with the execution of this Lease with the exterior windows, ceilings, roof membrane, elevators, Base Building restrooms and all Common Areas of the Building in good working order and repair. In addition, Landlord hereby warrants the Building Systems serving the Premises and the roof of the Building against defects in workmanship and materials for a period of one (1) year following the Commencement Date. Tenant shall give written notice to Landlord if any defect in the Building Systems serving the Premises and/or the roof becomes reasonably apparent, provided, however, such notice of any defects in the Building Systems serving the Premises and/or the roof must be delivered to Landlord within one (1) year following the Commencement Date, and, provided such notice is timely given to Landlord by Tenant within such one (1) year period, Landlord shall, as Tenant’s sole and exclusive remedy for such defect(s), repair or replace, if necessary (as reasonably determined by Landlord), such defect(s) in the Building Systems and/or roof identified in Tenant’s notice as soon as practicable at Landlord’s sole cost and expense (and without pass through to Tenant as an Operating Expense or otherwise). For avoidance of doubt, the parties hereto agree that routine, preventative maintenance of any of the Building Systems serving the Premises shall not be covered by Landlord’s one (1)-year warranty above, but replacement of any compressors, coils and/or fan motors comprising part of the heating, ventilation and air conditioning system serving the Premises, if necessary, shall be covered by Landlord’s one (1)-year warranty above. Anything herein to the contrary notwithstanding, the parties hereto agree that Landlord’s obligation to repair any defects in the Building Systems serving the Premises or the roof of the Building pursuant to the terms of this paragraph above shall not be applicable to any defects caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any of Tenant’s agents, employees, officers, directors, partners, members, managers, affiliates, contractors, subcontractors, guests, invitees, licensees, sublessees or other representatives.

On March 29, 2018, Landlord, at Landlord’s sole expense, caused samples of indoor air in the Building to be taken for the purpose of determining the presence and concentration of chlorinated volatile organic compounds (CVOCs) trichloroethylene (TCE), tetrachloroethene (PCE), and vinyl chloride (VC). Sampling and testing was conducted using methods and protocols accepted by the California Department of Toxic Substances Control (DTSC) or California Occupational Safety and Health Agency (CalOSHA) for commercial or industrial exposures. Landlord has submitted the samples under chain of custody protocols to a State of California-certified laboratory for analysis. Promptly upon receipt from the laboratory, Landlord shall provide to Tenant copies of the certificates of analysis for all samples taken in accordance with this paragraph. With respect to such samples referred to above, if the detected level of any CVOC referred to above is detected above the DTSC’s health-based screening levels for commercial land use, Landlord shall take appropriate monitoring and mitigation measures. Notwithstanding the foregoing, if the sampling for CVOC’s caused to be performed by Landlord as provided above show that no level of any CVOC is above the DTSC’s applicable health-based screening levels, Landlord shall not be required to perform any additional testing for CVOCs during the Term.

Landlord represents for the benefit of Tenant that the Base Building Condition set forth in Schedule C-1 to the Improvement Agreement is in compliance with all applicable Laws (as defined in Paragraph 6.1 below) as of the Delivery Date. Tenant shall give written notice to Landlord within one (1) year following the Commencement Date if Tenant determines that any part of the Base Building Condition set forth in Schedule C-1 to the Improvement Agreement was not in compliance with applicable Laws as of the Delivery Date. If such non-compliance notice is timely given to Landlord by Tenant within such one (1) year period, Landlord shall, as Tenant’s sole and exclusive remedy for such non-compliance, repair or replace, if necessary (as reasonably determined by Landlord), such non-compliance items in the Base Building Condition identified in Tenant’s notice as soon as practicable at Landlord’s sole cost and expense (and without pass through to Tenant as an Operating Expense or otherwise). Anything herein to the contrary notwithstanding, the parties hereto agree that Landlord’s obligation to remedy or correct any non-compliance items with respect to the Base Building Condition pursuant to the terms of this paragraph above shall not be applicable to any defects or non-compliance with applicable Laws caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any of Tenant’s agents, employees, officers, directors, partners, members, managers, affiliates, contractors, subcontractors, guests, invitees, licensees, sublessees or other representatives.

Nothing set forth in the two immediately preceding paragraphs shall excuse Landlord of any of its maintenance, repair or replacements obligations under this Lease.

3. Delivery; Term.

3.1 Delivery. Landlord shall deliver the Premises to Tenant on the date specified in Paragraph 1.7 above. If Landlord fails to deliver the Premises to Tenant on the date specified in Paragraph 1.7 above and such failure continues for a period of three (3) business days following the date specified in Paragraph 1.7, then Tenant shall be entitled to terminate this Lease by delivering written notice of such termination to Landlord within six (6) business days following the date specified in Paragraph 1.7 above. Time is of the essence as to the delivery of such termination notice. If such termination notice is not timely delivered by Lessee to Lessor as provided in this Paragraph above, then Lessee shall be deemed to have waived its right to terminate this Lease pursuant to this Section 3.1 and Landlord shall be deemed to have delivered the Premises to Tenant. If Tenant timely delivers its notice of termination to Landlord pursuant to this Paragraph 3.1, then all prepaid Base Rent and Security Deposit paid by Tenant to Landlord shall be promptly returned to Tenant.

3.2 Commencement Date. The term of this Lease (“Lease Term”) shall be for the period specified in Paragraph 1.6 above, commencing on the Commencement Date set forth in Paragraph 1.8 above and expiring, unless earlier terminated or extended pursuant to the terms of this Lease, on the Ending Date set forth in Paragraph 1.9 above. When the Commencement Date and Ending Date become ascertainable, Landlord and Tenant shall specify the same in writing, in the form of the attached Exhibit D, which writing shall be deemed incorporated herein. If Tenant fails to execute and deliver the letter attached hereto as Exhibit D within ten (10) business days after Tenant receives written request from Landlord to do so (subject to any legitimate disagreement by Tenant with the terms thereof, which both parties shall use reasonable efforts to resolve), the letter shall deemed correct as completed by Landlord and binding on Tenant. The expiration of the Lease Term or sooner termination of this Lease is referred to herein as the “Lease Termination.”

3.3 Occupancy Following Delivery Date and Prior to Commencement Date. Following the Delivery Date and prior to the Commencement Date of the Lease, Tenant and its approved contractors shall have the right to (i) install Tenant’s furniture and furnishings and Tenant’s telephone and telecommunication wiring and cabling in the Premises, and (ii) subject to the provisions of Paragraphs 13 and 17 below and the Improvement Agreement attached hereto as Exhibit C, construct or install Tenant’s Initial Improvements (as described in Exhibit C) in the Premises. If Tenant or any of its agents, employees or contractors enter the Premises prior to the Commencement Date as provided above, then such entry shall be upon all the terms and conditions of this Lease (including, without limitation, Tenant’s obligations regarding indemnity and insurance), except that Tenant shall not be obligated to pay monthly Base Rent (except to the extent provided in the last paragraph of Paragraph 1.10 above) or Tenant’s percentage share of Operating Expenses prior to the Commencement Date. Prior to Tenant or any of its agents, employees, contractors or other representatives entering any portion of the Premises prior to the Commencement Date, Tenant shall provide Landlord with evidence that Tenant is maintaining such insurance as is required pursuant to Paragraph 8.2 below.

3.4 Option to Extend Lease Term. Landlord hereby grants to Tenant the option to extend the Lease Term for two (2) additional periods of five (5) years (each an “Extended Term” and collectively, the “Extended Terms”), on the following terms and conditions:

A. Tenant shall give Landlord written notice of its exercise of the option to extend the Lease Term for the Extended Term no earlier than twelve (12) months nor later than nine (9) months before the date the Lease Term would end but for said exercise. Time is of the essence. If Tenant fails to timely exercise its option to extend the Lease Term for the first Extended Term, then Tenant waives its right to extend the Lease Term for the second Extended Term.

B. Tenant may not extend the Lease Term pursuant to this Paragraph 3.4 if Tenant is in default, beyond applicable notice and cure periods, in the performance of any of the material terms and conditions of this Lease at the time of Tenant’s notice of exercise of this option, or if this Lease has been assigned (other than to a Permitted Transferee) or in the event the Premises has been sublet in its entirety for the balance of the Term (other than to a Permitted Transferee).

C. All terms and conditions of this Lease shall apply during the applicable Extended Term, except that (i) the monthly Base Rent for the Extended Term shall be determined in accordance with Paragraph 3.4.E below, (ii) there shall be no further rights to extend the Lease Term beyond the Extended Terms referred to in the introductory paragraph of this Paragraph 3.4 above, (iii) Tenant shall not be entitled to six months of free Base Rent as provided in Paragraph 1.10 above and (iv) Landlord shall have no obligation to construct any tenant improvements on, in or around the Premises or in the Building or to provide any tenant improvement allowance, refurbishment allowance, preliminary site plan allowance or fit-up allowance.

D. Once Tenant delivers notice of its applicable exercise of the option to extend the Lease Term, Tenant may not withdraw such exercise and, subject to the provisions of this Paragraph 3.4, such notice shall operate to extend the Lease Term. Upon the applicable extension of the Lease Term pursuant to this Paragraph 3.4, the term “Lease Term” as used in this Lease shall thereafter include the applicable Extended Term and the expiration date of the Lease shall be the expiration date of the applicable Extended Term.

E. If Tenant elects to extend the Lease Term pursuant to the terms of Paragraph 3.4.A above, the monthly Base Rent for the applicable Extended Term shall be an amount equal to one hundred percent (100%) of the monthly fair market rental value of the Premises in relation to market conditions at the time of the applicable extension (including, but not limited to, rental rates for comparable space in Class A office buildings in the North San Jose submarket (“Comparable Buildings”) with comparable tenant improvements and taking into consideration all relevant factors, including, without limitation, any adjustments to rent based upon direct costs (operating expenses) and taxes, load factors, cost of living or other rental adjustments; rent abatements and other rent concessions; tenant improvement allowances; the relative strength of the tenants; the size of the space; whether a brokerage commission will be paid; and any other factors which affect market rental values at the time of extension). The Base Rent payable by Tenant during the applicable Extended Term shall include any cost of living or other inflationary adjustments to occur during the applicable Extended Term that are assumed in the determination of the fair market rental value of the Premises. The monthly Base Rent for the applicable Extended Term shall be determined as follows::

1. Mutual Agreement. After timely receipt by Landlord of Tenant’s applicable notice of exercise of the option to extend the Lease Term, Landlord and Tenant shall have a period of thirty (30) days in which to agree on the monthly Base Rent for the applicable Extended Term. If Landlord and Tenant agree on said monthly Base Rent during that period, they shall immediately execute an amendment to this Lease stating the monthly Base Rent for the applicable Extended Term. If Landlord and Tenant are unable to agree on the monthly Base Rent for the applicable Extended Term as aforesaid, the provisions of Paragraph 3.4.E.2 immediately below shall apply.

2. Appraisal. Within ten (10) days after the expiration of the thirty (30) day period described in Paragraph 3. 4.E.1 above, each party, at its cost and by giving notice to the other party, shall appoint a licensed commercial real estate broker with at least ten (10) years’ commercial brokerage experience in Santa Clara County, to determine the fair market rental value of the Premises. If a party does not appoint such a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the fair market rental value. The cost of such sole broker shall be borne equally by the parties. If two brokers are appointed by the parties as provided in this Paragraph 3.4.E.2., the two brokers shall each separately determine the fair market rental value of the Premises within twenty (20) days of the date the last of such two brokers is selected. In addition, during such twenty (20) day period, the two brokers shall select a third broker meeting the qualifications above who will be required to determine which of the fair market rental valuations determined by the two original brokers is closer to the fair market rental value of the Premises as determined by the third broker. If the parties cannot agree on the third broker within such twenty day period, then either of the parties to this Lease, by giving ten (10) days’ notice to the other party, may apply to either the presiding judge of the Superior Court of the County of Santa Clara for the

selection of a third broker who meets the qualifications stated above. The two original brokers shall submit their respective valuations to the third broker in a sealed envelope within ten (10) days following the date the third broker is selected. Once the third broker has been selected as provided above, then, as soon as practicable but in any case within twenty (20) days thereafter, the third broker shall select one of the two fair market rental valuations submitted by the two original brokers selected by the parties, which valuation shall be the one that is closer to the fair market rental value as determined by the third broker. The third broker’s selection shall be rendered in writing to both Landlord and Tenant and shall be final and binding upon them and shall not be subject to appeal. The parties shall each pay one-half of the costs of the third broker. In establishing the fair market rental value, the broker or brokers shall take into consideration the factors described in Paragraph 3.4.E above.

4. Rent.

4.1 Base Rent. Tenant shall pay to Landlord, as rent for the Premises, in advance, on the first day of each calendar month, commencing on the Commencement Date (but subject to the conditional Base Rent abatement referred to in Paragraph 1.10 above) and continuing throughout the Lease Term, the Base Rent set forth in Paragraph 1.10 above (and Paragraph 3.4 above, if applicable). Base Rent shall be prorated, based on thirty (30) days per month, for any partial month during the Lease Term. Base Rent shall be payable, except as otherwise expressly set forth in this Lease, without deduction, offset, prior notice or demand in lawful money of the United States to Landlord at the address herein specified for purposes of notice or to such other persons or such other places as Landlord may designate in writing. Notwithstanding the foregoing, at Tenant’s request Landlord shall provide Landlord’s banking information (“Landlord’s ACH Account Information”) so that Tenant can pay Base Rent and Additional Rent (as defined below) by Electronic Funds Transfer (EFT) as an Automated Clearing House (“ACH”) transaction. Any such ACH transfers shall be paid by Tenant, from Tenant’s account in a bank or financial institution designated by Tenant and credited to Landlord’s bank account as Landlord shall have designated in Landlord’s ACH Account Information. Tenant shall not be in default of Tenant’s obligation to pay Base Rent and/or Additional Rent if and for so long as Tenant shall timely comply with ACH transfer requirements and accurately state Landlord’s ACH Account Information. However, if Tenant shall have timely complied with ACH transfer requirements, but the applicable funds shall thereafter have been misdirected or not accounted for properly by the recipient bank designated by Landlord, then Tenant shall reasonably cooperate with Landlord in an effort to recover the misdirected funds and the same shall not relieve Tenant’s obligation to make the payment so transferred (but Tenant shall not be required to be out-of-pocket the applicable payment amount in a duplicate amount due to such misdirected payment or payment not accounted for properly by the recipient bank), but shall toll the due date for such payment until the applicable funds shall have been located and deposited in Landlord’s bank account. In the event that Landlord elects to designate a different bank or financial institution into which any ACH transfer is to be deposited, notification of such change and the required documents, instruments, authorizations, and any modified Landlord’s ACH Account Information, must be delivered to Tenant no later than 30 days prior to the date such change is to become effective.

4.2 Late Charge. Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or deed of trust covering the Premises. Accordingly, Tenant shall pay to Landlord, as Additional Rent (as defined in Paragraph 4.3 below), without the necessity of prior notice or demand, a late charge equal to five percent (5%) of any installment of Base Rent or other amount payable by Tenant under this Lease which is not received by Landlord within five (5) days after the due date for such installment or payment. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) business days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be imposed or incurred. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any installment of Base Rent or other sum payable by Tenant to Landlord under this Lease or, subject to the notice and cure period set forth in Paragraph 14.1(a), prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such installment of Base Rent or other sum when due, including without limitation the right to terminate this Lease. In the event any installment of Base Rent or other sum payable by Tenant to Landlord under this Lease is not received by Landlord by the due date for such installment, such installment shall bear interest at the annual rate set forth in Paragraph 34 below, commencing on the date such Base Rent installment or other sum payable under this Lease is due and continuing until such installment or other sum payable under this Lease is paid in full.

4.3 Additional Rent. All taxes, charges, costs and expenses and other sums which Tenant is required to pay hereunder (together with all interest and charges that may accrue thereon in the event of Tenant’s failure to pay the same), and all damages, costs and reasonable expenses which Landlord may incur by reason of any Default by Tenant shall be deemed to be additional rent hereunder (“Additional Rent”). Additional Rent shall accrue commencing on the Commencement Date. In the event of nonpayment by Tenant of any Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of Base Rent. The term “Rentals” as used in this Lease shall mean Base Rent and Additional Rent.

5. Security Deposit. Within five (5) business days after Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (“Security Deposit”) in immediately available funds in the amount set forth in Paragraph 1.13 above. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of each and every term, covenant and condition of this Lease applicable to Tenant, and not as prepayment of Base Rent or Additional Rent. If Tenant shall at any time fail to keep or perform any term, covenant or condition of this Lease applicable to Tenant, including without limitation, the payment of any Rentals or those provisions requiring Tenant to repair damage to the Premises caused by Tenant or to surrender the Premises in the condition required pursuant to Paragraph 35 below, and any such failure continues after the passage of any applicable notice and cure period, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation under this Lease, use, apply or retain so much of the Security Deposit reasonably necessary for the payment of any amount which Landlord may spend by reason of Tenant’s uncured default or as necessary to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant’s uncured default. In the event Landlord uses or applies any portion of the Security Deposit, Tenant shall, within five (5) business days after receipt of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. Failure by Tenant to so remit funds shall be a Default by Tenant. Tenant waives any restriction on the uses to which the Security Deposit or any portion thereof may be put contained in California Civil Code Section 1950.7 and Tenant hereby agrees that such Security Deposit may be applied against, among other things, delinquent rents accruing prior to termination of this Lease and future rent damages under California Civil Code Section 1951.2. Tenant also waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now or hereafter in force, that provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises. Without limiting the generality of the foregoing, Tenant expressly agrees that if Landlord terminates this Lease due to Tenant’s Default or if Tenant terminates this Lease in a bankruptcy proceeding, Landlord shall be entitled to hold the Security Deposit until the amount of damages recoverable pursuant to California Civil Code Section 1951.2 is finally determined. Except as provided above, within thirty (30) days following the later of the expiration of the Term or Tenant vacating possession of the Premises and surrendering the same to Landlord, the Security Deposit or any balance thereof, less any amount that has been or can be applied by Landlord as a result of any uncured Default by Tenant under this Lease, shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in the Lease. If Landlord sells or transfers its interest in the Premises during the Term and deposits with the purchaser or credits to the purchaser the Security Deposit or balance of it, then, upon such sale or transfer, Landlord shall be discharged from any further liability with respect to the Security Deposit. Notwithstanding anything in this Lease to the contrary, the Security Deposit may be in the form of cash or a letter of credit as more fully described in below.

6. Use of Premises.

6.1 Permitted Uses. Tenant shall use the Premises, and permit the use of the Premises, only in conformance with applicable governmental or quasi-governmental laws, statutes, orders, regulations, rules, ordinances and other requirements now or hereafter in effect (collectively, “Laws”) for the purposes set forth in Paragraph 1.11 above, and for no other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that such other use is in conformance with applicable Laws. Tenant shall not permit the use of the Premises for any purpose other than as set forth in Paragraph 1.11. Tenant acknowledges and agrees that Landlord has selected or will be selecting tenants for the Building in order to produce a mix of tenant uses compatible and consistent with the design integrity of the Building and with other uses of the Building; provided, however, the selection of Building tenants shall be in Landlord’s reasonable discretion (subject, however, to the provision of Paragraph 6.1(a) below), and Landlord in making such selection shall not be deemed to be warranting that any use of the Building made by any such tenant is compatible or consistent with the design integrity of the Building or other uses of the Building. Any change in use of the Premises for any purpose other than those permitted by this Lease without the prior written consent of Landlord shall be a Default by Tenant. Tenant and its Tenant’s agents, employees, officers, directors, members, managers, partners, licensees, invitees, contractors, subcontractors, successors, representatives, guests, customers, suppliers and affiliated companies (collectively, “Tenant Related Parties”) shall use the Premises and the Common Area, in compliance with all applicable Laws and in conformity with the provisions of all recorded documents, including, without limitation, any recorded declaration of covenants, conditions, and restrictions, affecting the Premises and/or Common Area; provided that no future recorded documents shall materially restrict or interfere with Tenant’s use of the Premises in the manner contemplated by this Lease, increase the costs or expenses relating to such use in any material respect, and the reasonable exercise by Tenant of its rights and privileges under this Lease, in accordance with the terms of this Lease, should not conflict with or contravene the terms of such future recorded declarations.

(a) Competitors. To the extent Landlord is not prohibited by any existing or future law, and provided Tenant is not in default under this Lease beyond any applicable notice and cure period and the original Tenant (or any Permitted Transferee, as defined in Paragraph 24.4 below)) hereunder occupies at least two (2) full floors of the Premises, Landlord covenants not to enter into a new lease or occupancy agreement (an “Occupancy Agreement”) for any space in the Project with a Competitor (as hereinafter defined) for term scheduled to commence during the Term of this Lease or any extension or renewal thereof. For purposes of the immediately preceding sentence, a “Competitor” shall mean any of the entities identified on Exhibit M attached hereto and incorporated by reference herein. Tenant shall have the right, from time to time during the Term, to modify the list of entities constituting Competitors on Exhibit M by adding or deleting Competitors, provided that no entity shall be added to the Exhibit M list of Competitors without Landlord’s prior written consent. “Competitor” shall not in any event include: (i) a tenant whose lease (a “Prior Lease”) is dated prior to the date of this Lease or any assignee, sublessee or licensee of any such tenant if, pursuant to Law or the terms of such Prior Lease, Landlord acting reasonably, lacked the authority to prevent such assignment, sublease or license transaction, or (ii) a tenant who by order of the U.S. Bankruptcy Court or similar state court order assumed a lease or otherwise has been permitted to operate its business in the Building based upon or as a result of a bankruptcy, insolvency or similar action, or (iii) a business operated by Tenant, its parent corporation, wholly owned subsidiary corporation or affiliated corporation.

6.2 Tenant to Comply with Legal Requirements. Tenant shall, at its sole cost, promptly comply with all Laws (as defined in Paragraph 6.1 above) relating to or affecting Tenant’s and/or Tenant Related Parties’ particular use or occupancy of the Premises or use of the Common Area, now in force, or which may hereafter be in force, including without limitation those relating to utility usage and load or number of permissible occupants or users of the Premises, whether or not the same are now contemplated by the parties; with the provisions of all recorded documents affecting the Premises and/or the Common Area insofar as the same relate to or affect Tenant’s particular and unique use or occupancy of the Premises or use of the Common Area; and with the requirements of any board of fire underwriters (or similar body now or hereafter constituted) relating to or affecting Tenant’s or any of the Tenant Related Parties’ particular and unique use or occupancy of the Premises or use of the Common Area. For purposes of this Lease, “Tenant’s particular and use of the Premises” shall mean Tenant’s use of the Premises for other than customary and ordinary general office use. Tenant’s obligations pursuant to this Paragraph 6.2 shall include, without limitation, maintaining or restoring the Premises, and making structural and non-structural alterations and additions in compliance and conformity with all Laws and recorded documents, each relating to (i) Tenant’s particular use or occupancy of the Premises during the Lease Term, as the same may be extended, (ii) Tenant’s application for any permit or governmental approval or alterations, additions or improvements made to the Premises by Tenant or any Tenant Related Parties, or (iii) any negligence or willful misconduct of Tenant or any Tenant Related Parties. Any alterations or additions undertaken by Tenant pursuant to this Paragraph 6.2 shall be subject to the requirements of Paragraph 13.1 below. At Landlord’s option, Landlord may make the required alteration, addition or change, and Tenant shall pay Landlord’s actual and reasonable cost thereof as Additional Rent within thirty (30) days after receipt of Landlord’s invoice therefor accompanied by reasonable supporting documentation. With respect to any capital improvements (other than capital repairs or replacements of the Building Structure, which shall be the sole obligation of Landlord to perform and pay for without right of reimbursement from Tenant unless such capital repairs or replacements are required due to damage (other than ordinary wear and tear) caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any Tenant Related Parties, in which event, subject to Paragraph 8.6 below, Tenant shall be obligated to pay or reimburse Landlord for 100% of the cost of such repair or replacement within thirty (30) days after receipt of Tenant’s invoice therefore accompanied by reasonable supporting documentation) as may be hereafter required with respect to the Building, Premises or Common Area due to a change in laws and unrelated to Tenant’s and/or any of the Tenant Related Parties’ particular and unique use of the Premises or the Common Area, Tenant’s application(s) for any permit or governmental approval for alterations, additions or improvements to the Premises by or on behalf of Tenant or any Tenant Related Parties, the cost thereof shall be amortized at the lesser of (i) the annual rate of interest charged on the loan obtained by Landlord to finance the applicable capital improvement(s) (or if

Landlord does not obtain a loan to finance such capital improvement(s), then at two (2) percent above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord)), or (ii) the maximum rate permitted by law, over the useful life of the capital improvement(s), as reasonably determined by Landlord in accordance with generally accepted real estate accounting principles, consistently applied, and Tenant shall pay its percentage share (as defined in Paragraph 1.12 above) of such monthly amortized cost on the first day of each month (prorated for any partial month) from the date of installation or repair through the earlier of the expiration of the useful life of the capital improvement and Lease Termination. For avoidance of doubt, notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to construct or pay the cost of complying with any covenants, conditions or restrictions, Laws or insurance underwriter’s requirements requiring construction of improvements to the Premises or to any other portion of the Building or Common Areas, unless such compliance is necessitated solely because of Tenant’s particular and unique use of the Premises, Tenant’s application for any permit or governmental approval to construct alterations, additions or improvements, any alterations, additions or improvements made to the Premises by Tenant or any Tenant Related Party or any negligence or willful misconduct of Tenant or any Tenant Related Parties.

For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree that in the event Tenant elects to perform a CASp inspection of the Premises hereunder, such CASP inspection shall be conducted, at Tenant’s sole cost and expense, by a CASp designated by Landlord, subject to Landlord’s reasonable rules and requirements and Tenant shall be solely responsible for the cost of any repairs, upgrades, alterations, improvements and/or modifications to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such CASp inspection as required by Law, which repairs, upgrades, alterations, improvements and/or modifications may at Landlord’s option, be performed by Landlord at Tenant’s expense, payable as Additional Rent within ten (10) days following Landlord’s demand. The terms of this Paragraph 6.2 with respect to CASp shall only apply in the event that Tenant exercises its right to perform a CASp inspection of the Premises. Otherwise, the terms of this Lease shall apply, without limitation, to the compliance, repairs and maintenance obligations of the parties.

Tenant shall obtain prior to its or any of its employees taking possession or occupancy of the Premises any and all permits, licenses and/or other authorizations required for the lawful operation of its business at the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant, regardless of whether Landlord is a party thereto or not, that Tenant has violated such Law relating to Tenant’s or any Tenant Related Parties’ particular use or occupancy of the Premises or use of the Common Area shall be conclusive of the fact of such violation by Tenant.

6.3 Prohibited Uses. Tenant shall not commit or permit any Tenant Related Parties to commit any waste upon the Premises or Common Area (or any area where Tenant places its Generators or Bloom Boxes to the extent permitted under this Lease). Tenant and Tenant Related Parties shall not do or permit anything to be done in the Premises or do or permit anything to be done by any of them in other parts of the Building, Project or Common Area which will unreasonably obstruct or interfere with the rights of any other tenants of the Building or Project, other authorized users of the Common Area, or occupants of neighboring property, or injure or unreasonably annoy them. Tenant shall not conduct or permit any auction or sale open to the public to be held or conducted on or about the Premises, Building, Project or Common Area. Tenant and all Tenant Related Parties shall not use or allow the Premises to be used for any unlawful or hazardous purpose, nor shall Tenant or any Tenant Related Parties cause, maintain, or permit any nuisance in, on or about the Premises, Building, Project or Common Area. Tenant shall not overload existing electrical systems or other mechanical equipment servicing the Building, impair the efficient operation of the sprinkler system or the heating, ventilation or air conditioning equipment within or servicing the Building or Premises or damage, overload or corrode the sanitary sewer system. Tenant and Tenant Related Parties shall not do or permit anything to be done in or about the Premises nor bring or keep anything in the Premises which will in any way increase the rate of any insurance upon any portion of the Project or any of its contents, or cause a cancellation of any insurance policy covering any portion of the Project or any of its contents, nor shall Tenant or any Tenant Related Parties keep, use or sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by a standard form policy of fire insurance. In the event the rate of any insurance upon any portion of the Project or any of its contents is increased because of Tenant’s particular use of the Premises or that of any Tenant Related Parties, Tenant shall pay, as Additional Rent, the full cost of such increase; provided, however this provision shall in no event be deemed to constitute a waiver of Landlord’s right to declare a default hereunder by reason of the act or conduct of Tenant or any Tenant Related Parties causing such increase or of any other rights or remedies of Landlord in connection therewith. Tenant and Tenant Related Parties shall not place any loads upon the floor, walls or ceiling of the Premises which would endanger the Building or the structural elements thereof or of the Premises, nor place any harmful liquids in the drainage system of the Building or Common Area. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Project except in enclosed trash containers designated for that purpose by Landlord. Except as expressly permitted by this Lease with respect to Bloom Boxes and Generators (and then subject to the provisions of Paragraphs 48 and 49 below), no materials, supplies, equipment, finished products (or semi-finished products), raw materials, or other articles of any nature shall be stored upon, or be permitted to remain on, any portion of the Project outside the Premises.

6.4 Hazardous Materials. Tenant shall not cause or permit, or allow any of the Tenant Related Parties to cause or permit, the introduction, placement, use, storage, manufacture, transportation, release or disposition (collectively “Release”) of any Hazardous Material(s) (defined below) on or about any portion of the Project without the prior written consent of Landlord, which consent may be withheld in the sole and absolute discretion of Landlord without any requirement of reasonableness in the exercise of that discretion Notwithstanding the immediately preceding sentence to the contrary, Tenant may use de minimis quantities of the types of materials which are technically classified as Hazardous Materials but commonly used in domestic or office use to the extent not in an amount, which, either individually or cumulatively, would be a “reportable quantity” under any applicable Law. Tenant covenants that, at its sole cost and expense, Tenant will comply, and cause its agents, employees, contractors, sublessees, licensees and invitees to comply, with all applicable Laws with respect to the Release by Tenant, its agents, employees, contractors, sublessees, licensees or invitees of such permitted Hazardous Materials. Any Release beyond the scope allowed in this paragraph shall be subject to Landlord’s prior consent, which may be withheld in Landlord’s sole and absolute discretion, and shall require an amendment to the Lease in the event Landlord does consent which shall set forth the materials, scope of use, indemnification and any other matter required by Landlord in Landlord’s sole and absolute discretion. Tenant shall indemnify, defend and hold Landlord and Landlord’s agents, members and lenders harmless from and against any and all claims, losses, damages, liabilities, actions, causes of action, clean up and remediation costs, penalties, liens, costs and/or expenses arising in connection with the Release of Hazardous Materials by Tenant, any Tenant Related Parties or any other person using the Premises with Tenant’s knowledge and consent or authorization; provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify, defend, protect or hold harmless the Landlord for any claims, losses, damages, liabilities, actions, causes of action, clean up and remediation costs, penalties, liens, costs and/or expenses to the extent caused by the negligence or willful misconduct of Landlord or its employees, contractors or agents. Tenant’s obligation to defend, hold harmless and indemnify pursuant to this Paragraph 6.4 shall survive Lease Termination. Notwithstanding the foregoing or anything to the contrary contained in this Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities or damages (including attorneys’ and consultants’ fees) of any type or nature, directly or indirectly arising out of or in connection with any Hazardous Materials present at any time on, in, under or about the Premises, the Building or the Project, or the soils, surface water or groundwater thereof, or the violation of any environmental laws, except to the extent that any of the foregoing actually results from the Release of Hazardous Materials, or exacerbated of then existing Hazardous Materials, by Tenant or any Tenant Related Party.

The foregoing indemnity, defense and hold harmless obligation shall not apply to, and Tenant shall not be responsible for, the presence of Hazardous Materials on, under, or about the Premises, Building or Common Area, or the soils, surface or groundwater thereunder, to the extent caused by any third parties (i.e. persons or entities other than Tenant or Tenant Related Parties) or by Landlord or Landlord’s employees, agents or contractors unless and to the extent such Hazardous Materials are exacerbated by the acts of Tenant or any Tenant Related Parties.

As used in this Lease, the term “Hazardous Materials” means any chemical, substance, waste or material which has been or is hereafter determined by any federal, state or local governmental authority to be capable of posing risk of injury to health or safety, including without limitation, those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Hazardous Materials Transportation Act, as amended, and in the regulations promulgated pursuant to said laws; those substances defined as “hazardous wastes” in section 25117 of the California Health & Safety Code, or as “hazardous substances” in section 25316 of the California Health & Safety Code, as amended, and in the regulations promulgated pursuant to said laws; those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); such other substances, materials and wastes which are or become regulated or become classified as hazardous or toxic under any Laws, including without limitation the California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to section 311 of the Clean Water Act of 1977, 33 U.S.C. sections 1251 et seq. (33 U.S.C. § 1321) or listed pursuant to section 307 of the Clean Water Act of 1977 (33 U.S.C. § 1317), as amended; (v) flammable explosives; (vi) radioactive materials; or (vii) radon gas.

Landlord has delivered or made available to Tenant the environmental reports identified on Exhibit H attached hereto (the “Environmental Reports”). Landlord hereby represents to Tenant as of the date of execution of this Lease, that, to the current actual knowledge of Landlord, except as otherwise set forth in any of the environmental reports identified on Exhibit H and/or disclosed to Tenant in writing, there are no Hazardous Materials in, on or under the Premises, Building or Common Area in violation of applicable environmental laws. For purposes of the immediately preceding sentence, the phrase “to the current actual knowledge of Landlord” shall mean the current, actual knowledge of (i) Mark Regoli (who, as of the date of this Lease, has an indirect ownership interest in the Project and in South Bay Development Company, the current property manager for the Project and is an Executive Vice-President of South Bay Development Company), as of the date of execution of this Lease by Landlord, (ii) David Andris (who, as of the date of this Lease has an indirect ownership interest in the Project and is an Executive Vice-President of South Bay Development Company) as of the date of execution of this Lease by Landlord, and (iii) the Managing Member of Landlord, without any investigation or duty of inquiry, and without any knowledge of any other person being imputed to Mark Regoli or the Managing Member. Neither Landlord, Mark Regoli, David Andris nor the Managing Member) shall be charged with constructive, inquiry, imputed or deemed knowledge. In the event of any breach of any representation or warranty of Landlord set forth herein, Tenant agrees that Mark Regoli, David Andrus and the Managing Member(s) shall not be personally liable for any damages, losses, liabilities, claims, costs or expenses suffered or incurred by Buyer in connection with such breach of such representation or warranty.

Landlord shall indemnify, defend and hold harmless Tenant from and against any and all obligations to monitor, clean up or remediate any Hazardous Materials (i) existing on, in or under the Project, or any part thereof, as of the date of this Lease and/or (ii) released, spilled, discharged or caused to be present by Landlord or any of Landlord’s agents, employees or contractors on, in or under the Project; provided, however, in no event shall the foregoing be construed as requiring Landlord to indemnify, defend or hold harmless Tenant from and against any and all obligations to monitor, clean up or remediate any Hazardous Materials to the extent such Hazardous Materials referred to in clause (i) or (ii) immediately above are exacerbated by the negligence or willful misconduct of Tenant or any of its agents, employees, affiliates, officers, directors, shareholders, partners, managers, members, contractors, subcontractors, consultants or other representatives. Landlord’s obligation to defend, hold harmless and indemnify pursuant to this paragraph shall survive Lease Termination.

Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect, investigate, sample and/or monitor the Premises, the Building, Common Area and/or any other part of the Project, including any soil, water, groundwater, or other sampling, to the extent reasonably necessary to determine whether Tenant and/or the Tenant Related Parties are complying with the terms of this Lease with respect to Hazardous Materials. In connection therewith, Tenant shall provide Landlord with reasonable access to all portions of the Premises; provided, however, that Landlord shall avoid any unreasonable interference with the operation of Tenant’s business on the Premises. In the event that such inspections, investigations, sampling and/or monitoring reasonably indicate that Tenant or any Tenant Related Parties has violated any of its covenants or agreements set forth in this Paragraph 6.4, then all costs incurred by Landlord in performing such inspections, investigation, sampling and/or monitoring with respect thereto shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after Landlord’s demand for payment.

7. Taxes.

7.1 Personal Property Taxes. Tenant shall cause Tenant’s trade fixtures, equipment, furnishings, furniture, merchandise, inventory, machinery, appliances and other personal property installed or located on the Premises and Tenant’s Generators and Bloom Boxes placed within portions of the Common Area to the extent permitted pursuant to the terms of this Lease (collectively the “personal property”) to be assessed and billed separately from the Land and the Building. Tenant shall pay, or cause to be paid, before delinquency any and all taxes, assessments and public charges levied, assessed or imposed upon or against Tenant’s personal property. If any of Tenant’s personal property shall be assessed with the Land or the Building, Tenant shall pay to Landlord, as Additional Rent, the amounts attributable to Tenant’s personal property within thirty (30) days after receipt of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant’s personal property. Tenant shall comply with the provisions of any Law which requires Tenant to file a report of Tenant’s personal property located on the Premises.

7.2 Other Taxes Payable Separately by Tenant. Tenant shall pay (or reimburse Landlord, as Additional Rent, if Landlord is assessed), prior to delinquency or within thirty (30) days after receipt of Landlord’s statement thereof, any and all taxes, levies, assessments or surcharges payable by Landlord or Tenant and relating to this Lease or the Premises (other than Landlord’s net income, succession, transfer, sales, gift, franchise, estate or inheritance taxes, and Taxes, as that term is defined in Paragraph 7.3(a) below, payable as an Operating Expense), whether or not now customary or within the contemplation of the parties hereto, whether or not now in force or which may hereafter become effective, including but not limited to:

(a) A sales tax, use tax, or other tax upon or measured by the area of the Premises or by the Rentals payable hereunder levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals;

(b) Any tax or assessment (1) assessed upon the use, possession occupancy, leasing, operation and management by Tenant of the Premises or any portion thereof and (2) assessed by the governmental taxing authorities separately from the balance of the Building and Parcel C shown on the Parcel Map or itemized on the applicable property tax bill separately from the balance of the Property;

(c) Any tax upon or with respect to Tenant’s use or occupancy of the Premises, or any portion thereof;

(d) Any tax upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

Tenant shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed or imposed upon, or required to be collected by, Tenant in connection with, Tenant’s business operations conducted at the Premises.

In the event any such taxes are payable by Landlord and it shall not be lawful for Tenant to reimburse Landlord for such taxes, then the Rentals payable hereunder shall be increased to net Landlord the same net Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of such tax.

7.3 Common Taxes.

(a) Definition of Taxes. The term “Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above) all real estate taxes and general and special assessments (including, but not limited to, assessments for public improvements or benefit); personal property taxes; taxes based on vehicles utilizing parking areas on the Land; taxes computed or based on rental income or on the square footage of the Premises or the Building (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); increases in real property taxes arising from a change in ownership of Parcel A and/or Parcel C as shown on the Parcel Map, or applicable portion thereof, or new construction; environmental surcharges; excise taxes; gross rental receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes, levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever; regardless of whether any of the foregoing are now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing and which during the Lease Term are laid, levied, assessed or imposed upon Landlord and/or become a lien upon or chargeable against any portion of the applicable real property under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental, quasi-governmental or special district authority whatsoever. The term “environmental surcharges” shall include any and all expenses, taxes or charges imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy or any natural resource in regard to the use, operation or occupancy of the applicable real property. The term “Taxes” shall include (to the extent the same are not paid by Tenant pursuant to Paragraphs 7.1 and 7.2 above), without limitation, all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the applicable real property or in lieu of or equivalent to any Taxes set forth in this Paragraph 7.3(a). Notwithstanding anything to the contrary in this Lease, “Taxes” shall not include and Tenant shall not be required to pay any portion of any tax or assessment expense or increase therein attributable to Landlord’s succession, franchise, inheritance, gift, transfer, estate or state taxes or any net income, transfer, capital stock, gift, estate or inheritance tax, any deed stamps or mortgage taxes, or any interest or penalties for late payment of any taxes, or any development or impact fees and any Taxes imposed upon or relating to the Parcel B Building or Parcel B as shown on the Parcel Map. As used in this Lease, “Building Taxes” shall mean Taxes imposed, levied or assessed solely upon or solely relating to the Building (and the leasehold improvements therein and/or thereon) and Parcel C as shown on the Parcel Map, and “Parcel A Taxes” shall mean the Taxes that would have been assessed or imposed solely upon or solely relating to Parcel A as shown on the Parcel Map and the Common Area improvements thereon and that are equitably allocated by the Santa Clara County Assessor’s Office to Parcel B and Parcel C, respectively, as shown on the Parcel Map and the improvements thereon. It is contemplated that the Taxes allocable to APN: 015-39-055 (which APN: 015-39-055 consists of Parcels A, B and C on the Parcel Map) will be segregated or allocated to APNs: 015-39-057 (which is Parcel B on the Parcel Map) and 015-39-058 (which is Parcel C on the Parcel Map) for the fiscal tax year 2018-2019. If the Lease Term commences prior to such segregation or allocation occurring, then, as of the date the Lease Term commences and until such segregation and allocation has occurred, Landlord shall equitably allocate a portion of the Taxes levied or assessed against APN 015-39-055 to Parcel C as shown on the Parcel Map and the Parcel C Building and Tenant shall be obligated to pay Tenant’s percentage share of such Taxes so equitably allocated to Parcel C and the Parcel C Building. For avoidance of doubt, Building Taxes and Taxes allocable or attributable to Parcel C shall not include, and Tenant shall not be responsible for payment of: (a) estate, inheritance, succession, transfer, gift or franchise taxes of

Landlord or any federal, state or local net income, sales or transfer tax, (b) penalties and interest, other than those attributable to Tenant’s failure to timely comply with its obligations pursuant to this Lease, or (c) any Real Property Taxes in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term.

(b) Operating Expense. Operating Expenses shall include Building Taxes for the tax periods (or applicable portions thereof) occurring during the Term, which Building Taxes shall include, without limitation, an equitable percentage of the Taxes allocable or attributable to Parcel A as shown on the Parcel Map and the surface parking and other improvements now or hereafter situated on Parcel A (as determined by the County of Santa Clara Tax Assessor) for such tax periods. Tenant shall pay as Additional Rent each month during the Lease Term 1/12th of its annual share of such Taxes, based on Landlord’s estimate thereof, pursuant to Paragraph 12 below. Tenant’s share of any such Taxes during any partial tax fiscal year(s) within the Lease Term shall be prorated according to the ratio which the number of days during the Lease Term during such partial tax fiscal year bears to 365.

8. Insurance; Indemnity; Waiver.

8.1 Insurance by Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which with respect to the Building and/or Parcel C may be included in Operating Expenses and with respect to the Exterior Common Areas may be included in Exterior Common Area Operating Expenses (in both cases, subject to any applicable limitations or exclusions set forth elsewhere in this Lease), payable by Tenant pursuant to Paragraph 12 below:

(a) Property Insurance. “Special Form” or “all risk” property insurance, covering (or equitably allocated by Landlord to) the Building (and leasehold improvements constructed therein or thereon by Landlord and the Initial Improvements following substantial completion thereof and any other leasehold improvements funded by any allowance given to any tenant of the Building) and other buildings located within the Project (and improvements located with the Common Area to the extent desired to be insured by Landlord). Such insurance shall be in the full amount of the replacement cost of the foregoing, with reasonable deductible amounts, which deductible amounts with respect to the Building may be included in Operating Expenses and with respect to the Exterior Common Areas may be included in Exterior Common Area Operating Expenses (in both cases, subject to any applicable limitations or exclusions set forth elsewhere in this Lease), payable by Tenant pursuant to Paragraph 12. Such insurance may also include rental income insurance, insuring that one hundred percent (100%) of the Rentals (as the same may be adjusted hereunder) will be paid to Landlord for a period of up to twelve (12) months if the Premises are destroyed or damaged, or such longer period as may be determined by Landlord or required by any beneficiary of a deed of trust or any mortgagee of any mortgage affecting the Premises. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils that Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood and/or terrorism insurance. Such insurance maintained by Landlord as provided herein shall not cover any leasehold improvements installed in the Premises by Tenant at its sole expense (but Landlord shall maintain insurance covering the Initial Improvements referred to in Exhibit C attached hereto following the substantial completion of such Initial Improvements), or Tenant’s equipment, trade fixtures, inventory, furniture, furnishings or other personal property located on or in the Premises;

(b) Liability Insurance. Commercial general liability (lessor’s risk) insurance against any and all claims for personal injury, death or property damage occurring in or about the Land, Building or Project (subject to such limitations or exclusions as are set forth in such commercial general liability insurance policy). Such insurance shall be on an occurrence basis and shall be in an amount as determined by Landlord, but commensurate with liability insurance carried by reasonably prudent owners of Comparable Buildings. Such commercial general liability insurance may cover the Project and, in such instance, Landlord shall equitably allocate the cost of such insurance to the Building and Exterior Common Area; and

(c) Other. Such other commercially reasonable insurance as Landlord reasonably deems necessary and prudent. In no event shall the limits of any policies maintained by Landlord be considered as limiting the liability of Landlord under this Lease.

8.2 Insurance by Tenant. Tenant shall, during the Lease Term, at Tenant’s sole cost and expense, procure and keep in force the following insurance:

(a) Personal Property Insurance. “Special Form” or “all risk” property insurance on all leasehold improvements installed in the Premises by Tenant at its sole expense (if any), and on all equipment, trade fixtures, inventory, fixtures, office furniture and personal property located on or in the Premises, including improvements, alterations, additions or fixtures hereinafter constructed or installed on the Premises by Tenant or Tenant’s agents, employees, contractors or subcontractors (but including, without limitation, Tenant’s furniture, fixtures, telephone equipment, computer wiring, security system, and signage). Such “Special Form” or “all risk” insurance also shall cover Tenant’s Generators and Bloom Boxes placed in portions of the Common Area to the extent permitted pursuant to the terms of this Lease. Such insurance shall also provide coverage for water damage from any cause whatsoever, including, but not limited to, back up or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion and back up of sewers and drainage. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to (or better than) the coverage afforded under policies using the ISO Special Causes of Loss Form (CP 10 30) or on an All Risk or Special Perils form. Such insurance shall also provide coverage for water damage. Landlord shall have no obligation to insure, or to protect against theft or damage, any personal property or equipment placed or installed in any portion of the Premises by Tenant or any Tenant Related Parties.

(b) Liability Insurance. Commercial general liability insurance against any and all claims for personal injury, death or property damage occurring in or about the Premises or arising out of Tenant’s or any Tenant Related Parties’ use of the Common Area, use or occupancy of the Premises or Tenant’s or any of Tenant Related Parties’ operations on or in the Premises. Such insurance shall be on an occurrence basis and have a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence. Umbrella and excess liability policies may be used to satisfy the foregoing limits. The minimum limits specified above are the minimum amounts required by Landlord, and may be revised by Landlord from time to time (but not more than once during each calendar year of the Term) to meet changed circumstances, including without limitation to reflect changes consistent with the standards required by other landlords of Comparable Buildings. Such liability insurance shall name Landlord and indemnified parties described in Paragraph 8.4 below as additional insureds for incidents occurring on or about the Premises on a primary basis and not contributing to any insurance available to Landlord or indemnified parties, and Landlord’s and such indemnified parties’ insurance (if any) shall be in excess thereto. Such insurance shall specifically insure Tenant’s performance of the indemnity, defense and hold harmless agreements contained in Paragraph 8.4, although Tenant’s obligations pursuant to Paragraph 8.4 shall not be limited to the amount of any insurance required of or carried by Tenant under this Paragraph 8.2(b). Tenant shall be responsible for insuring that the amount of insurance maintained by Tenant is sufficient for Tenant’s purposes.

(c) Business Interruption Insurance. Business interruption insurance with limits of liability representing at least twelve (12) months of income.

(d) Business Auto Liability Insurance. Business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident.

(e) Workers Compensation and Employer’s Liability Insurance. Insurance protecting against liability under worker’s compensation laws with limits at least as required by applicable state statute, including Employers Liability with policy limits of $1,000,000 per occurrence by accident or disease. The policy shall contain waiver of subrogation rights against the Landlord and any indemnified parties under this Lease.

(f) Other. Such other insurance that is either (i) required by any lender holding a security interest in the Building, or (ii) reasonably required by Landlord and customarily carried by tenants of Comparable Building in similar businesses.

(g) Form of Policies. The policies required to be maintained by Tenant pursuant to Paragraphs 8.2(a), (b), (c), (d), (e), and (f) above shall be with companies having a Best Insurance Guide rating of A- VII or better and be on forms, with deductible amounts (if any), and loss payable clauses (as to the insurance referred to in Paragraph 8.2(a) applicable to leasehold improvements installed by Tenant as Tenant’s sole cost) reasonably satisfactory to Landlord, shall include Landlord and the beneficiary or mortgagee of any deed of trust or mortgage encumbering the Premises and/or the Land as additional insureds (with regard to the insurance described in Paragraphs 8.2 and loss payees (with regard to the insurance described in Paragraphs 8.2(a), (c) and (f), and shall provide that such parties may, although additional insureds or loss payees, recover for any loss suffered by the negligence of Tenant or any Tenant Related Parties subject to Paragraph 8.6 of this Lease. Certificates of insurance for the policies to be required by Tenant to include additional insured endorsements shall be delivered to Landlord prior to the Commencement Date; a new policy or certificate shall be delivered to Landlord prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and Common Area and to Tenant as required by this Lease. Tenant shall endeavor in good faith to provide Landlord and any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises and/or the Land in writing of any delinquency in premium payments and at least ten (10) days prior to any cancellation or material modification of any policy. Tenant’s policies shall provide coverage on an occurrence basis and not on a claims made basis. In no event shall the limits of any policies maintained by Tenant be considered as limiting the liability of Tenant under this Lease.

8.3 Failure by Tenant to Obtain Insurance. If Tenant does not take out the insurance required pursuant to Paragraph 8.2 or keep the same in full force and effect, Landlord may, but shall not be obligated to, upon an additional five (5) days’ written notice to Tenant, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord, as Additional Rent, the amount so paid within thirty (30) days after Tenant’s receipt of invoices therefor. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all actual and reasonable expenses (including reasonable attorneys’ fees) and actual damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and actual damages of Landlord shall not be limited to the amount of the premiums thereon. In no event shall Landlord be able to recover from Tenant indirect, consequential, special, exemplary, incidental or punitive damages pursuant to this Paragraph 8.3.

8.4 Indemnification. To the fullest extent permitted by law, but subject to the mutual waiver of subrogation set forth in Paragraph 8.6 below, Tenant shall indemnify, hold harmless, and defend Landlord (with competent counsel reasonably satisfactory to Landlord) against all third-party claims, liabilities, losses, damages, actions, causes of action, demands, judgments, penalties, costs and expenses arising out of any occurrence in, on or about the Building, Common Area or Land, to the extent (i) caused or contributed to by Tenant or any Tenant Related Parties, or (ii) arising out of any occurrence in, upon or at the Premises from and after the Delivery Date until the expiration of the Term or earlier termination of this Lease, but including any periods during which Tenant or any Tenant Related Parties are holding over, or (iii) on account of the use, condition, or occupancy of the Premises from and after the Delivery Date until the expiration of the Term or earlier termination of this Lease, but including any periods during which Tenant or any Tenant Related Parties are holding over; provided, however, such indemnification, defense and hold harmless obligation shall not be applicable to any claims, losses, damages, expenses or liabilities to the extent arising out of the gross negligence or willful misconduct of Landlord or that of its agents, employees or contractors. Tenant’s indemnification, defense and hold harmless obligations under this Lease shall include and apply to reasonable attorneys’ fees, investigation costs, and other costs actually incurred by Landlord. Tenant shall further indemnify, defend and hold harmless Landlord from and against any and all claims, losses, damages, liabilities or expenses to the extent arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees or contractors. The provisions of this Paragraph 8.4 shall survive Lease Termination with respect to any damage, injury, liability, claim, death, breach or default occurring prior to such termination. Except to the extent resulting from the gross negligence or willful misconduct of Landlord, its agents, employees or contractors, or breach of this Lease by Landlord (and then subject to Paragraph 8.6 below), and except as otherwise set forth in this Paragraph 8.4, this Lease is made on the express condition that Landlord shall not be liable for, or suffer loss by reason of, injury to person or property, from whatever cause, in any way connected with the condition, use, or occupancy of the Premises from and after the Delivery Date until the expiration of the Term or earlier termination of this Lease, but including any periods during which Tenant or any Tenant Related Parties are holding over, specifically including, without limitation, any liability for injury to the person or property of Tenant or any Tenant Related Parties. Anything in this Paragraph 8.4 to the contrary notwithstanding, under no circumstances shall Landlord be liable to Tenant for any indirect, special, exemplary, incidental, punitive or consequential damages, including lost profits, loss of income or loss of business.

8.5 Claims by Tenant. Landlord shall not be liable to Tenant for loss or damage to Tenant’s business (and Tenant waives all claims against Landlord therefor), and Tenant also waives all claims against Landlord for personal or bodily injury or death to any person, damage to any property, or loss of use of any property in any portion of the Project by and from all causes, including without limitation, any defect in any portion of the Project and/or any damage or injury resulting from fire, steam, electricity, gas, water or rain, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether the damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources. Landlord shall not be liable for any damages arising from any act or negligence of any other tenant or user of the Project. Tenant shall promptly notify Landlord in writing of any known defect in the Project. Notwithstanding the foregoing,

Tenant’s waiver of claims and release of Landlord as provided in this Paragraph 8.5 above shall not apply to any loss or damage or injury or death caused by Landlord’s willful misconduct or gross negligence, or that of its agents, employees or contractors; however, under no circumstances shall Landlord be liable to Tenant for indirect, special, exemplary, incidental, punitive or consequential damages, including lost profits, loss of income or loss of business.

8.6 Mutual Waiver of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord, and their respective agents, employees, servants, managers, members, partners, shareholders and directors, from any and all claims or demands of damages, loss, expense or injury to the Project, or to the furnishings, fixtures, equipment, inventory or other property of either Landlord or Tenant in, about or upon the Project, which is caused by or results from perils, events or happenings which are the subject of property insurance required to be carried under this Lease or actually carried by the respective parties pursuant to this Paragraph 8 and in force at the time of any such loss, whether due to the negligence of the other party or its agents and regardless of cause or origin except to the extent that such property is not covered by insurance.

8.7 No Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, except with respect to Tenant’s obligations pursuant to Paragraph 6.4 (“Hazardous Materials”), Paragraph 21 (“Holding Over”), and Paragraph 35 (“Surrender”) below, in no event shall either party be liable to the other for any indirect, consequential, special, exemplary, incidental or punitive damages arising from or relating to this Lease. Further, nothing contained in this Paragraph 8.7 shall affect Landlord’s rights and remedies under Paragraph 14.2 below, including without limitation, the remedies afforded Landlord by Civil Code Section 1951.2(a)(4) and more specifically described in Paragraph 14.2.1(d). Moreover, the foregoing prohibition on recovery of indirect, consequential, special, exemplary, incidental or punitive damages shall not be applicable to losses that are caused by vendors or contractors retained by Tenant.

9. Utilities. Landlord (and Tenant with respect to the provisions set forth in Paragraph 9(f) below) shall be responsible to furnish those utilities and services to the Premises to the extent provided in this Paragraph 9 below (“Services”), subject to the conditions and payment obligations and standards set forth in this Lease. The following standards for Services shall be in effect at the Building from and after the Delivery Date until Lease Termination:

(a) HVAC Service. Landlord shall provide reasonable HVAC services to the Premises during such hours and at such times as Tenant may require from time to time.

(b) Electricity and Water. Landlord shall furnish electricity service to the Premises of not less than 6.0 watts per usable square foot, exclusive of HVAC (other than Tenant-installed supplemental air conditioning) and Base Building ceiling lighting. Landlord shall furnish hot and cold water to the Premises for drinking, personal hygiene, lavatory and other purposes required for Tenant’s and its Licensee’s utilization of the Premises. Tenant will not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises).

(c) Elevators. Landlord shall furnish elevator service in the Building 24 hours per day, 7 days per week (unless any elevator(s) are being temporarily repaired or investigated or are awaiting parts to operate properly, but in such event Landlord shall use commercially reasonable efforts to cause at least one passenger elevator to be running at all times).

(d) Janitorial. Tenant shall provide its own janitorial service to the Premises, subject to Landlord’s right to approve the janitorial service provider, which approval shall not be unreasonably withheld, conditioned or delayed. In no event shall Landlord pass through to Tenant as Operating Expenses janitorial costs for the Premises. Landlord shall be permitted to include in Operating Expenses janitorial costs with respect to the Common Areas within the Building.

(e) Access. During the Term of this Lease, as the same may be extended, Tenant and its employees shall have access to the Premises 24 hours per day, 7 days per week, 52 weeks per year, unless such access is prohibited, limited or restricted by any governmental or quasi-governmental law, statute, ordinance, rule or regulation, damage to or destruction or condemnation of the Premises, Building or other portion of the Project or due to an emergency. Such access to the Premises also shall be subject to such security or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards. Landlord may install access control systems as it deems advisable for the Building. Landlord may impose a reasonable charge for access control cards and/or keys issued to Tenant after the issuance of the access control cards for Tenant’s initial occupancy for purposes of conducting business. If Landlord provides access control services, then, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees, Landlord shall have no liability to Tenant for the provision by Landlord of improper access control services or for any breakdown in service. In addition, Landlord shall have no liability to Tenant for the failure by Landlord to provide access control services. Tenant acknowledges that Landlord’s access systems may be temporarily inoperative during building emergency and system repair periods. Tenant agrees to assume responsibility for compliance by its employees and invitees with any regulations reasonably established by Landlord with respect to any card key access or any other system of building access as Landlord may reasonably establish.

(f) Utility and Other Services. Tenant shall be responsible for and shall pay, or cause to be paid, promptly, directly to the appropriate supplier, all charges for telephone and telecommunications service, and all other materials and services furnished to Tenant or the Premises or used by Tenant or any Tenant Related Parties in, on or about the Premises during the Term, together with any taxes thereon. Notwithstanding the foregoing, electricity consumption or usage within the Premises shall be separately metered or submetered to the Premises, and Landlord shall bill Tenant monthly during the Term of this Lease, as the same may be extended, for such actual electrical consumption or usage within the Premises based on Landlord’s reading of the meter or submeter measuring such consumption or usage. Tenant shall pay such electrical charges billed by Landlord to Tenant within thirty (30) day following Tenant’s receipt of an invoice(s) from Landlord for such electricity consumption or usage. In the event that any such utilities or services cannot be separately billed or metered to the Premises, or if any of the utilities or services are not separately metered or submetered as of the Commencement Date, the cost of such utilities or services, as the case may be, shall be an Operating Expense and Tenant shall pay, as Additional Rent, Tenant’s proportionate share of such cost to Landlord as provided in Paragraph 12 below, except that if any meter services less than the entire Building, Tenant’s proportionate share of the costs measured by such meter shall be based upon the square footage of the gross leasable area in the Premises as a percentage of the total square footage of the gross leasable area of the portion of the Building serviced by such meter (excluding, however, the cost of any disproportionate use by others within that portion of the Building). If Landlord reasonably determines that Tenant or any the Tenant Related Parties is using a disproportionate amount of any commonly metered utilities or an amount in excess of the customary amount of any utilities ordinarily furnished for use of the Premises, or applicable part thereof, in accordance with the uses set forth in Paragraph 6 above, then Landlord may elect to periodically charge Tenant, as Additional Rent, a sum equal to Landlord’s good faith estimate of the cost of Tenant’s or any of Tenant Related Parties’ excess use of any or all such utilities.

The lack or shortage of any Services due to any cause whatsoever (except for a lack or shortage proximately caused by the negligence or willful misconduct Landlord or that of its agents, employees or contractors) shall not affect any obligation of Tenant hereunder, and Tenant shall faithfully keep and observe all the terms, conditions and covenants of this Lease and pay all Rentals due hereunder, all without diminution, credit or deduction. Landlord’s temporary inability to furnish any services or utilities shall not entitle Tenant to any damages, relieve Tenant of the obligation to pay any Rentals or constitute a constructive or other eviction of Tenant, except that Landlord shall diligently attempt to restore the service or utility promptly. Tenant acknowledges and agrees that in no event shall Landlord be liable to Tenant for any consequential damages, such as lost profits, loss of business or lost income, if there is any lack or shortage of any Services or utilities to the Premises. Notwithstanding anything to the contrary contained herein, if all or any portion of the Premises should become untenantable as a consequence of a cessation of utilities or services arising out of the negligence or willful misconduct of Landlord, its agents, employees or contractors for a period exceeding five (5) consecutive business days, then, Tenant shall give Landlord prompt written notice thereof and commencing on the sixth (6th) business day and continuing until the utility or service has been restored, Tenant shall be entitled to a proportionate abatement of all Rentals payable hereunder to the extent of the interference with Tenant’s use of the Premises occasioned thereby. The preceding to the contrary notwithstanding, in no event shall such proportionate abatement commence earlier than the date that is two (2) business days prior to the date Landlord receives Tenant’s written notice of such cessation or utilities or services.

Tenant shall comply with all rules and regulations which Landlord may reasonably establish for the provision of services and utilities, and shall cooperate with all reasonable conservation practices established by Landlord. Landlord shall at all reasonable times have free access to all electrical and mechanical installations of Landlord; provided, however, that if Landlord needs access to the Premises in order to access an electrical or mechanical installation during normal business hours, Landlord shall provide Tenant with at least twenty-four (24) hours’ prior written notice of Landlord’s entry. In the event of an emergency, prior to entry or as soon thereafter as is practicable under the circumstances, Landlord shall notify Mike Hawkins, mike.hawkins@bloomenergy.com, who may accompany Landlord’s entry onto the Premises in such event.

Landlord hereby discloses to Tenant that fiber and cable television service is available in the Building from a third party cable provider(s).

10. Repairs and Maintenance.

10.1 Landlord’s Responsibilities. Subject to the provisions of Paragraph 15 below, Landlord shall maintain in good order and repair, commensurate with the maintenance provided by reasonably prudent owners of Comparable Buildings, the Building Structure. In addition, Landlord shall maintain, or cause to be maintained, in good order and repair, commensurate with the maintenance provided by reasonably prudent owners of Comparable Buildings, the Building Systems (with respect to the plumbing and electrical systems, to the point where the Building plumbing system ties into any plumbing located in the Premises and to the point of connection with the circuit breakers for the Premises), except to the extent provided below. Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Paragraph 10.1 shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Notwithstanding any provision of the California Civil Code or any similar or successor laws to the contrary, Tenant understands that it shall not make repairs at Landlord’s expense or by rental offset except to the extent expressly provided in Paragraph 10.2 below. Tenant shall give prompt written notice to Landlord of any known maintenance work required to be made by Landlord pursuant to this Paragraph 10.1. The costs incurred by Landlord pursuant to the provisions of this Paragraph 10.1 (excepting therefrom the costs of all necessary and customary capital repairs and capital replacements of the Building Structure, which shall be the sole obligation of Landlord to perform and pay for without right of reimbursement from Tenant except to the extent that such capital repairs or replacements are required due to damage (other than ordinary wear and tear) caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any Tenant Related Parties, in which event, subject to Paragraph 8.6 above, Tenant shall be obligated to pay or reimburse Landlord for 100% of the cost of such repair or replacement (unless Landlord can pass-through such cost as an Operating Expense to all other tenants in the Building on a percentage share basis, in which event Tenant shall pay or reimburse Landlord for Tenant’s percentage share of the cost of such repair or replacement within thirty (30) days after receipt by Tenant of Landlord’s invoice therefore accompanied by reasonable supporting documentation) with respect to the Building shall be an Operating Expense and with respect to the Exterior Common Areas shall be an Exterior Common Area Operating Expenses (in both cases, subject to any applicable limitations or exclusions set forth elsewhere in this Lease) and Tenant shall pay, as Additional Rent, Tenant’s share of such costs to Landlord as provided in Paragraph 12 below and the preventive maintenance costs incurred by Landlord with respect to the rooftop HVAC units serving the Building shall be included in Operating Expenses and provided, further, if repair or replacement of the Building Structure or Building Systems referred to above is caused by (i) Tenant’s breach of any of Tenant’s obligations under this Lease, or (ii) any misuse of the Premises or Building by, or negligence or willful misconduct of, Tenant or any Tenant Related Parties, then Tenant shall reimburse or pay to Landlord, within thirty (30) days after receipt of a statement or invoice and reasonable back up documentation of such costs, for one hundred percent (100%) of the costs paid or incurred by Landlord to repair or replace the same less any insurance proceeds received by Landlord allocable to the Building Structure or Building Systems. The foregoing to the contrary notwithstanding, costs incurred by Landlord for maintenance and/or repairs to the dedicated HVAC units serving the Premises will be billed back to Tenant based on actual maintenance and repair costs incurred by Landlord, and Tenant shall reimburse Landlord or pay to Landlord such costs within thirty (30) days following Tenant’s receipt of a statement or invoice and reasonable back-up documentation evidencing such costs.

10.2 Tenant’s Self-Help Remedy. If Landlord is in material default of any of its obligations to maintain and repair the Building Systems or the Building Structure (other than as a result of a casualty, which shall be governed solely by the provisions of Article 15 of this Lease) (collectively referred to in this Paragraph 10.2 as “repairs”), and such default poses a material and imminent risk to the health or safety of persons or material interruption of Tenant’s business operations, then, notwithstanding anything to the contrary contained in this Lease, Tenant may perform such repairs subject to the following terms and conditions:

10.2.1 Tenant shall deliver thirty (30) days written notice to Landlord and any ground lessor or lender whose name and address has previously been furnished to Tenant in writing for such purpose notice (the “Self-Help Notice”) of Tenant’s intention to perform such repairs, which Self-Help Notice shall indicate Tenant’s intention to exercise its self-help rights and to perform such repairs that are otherwise Landlord’s responsibility hereunder. If neither Landlord nor any ground lessor or lender commences to cure Landlord’s failure to perform such repairs within thirty (30) days after receipt of the Self-Help Notice, then following an additional ten (10) business days’ notice stating in bold-faced all capital letters: “FAILURE TO PERFORM SUCH WORK IN TEN (10) BUSINESS DAYS SHALL RESULT IN TENANT’S EXERCISE OF SELF-HELP” and the failure of such maintenance or repairs to be commenced in such time, Tenant may take such action as is reasonably necessary to perform such repairs;

10.2.2 All repairs performed by Tenant or its agents pursuant to this Paragraph 10.2 must be performed in a good and workmanlike and lien-free manner in compliance with applicable Laws and covenants, conditions and restrictions, if any, recorded against the Project, or applicable part thereof, at a reasonable and competitive cost and rate, and shall not void any warranties or guarantees on the Premises or the Project of which Tenant has notice;

10.2.3 In the event Landlord’s failure relates to repairs that are bona fide emergency repairs (i.e., necessary to prevent or remediate a material and imminent threat to the health or safety of persons or material interruption of Tenant’s business operations), then, notwithstanding the provisions of Paragraph 10.2.1 above, the Self-Help Notice shall be in the form and shall be given in such amount of time as is reasonable in the circumstances, and if Landlord, ground lessor or lender fails to respond within a time as is reasonable in the circumstances, Tenant may cause such emergency repairs to be made pursuant to the requirements set forth herein (and for the avoidance of doubt, specifically excluding the additional ten (10) business day notice period above so long as the initial notice provides in bold-faced, all capital letters that: “FAILURE TO ACT SHALL RESULT IN TENANT EXERCISING SELF-HELP”); and

10.2.4 Except as otherwise provided in this Paragraph 10.2.4 below, Landlord shall reimburse Tenant for the reasonable out of pocket third-party costs of the performance of the repairs that are incurred in strict accordance with the terms of this Paragraph 10.2 (the “Reimbursement Amount”) within thirty (30) days after Tenant’s submission to Landlord of Tenant’s bill therefor, which bill shall be accompanied by receipted, itemized invoices (with reasonable supporting documentation) and conditional lien releases from all contractors, subcontractors, materialmen and suppliers that performed the work or provided the material or services reflected in the bill), provided, however, in no event shall the costs billed to Landlord for emergency repairs be unreasonable and in no event shall such emergency repairs exceed what is required to end the pending emergency (it being understood and agreed by Landlord that in the case of an emergency, depending upon the circumstances, overtime and/or premium time labor charges may be reasonable). Tenant shall provide unconditional lien waivers to Landlord in connection with all such bills paid within ten (10) days of Landlord’s payment of Tenant’s bill, or as soon thereafter as reasonably practicable. In the event Landlord fails to pay all or any portion of the Reimbursement Amount due Tenant under this Paragraph 10.2 within thirty (30) days after receipt of Tenant’s bill therefore, together with the invoices therefor, supporting documentation and the conditional lien releases required by this Paragraph 10.2.4, Tenant may with ten (10) business days’ prior notice to Landlord stating in bold-faced, all capital letters that: “FAILURE TO REIMBURSE WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN TENANT’S EXERCISE OF OFFSET RIGHTS”, offset such delinquent amount against fifty percent (50%) of the Base Rent due from Tenant until Tenant has been reimbursed in full (together with interest on such delinquent amount at the rate of eight percent (8%) per annum until such delinquent amount has been paid in full or fully credited), provided that Tenant shall provide Landlord with unconditional lien waivers in connection with the work relating to such amounts within ten (10) days of the date on which the amount has been fully paid or so offset, or as soon thereafter as reasonably practicable. Notwithstanding the foregoing, if Landlord delivers to Tenant a good faith written objection notice within five (5) business days after receipt of Tenant’s notice of intent to offset, setting forth with reasonable particularity Landlord’s reasons for its claim that Landlord is not required to pay Tenant all or any specified portion of the Reimbursement Amount, then Tenant shall not be entitled to offset the disputed portion of the Reimbursement Amount. In the event of a dispute between Landlord and Tenant regarding the Reimbursement Amount, the dispute shall be determined by binding arbitration before JAMS in San Jose, California. The arbitration shall be administered and conducted pursuant to the JAMS Streamlined Arbitration Rules & Procedures (the “Arbitration Rules”). Unless the parties otherwise agree, the arbitrator must be a retired judge of the Superior Court of the State of California. The preceding to the contrary notwithstanding, if Tenant exercises its self-help right pursuant to this Paragraph 10.2, then Landlord shall not be obligated to pay to or reimburse Tenant for any portion of the costs incurred by Tenant in exercising its self-help right that are the responsibility of Tenant under the Lease. As an illustrative example of the foregoing, if Tenant timely and properly exercises its self-help right with respect to maintaining or repairing any dedicated HVAC units serving the Premises, then because Tenant is responsible under this Lease for the payment of 100% of such maintenance and repair costs with respect to such dedicated HVAC units, Landlord shall not be obligated to pay or reimburse Tenant for any portion of the maintenance and repair costs incurred by Tenant with respect to the dedicated HVAC units.

10.3 Tenant’s Responsibilities. Except as expressly provided in Paragraph 10.1 above, and subject to the provisions of Paragraphs 15 and 16 hereof and excluding any repairs to the Building Structure (unless such structural repairs are required to repair any damage caused by the negligence or willful misconduct of Tenant or any Tenant Related Party or any breach of Tenant’s obligations under this Lease, in which event Tenant shall perform such repairs at Tenant’s sole cost and expense or, at Landlord’s election, Landlord shall undertake such structural repairs and Tenant shall reimburse Landlord for the actual and reasonably structural repair costs incurred or paid by Landlord within thirty (30) days following receipt of an invoice and reasonable back-up documentation evidencing such structural repair costs incurred or paid by Landlord), Tenant shall, at its sole cost, maintain the Premises and every part thereof, including without limitation, interior windows, door frames, appliances, interior glass (if any), doors, door closures and related hardware, interior walls and partitions, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises that exclusively serves the Premises and all Alterations constructed by or on behalf of Tenant pursuant to Paragraph 13 below, together with any supplemental HVAC equipment installed by or on behalf of Tenant serving only the Premises, or applicable part thereof, in good order, condition and repair. All repairs and other work performed by Tenant or its contractors shall be subject to the terms of Paragraphs 13 and 17 below. Alternatively, should Landlord or its management agent agree to make a repair on behalf of Tenant and at Tenant’s request, Tenant shall promptly reimburse Landlord as Additional Rent for all reasonable costs incurred (but in no event may Landlord charge a market supervision fee) upon submission of an invoice.

If Tenant fails to make repairs or perform maintenance work required of Tenant hereunder within fourteen (14) days after written notice from Landlord specifying the need for such repairs or maintenance work, Landlord or Landlord’s agents or designated contractors may, in addition to all other rights and remedies available hereunder or by law and without waiving any alternative remedies, enter into the Premises and make such repairs and/or perform such maintenance work. If Landlord makes such repairs and/or performs such maintenance work, Tenant shall reimburse Landlord within thirty (30) days after receipt of an invoice and reasonable back-up documentation with respect thereto and as Additional Rent, for the actual and reasonable cost of such repairs and/or maintenance work. Landlord shall use reasonable efforts to avoid causing any inconvenience to Tenant or interference with the use of the Premises by Tenant or Tenant Related Parties during the performance of any such repairs or maintenance. Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant or any Tenant Related Parties as a result of Landlord performing any such repairs or maintenance (except to the extent arising out of the gross negligence or willful misconduct of Landlord or that of its agents, employees or contractors; provided, however, under no circumstances shall Landlord be liable to Tenant for indirect, special, exemplary, incidental, punitive or consequential damages, including, without limitation, lost profits, loss of business or lost income), nor shall any related activity by Landlord constitute an actual or constructive eviction unless Tenant is denied all beneficial use of the Premises for twelve (12) consecutive months or more; provided, however, in making repairs, alterations or improvements, Landlord shall take reasonable steps, to the extent practicable under the circumstances, to minimize interference with the conduct of Tenant’s business in the Premises. Tenant shall reimburse Landlord, on demand and as Additional Rent, for the cost of damage to the Project caused by Tenant or any Tenant Related Parties. Tenant hereby waives and releases its right to make repairs at Landlord’s expense pursuant to Sections 1941 and 1942 of the Civil Code of California or under any similar law, statute or ordinance now or hereafter in effect. With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932(2) and 1933(4) of the California Civil Code. Tenant furthermore waives the benefits of subsection 1 of Section 1932 of the California Civil Code or under any similar law.

11. Common Area.

11.1 In General. Subject to the terms and conditions of this Lease and the Rules and Regulations referred to in Paragraph 44 below, Tenant and its agents, employees, licensees and invitees shall have, in common with other tenants of the Building and other buildings located on the Land and other permitted users, the nonexclusive right to use during the Lease Term the access roads, parking areas, sidewalks, landscaped areas and other facilities on the Land or in the Building designated by Landlord for the general use and convenience of the occupants of the Building and other authorized users, which areas and facilities are referred to herein as the “Common Area.” This right to use the Common Area shall terminate upon Lease Termination. Anything herein to the contrary notwithstanding, Tenant and its agents, employees, customers, licensees, invitees, sublessees and other representatives shall have no right to use that portion of the area situated outside of the Building that is shown cross-hatched on Exhibit G attached hereto (“Restricted Common Area”).

Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the reasonable opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason reasonably deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, including multi-deck parking structures; (v) make changes to the Common Area including, without limitation, changes in the location of driveways, entrances passageways, doors and doorways, elevators, stairs, restrooms, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant and/or Tenant Related Parties. If in the reasonable opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant (or any Tenant Related Parties) in the Building, Tenant, upon demand of Landlord, shall use commercially reasonable good faith efforts to restrain such unauthorized use. In exercising any such rights regarding the Common Area, Landlord shall make a reasonable effort to minimize, to the extent practicable under the circumstances, any disruption to Tenant’s business. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant Related Parties from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

11.2 Parking Areas. During the Term of this Lease, as the same may be extended, Tenant is allocated and Tenant and Tenant’s employees and invitees shall have the right to use, on an unreserved basis, without payment of a separate fee therefor, not more than the number of parking spaces set forth in Paragraph 1.15, the location of which shall be in the surface parking area within the Exterior Common Area designated from time to time by Landlord. Such number of parking spaces set forth in Paragraph 1.15 of this Lease shall be available to Tenant and its employees and invitees from and after the Delivery Date and throughout the Term, as the same may be extended, subject to the terms below, 24 hours per day, 7 days a week, 365 days per year, unless such availability is prohibited, limited or restricted pursuant to the terms below or by any governmental or quasi-governmental law, statute, ordinance, rule or regulation, damage to or destruction or condemnation of the Premises, Building, Exterior Common Area, or Project, or applicable portion thereof, Premises, Building or other portion of the Project or due to an emergency or for restriping, resurfacing or other repairs or maintenance or to prevent a prescriptive easement from arising with respect to any portion of the parking areas of the Project. Neither Tenant nor any Tenant Related Parties shall at any time use more parking spaces than the number so allocated to Tenant or park or permit the parking of their vehicles in any portion of the Land not designated by Landlord as a nonexclusive parking area. Tenant and Tenant Related Parties shall not have the exclusive right to use any specific parking space; however, Landlord shall mark five (5) parking spaces in front of the Building in the location closest to the Building entrance nearest to the Premises) for “Bloom Visitors”. Landlord shall have no obligation to ensure that only invitees of Tenant park in such five (5) parking spaces referred to in the immediately preceding sentence. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or any Tenant Related Parties which are parked in violation of the provisions of this Paragraph 11.2 or in violation of Landlord’s Rules and Regulations relating to parking referred to in Paragraph 44, to be towed away at the cost of the owner of the towed vehicle. In the event Landlord elects or is required by any law to limit or control parking on the Land, by validation of parking tickets or any other method, Tenant agrees to participate in such validation or other program under the Rules and Regulations reasonably established by Landlord and referred to in Paragraph 44 below. Provided that Tenant’s use, occupancy and enjoyment of the Premises or access to the Premises is not unreasonably interfered with, Landlord shall have the right to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of rights of any person or public therein. Tenant and Tenant Related Parties shall not at any time park or permit the parking of (i) trucks or other vehicles (whether owned by Tenant or other persons) adjacent to any loading areas so as to unreasonably interfere with the use of such areas, (ii) Tenant’s or Tenant Related Parties’ vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant or its employees, Licensees and invitees, or (iii) any inoperative vehicles or equipment on any portion of the Common Area for more than twenty-four (24) hours.

11.3 Fitness Center. During the Term, Tenant and the employees of Tenant located at the Premises shall have the right to use the fitness center located within the Common Area of the Building and designated by Landlord for the common use of all tenants of the Building (and the tenants of the Parcel B Building). Tenant and its employees’ right to use such fitness center shall be on a non-exclusive and as available basis with others who are entitled to use the fitness center, subject to Landlord’s right to reasonably regulate, manage and restrict such use. Prior to Tenant or its employees using the fitness center, Tenant shall cause such applicable employee desiring to use the fitness center to execute an Informed Consent Waiver and Release of Liability in a form prepared by Landlord. Landlord shall be entitled to prohibit any employee(s) of Tenant from using the fitness center if such applicable employee(s) fails or refuses to execute such Informed Consent Waiver and Release of Liability. The use of the fitness center shall be subject to reasonable rules and regulations (including rules regarding hours of use for the tenants and their respective employees and other occupants of the Building, execution of Landlord’s standard waiver of liability form by users, etc.) reasonably established from time to time by Landlord for such facilities. Landlord shall have no liability whatsoever with respect to the existence, condition or availability of such fitness center, and Tenant hereby waives all claims against Landlord with respect to same. The costs of operating, maintaining, cleaning and repairing the fitness center (including, without limitation, the cost of any third party operator hired or retained to manage or operate the fitness center) may be included as part of Operating Expenses. Tenant shall be responsible for all damage to the fitness center and its equipment, fixtures and furnishings resulting from Tenant’s or any of its employees’ use of the fitness center. The fitness center located in the Building is a part of the Common Area of the Project (however, so long as tenants leasing space in the Parcel B Building to be developed on the Land have a right to use the fitness center, only fifty percent (50%) of the footprint of the fitness center shall be considered Common Area for purposes of determining the rentable square footage of the Building). Landlord may not contract or discontinue the providing of the fitness center as a Building amenity during the first five (5) years of the Term. If Landlord elects to discontinue the providing of the fitness center from and after the end of the first five (5) years of the Term, Landlord shall so notify Tenant at least one hundred eighty (180) days prior to the date of discontinuance and Tenant, at Tenant’s sole discretion exercisable by written notice to Landlord not later than ninety (90) days after the date of Landlord’s notice, shall elect to take over the operation of the fitness center. If Tenant elects to take over the operation of the fitness center pursuant to the terms of the immediately preceding sentence, then (i) Tenant shall continue to operate the fitness center in substantially the same manner as Landlord operated the fitness center prior to turning over operation of the same to Tenant, (ii) Tenant shall continue to make the fitness center accessible to all tenants of the Building and the tenants of the Parcel B Building and their respective employees and (iii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all damages, losses, liabilities, claims, actions, causes of action, demands, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs of suit) arising from or related to the operation, use and/or management of the fitness center. Such obligations under clause (ii) immediately above shall survive the expiration or earlier termination of this Lease. During such period as Landlord is the operator of the fitness center, Landlord shall have the right, at Landlord’s discretion, to expand or modify (without reducing the size of) the fitness center.

11.4 Maintenance by Landlord. Landlord shall maintain the Common Area in good order, condition and repair commensurate with the maintenance provided by reasonably prudent owners of Comparable Buildings, and shall manage the Common Area in accordance with Landlord’s reasonable and customary standards. The expenditures for such maintenance shall be at the reasonable discretion of Landlord. The cost of such maintenance, operation and management with respect to any Common Area in the Building shall be included in Operating Expenses, and with respect to the Exterior Common Areas shall be an Exterior Common Area Operating Expense (in both cases, subject to any applicable limitations or exclusions set forth elsewhere in this Lease), and Tenant shall pay to Landlord, as Additional Rent, Tenant’s share of such costs as provided in Paragraph 12 below.

12. Operating Expenses.

12.1 Definition. “Operating Expense” or “Operating Expenses” as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as an Operating Expense and the total cost paid or incurred by Landlord for the operation, maintenance, repair, replacement, security and management of the Building which costs shall include, without limitation: the cost of services and utilities supplied to the Building (to the extent the same are not separately charged or metered to tenants of the Building or the Premises); water; sewage; trash removal; fuel; electricity; heat; lighting systems; fire protection systems; storm drainage and sanitary sewer systems; periodic inspection and regular servicing of the heating, ventilation and air conditioning system; periodic inspection and regular servicing of the Building Systems; maintaining, repairing and replacing the roof membrane; property and liability insurance covering the Building and any other insurance carried by Landlord pursuant to Paragraph 8 above with respect to the Building; deductibles under such insurance policies maintained by Landlord; window cleaning; cleaning, maintaining and repairing the Common Area in the Building; cleaning and repairing of stairways; costs related to irrigation systems and Building signs; fees for licenses and permits required for the operation of the Building; the cost of complying with Laws, including, without limitation, non-capital maintenance, alterations and repairs required in connection therewith; costs related to landscape maintenance; the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; all additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Building which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted real estate accounting principles, consistently applied; and amortization of costs of the following capital improvements to the Building (“Permitted Capital Costs”): (x) capital improvements (excluding therefrom Building Structure capital improvements, the cost of which shall remain the sole obligation of Landlord to pay without right of reimbursement from Tenant except to the extent such capital repairs or replacements with respect to the Building Structure are required due to damage (other than ordinary wear and tear) caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any Tenant Related Parties, in which event, subject to Paragraph 8.6 above, Tenant shall be obligated to pay or reimburse Landlord for 100% of the cost of such Building Structure capital improvements (unless Landlord can pass-through such cost as an Operating Expense to all other tenants in the Building on a percentage share basis, in which event Tenant shall pay or reimburse Landlord for Tenant’s percentage share of the cost of such Building Structure capital improvements within thirty (30) days after receipt by Tenant of Landlord’s invoice therefore accompanied by reasonable supporting documentation)) with respect to the Building shall be an Operating Expense and with respect to the Exterior Common Areas shall be an Exterior Common Area Operating Expenses (in both cases, subject to any applicable limitations or exclusions set forth elsewhere in this Lease) Tenant’s share of the cost of such repair or replacement within thirty (30) days after receipt of Tenant’s invoice therefore accompanied by reasonable supporting documentation) required to be constructed in order to comply with any Law (excluding Hazardous Materials Laws) not in effect or applicable to the Building as of the date of this Lease, (y) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Operating Expenses of the Building, or (z) replacement of capital improvements (excluding Building Structure capital improvements, the cost of which shall remain the sole obligation of Landlord to pay without right of reimbursement from Tenant except to the extent such capital repairs or replacements are required due to damage (other than ordinary wear and tear) caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any Tenant Related Parties, in which event, subject to Paragraph 8.6 below, Tenant shall be obligated to pay or reimburse Landlord for 100% of the cost of such Building Structure capital improvements (unless Landlord can pass-through such cost as an Operating Expense to all other tenants in the Building on a percentage share basis, in which event Tenant shall pay or reimburse Landlord for Tenant’s percentage share of the cost of such Building Structure capital improvements within thirty (30) days after receipt by Tenant of Landlord’s invoice therefore accompanied by reasonable supporting documentation)) or building service equipment existing as of the date of the Date of this Lease when required because of normal wear and tear. The cost of (i) capital repair items or Permitted Capital Costs, (excluding therefrom capital repairs and capital replacements of the Building Structure, including, the foundations, roof and exterior walls, the cost of which shall remain the sole obligation of Landlord to pay without right of reimbursement from Tenant except to the extent such capital repairs or replacements are required due to damage (other than ordinary wear and tear) caused by the acts, omissions, negligence or willful misconduct or misuse of the Premises or Building, or applicable portion thereof, by Tenant or any Tenant Related Parties, in which event, subject to Paragraph 8.6 above, Tenant shall be obligated to pay or reimburse Landlord for 100% of the cost of such Building Structure capital improvements (unless Landlord can pass-through such cost as an Operating Expense to all other tenants in the Building on a percentage share basis, in which event Tenant shall pay or reimburse Landlord for Tenant’s percentage share of the cost of such Building Structure capital improvements within thirty (30) days after receipt by Tenant of Landlord’s invoice therefore accompanied by reasonable supporting documentation)), (ii) replacement of the roof membrane, and (iii) repainting the exterior of the Building, shall be amortized at the lesser of (x) the annual rate of interest charged on the loan obtained by Landlord to finance such improvement (or if Landlord does not obtain a loan to finance such improvement, then at two (2) percent above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord), or (y) the maximum rate permitted by law, over the useful life of the repair or item as reasonably determined by Landlord in accordance with generally accepted real estate accounting principles, consistently applied, and such amortization shall be included in Operating Expenses from the date of installation or repair through the earlier of the expiration of the useful life of the capital item and the Lease Termination; provided, however, subject to Paragraph 8.6, if the HVAC system or any other building systems serving the Building or Premises, exterior windows or roof membrane need to be repaired or replaced due to (A) Tenant’s breach of any of Tenant’s obligations under this Lease or (B) any misuse of the HVAC or other building systems, exterior windows or roof membrane by, or negligence or willful misconduct of, Tenant or any Tenant Related Parties, then Tenant shall reimburse or pay to Landlord, within thirty (30) days following receipt of a statement or invoice and reasonable back up documentation of such costs, for one hundred percent (100%) of the costs paid or incurred by Landlord to replace such HVAC or other building system, parking areas, exterior windows or roof membrane, as the case may be. Operating Expenses for any given period may also include (A) management fees payable to a property manager (or if Landlord elects to self-manage the Building or Project, then payable to Landlord) in an amount equal to three percent (3%) of the monthly Base Rent received by Landlord from tenants of the Building, including, Tenant, during such period and (B) the Building’s percentage share of Exterior Common Area Operating Expenses for such period. To the extent any Operating Expenses are incurred by Landlord with respect to both the Building and the Parcel B Building under or pursuant to a single contract to which Landlord is a party and apply substantially equally to both the Building and the Parcel B Building (e.g. a single janitorial service contract where the janitorial services provided to the Building and the Parcel B Building are the same), then, to the extent such Operating Expenses are not separately accounted for between the Building and the Parcel B Building, the Building shall be allocated 49.12% of such Operating Expenses.

“Exterior Common Area Operating Expense” or “Exterior Common Area Operating Expenses” as used in this Lease shall mean and include all items identified in other paragraphs of this Lease as an Exterior Common Area Operating Expense and the total cost paid or incurred by (or charged to) Landlord for the operation, maintenance, repair, replacement, security and management of the Exterior Common Area which costs shall include, without limitation: the cost of services and utilities supplied to the Exterior Common Area; storm drainage; trash removal services with respect to such Exterior Common Area; electrical lighting for the Exterior Common Area; water for landscaping included within the Exterior Common Area; property and liability insurance covering the Exterior Common Area and any other insurance carried by Landlord pursuant to Paragraph 8 above with respect to the Exterior Common Area; deductibles under such insurance policies maintained by Landlord; cleaning, sweeping, striping, sealing and/or resurfacing of parking and driveway areas; cleaning, maintenance and repair of the Exterior Common Area; cleaning and repairing of sidewalks and curbs; costs related to irrigation systems and Exterior Common Area signs; fees for licenses and permits required for the operation of the Exterior Common Area; the cost of complying with Laws, including, without limitation, maintenance, alterations and repairs required in connection therewith; costs related to landscape maintenance; the cost of contesting the validity or applicability of any governmental enactments which may affect Exterior Common Area Operating Expenses; all additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Exterior Common Area which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles; and amortization of costs of the following capital improvements to the Exterior Common Area (“Exterior Common Area Permitted Capital Costs”): (x) capital improvements required to be constructed in order to comply with any Law (excluding Hazardous Materials Laws) not in effect or applicable to the Exterior Common Area as of the date of this Lease, (y) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Exterior Common Area Operating Expenses, or (z) replacement of capital improvements or building service equipment existing as of the date of the Date of this Lease when required because of normal wear and tear. The cost of (i) capital repair items or Exterior Common Area Permitted Capital Costs, and (ii) resurfacing the parking lot shall be amortized at the lesser of (x) the annual rate of interest charged on the loan obtained by Landlord to finance such improvement (or if Landlord does not obtain a loan to finance such improvement, then at two percent (2%) above the prime rate or reference rate published in the Wall Street Journal (or if such rate is not published in the Wall Street Journal, then the prime rate or reference rate established by a national bank selected by Landlord), or (y) the maximum rate permitted by law, over the useful life of the repair or item as reasonably as reasonably determined by Landlord in accordance with generally accepted real estate accounting principles, consistently applied, and such amortization shall be included in Exterior Common Area Operating Expenses from the date of installation or repair until the earlier of the expiration of the useful life of the capital item or Lease Termination.

Notwithstanding anything to the contrary in the definition of Operating Expenses and Exterior Common Area Operating Expenses herein or in any other provision of the Lease, Operating Expenses and Exterior Common Area Operating Expenses shall not be construed to include any amounts to the extent expressly excluded from the definition of Taxes and shall not include any of the following: (i) depreciation; (ii) principal payments of mortgage and other non-operating debts of Landlord; (iii) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (iv) costs in connection with leasing space in the Building, including brokerage commissions, advertising and promotional expenses and the cost to negotiate and execute leases; lease concessions, rental abatements and construction allowances granted to specific tenants; (v) costs incurred in connection with the sale, financing or refinancing of the Building, including brokerage commissions, consultants’, attorneys’ and accountants’ fees, closing costs, title insurance premiums, transfer taxes, mortgage taxes and interest charges; (vi) fines, interest and penalties incurred due to the late payment; (vii) costs incurred in the original construction of the Building, Exterior Common Area or any other part of the Project and costs of repairing, replacing or otherwise correcting defects or deficiencies in the initial design, construction or components of the improvements comprising the Project; (viii) costs incurred in connection with the investigation, removal, remediation or clean-up of Hazardous Materials from the Project or any portion thereof (including the fees of any environmental consultants); (ix) payment of principal and interest or other finance charges made on any debt (except to the extent expressly included in the amortization of any Operating Expenses and/or Exterior Common Area Operating Expenses) and rental payments made under any ground or underlying lease or leases; (x) rental for any space in the Property set aside for conference facilities, storage facilities or exercise facilities; (xi) any “tap fees” or one-time lump sum sewer or water connection fees for the Property payable in connection with the original construction of the Project or any portion thereof; (xii) any capital expenditures whatsoever or any cost of a capital nature, including the costs of any capital improvements, alterations or replacements, as determined in accordance with generally accepted real estate accounting principles, consistently applied (other than Permitted Capital Costs and Exterior Common Area Permitted Capital Costs as expressly provided in the first two paragraphs of Paragraph 12.1 above); (xiii) costs incurred for any item to the extent covered by a manufacturer’s, materialman’s, vendor’s or contractor’s warranty and paid by such manufacturer, materialman, vendor or contractor; (xiv) non-cash items such as deductions for depreciation and amortization of the Project or the Project equipment; reserves for maintenance, repairs and replacements or any other purpose; (xv) development fees or impact fees; (xvi) the cost of installing and outfitting a specialty improvement, including, without limitation, an observatory, cafeteria, tanning salon, ATM machine, exercise or fitness facility, or luncheon or recreational club or facility; (xvii) the costs of repair, replacement, or restoration work occasioned by any casualty or condemnation (excluding amounts of deductibles under insurance policies maintained by Landlord (provided, however, that if Tenant’s percentage share of any such deductible is in excess of $25,000.00, Landlord shall amortize the balance of Tenant’s percentage share of such deductible in excess of $25,000.00 in the same manner that capital repair items, Exterior Common Area Permitted Capital Costs and resurfacing the parking lot are amortized, and Tenant shall pay such amortized sums on a monthly basis until the earlier of the expiration of the useful life of such repairs and the expiration of the Term, as it may be extended); (xviii) payments on any mortgages executed by Landlord covering Landlord’s property, any other indebtedness of Landlord, and rental under any ground lease or leases for the Building, the Common Areas or the Project; (xix) except for management fees, Landlord’s general overhead and any overhead or profit increment to any subsidiary or affiliate of Landlord for services on or to the Building, Common Areas or Project to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Landlord; (xx) any costs or expenses representing any amount paid for services and materials to a (personal or business) related person, firm, or entity to the extent such amount exceeds the amount that would have been paid for such service or materials at the then existing market rates in the absence of such relationship; (xxi) compensation paid to any employee of Landlord above the grade of Property Manager/Building Superintendent, including officers and executives of Landlord; (xxii) the cost of any work or service furnished to any tenant or occupant of the Building or Project to a materially greater extent or in a materially more favorable manner than that furnished generally to tenants and other occupants of the Building or Project, or the costs of work or services furnished exclusively for the benefit of any tenant or occupant of the Building or Project or at such tenant’s cost; (xxiii) the costs and expenses incurred in resolving disputes with other tenants, other occupants, or prospective tenants or occupants of the Building or Project, collecting rents or otherwise enforcing leases of the tenants of the Building or Project; (xxiv) the costs of repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord or its agents, employees or contractors, or the cost of repairs, alterations and general maintenance (excluding deductibles under insurance policies maintained by Landlord) necessitated by the negligence or willful misconduct of any other tenant or occupant of the Building or Project, or any of their respective agents, employees, contractors, invitees or licensees; (xxv) any amount paid by Landlord by way of any Landlord obligation to provide an indemnity of any thirty party; (xxvi) any cost for overtime to Landlord in curing defaults by Landlord or any other tenant of the Project or Building; or (xxvii) the costs including fines, penalties, and legal fees incurred due to violations by Landlord, its employees, agents, contractors or assigns, or any other tenant or occupant of the Building or Project of building codes, any governmental rule or requirement or the terms and conditions of any lease pertaining to the Building or Project or any other contract. Landlord will not collect or be entitled to collect more than one hundred percent (100%) of Operating Expenses actually paid or incurred by Landlord in connection with the operation, maintenance, repair, replacement, security and/or management of the Building or Project in any calendar year (except that Landlord shall be permitted to collect delinquent Operating Expenses owing in any prior calendar year(s)), and Landlord shall make no profit from Landlord’s collection of Operating Expenses (except the foregoing shall not preclude Landlord from receiving property management fees as part of Operating Expenses subject to the cap on management fees equal to 3% of the monthly Base Rent received by Landlord from tenants of the Building, including, Tenant).

The specific examples of Operating Expenses and Exterior Common Area Operating Expenses stated in this Paragraph 12.1 are in no way intended to and shall not limit the costs comprising Operating Expenses and Exterior Common Area Operating Expenses, nor shall such examples be deemed to obligate Landlord to incur such costs or to provide such services or to take such actions except as Landlord may be expressly required in other portions of this Lease, or except as Landlord, in its reasonable discretion, may elect. All reasonable costs incurred by Landlord in good faith for the operation, maintenance, repair, security and management of the Building or the Exterior Common Area, as the case may be, shall be deemed conclusively binding on Tenant.

12.2 Payment of Operating Expenses by Tenant. Prior to the Commencement Date, and annually thereafter, Landlord shall deliver to Tenant an estimate of Operating Expenses for the succeeding year. Tenant’s payment of Operating Expenses shall be based upon Landlord’s reasonable estimate of Operating Expenses and shall be payable in equal monthly installments in advance on the first day of each calendar month commencing on the Commencement Date as specified in Paragraph 1.8 and continuing throughout the Lease Term, as the same may be extended. Tenant shall pay to Landlord, as Additional Rent and without deduction or offset, an amount equal to Tenant’s percentage share (stated in Paragraph 1.12 above) of the Operating Expenses. Alternatively, as Landlord may elect at any time or from time to time, Operating Expenses actually incurred or paid by Landlord but not theretofore billed to Tenant, or certain of them, as invoiced by Landlord shall be payable by Tenant within thirty (30) days after receipt of Landlord’s invoice, but not more often than once each calendar month.

Landlord shall revise its estimate of Operating Expenses on an annual basis, and Landlord may adjust the amount of Tenant’s monthly installment in the event of a material change in Operating Expenses, but not more than once during any calendar year.

Landlord shall furnish Tenant an annual reconciliation statement (and a statement within one hundred eighty (180) days after Lease Termination) showing the actual Operating Expenses for the period to which Landlord’s estimate pertains and shall concurrently either bill Tenant for the balance due (payable upon within thirty (30) days after receipt of written demand by Landlord) or credit Tenant’s account for the excess previously paid. Notwithstanding anything to the contrary contained in this Lease, within ninety (90) days after receipt by Tenant of Landlord’s statement of Operating Expenses prepared pursuant to this Paragraph 12.2 for any prior annual period during the Lease Term, any employee of Tenant or a certified public accountant mutually acceptable to Landlord and Tenant (provided such certified public accountant charges for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method) shall have the right to inspect the books of Landlord applicable to Operating Expenses for the immediately preceding year during the business hours of Landlord and upon not less than five (5) business days’ advance notice, at Landlord’s office or, at Landlord’s option, such other location as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement. All expenses of such inspection shall be borne by Tenant. If Tenant’s inspection reveals a discrepancy in the comparative annual reconciliation statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accounting firm approved by Landlord and Tenant (the “CPA Firm”), which approval shall not be unreasonably withheld or delayed. If the inspection by the CPA Firm shows that the actual amount of Operating Expenses payable by Tenant is greater than the amount previously paid by Tenant for such accounting period, Tenant shall pay Landlord the difference within thirty (30) days after the inspection by the CPA Firm. If the inspection by the CPA firm shows that the actual amount is less than the amount paid by Tenant, then the difference shall be applied in payment of the next estimated monthly installments of Operating Expenses owing by Tenant, or in the event such accounting follows the expiration of the Term hereof, such difference shall be refunded to Tenant. Tenant may not withhold payment of any Operating Expenses pending completion of any inspection or audit of Operating Expenses. Unless Tenant asserts specific errors within ninety (90) days after receipt of the annual reconciliation statement, such statement shall be deemed correct as between Landlord and Tenant.

Notwithstanding anything to the contrary contained in this Lease, if Landlord has not provided a reconciliation statement to Tenant within twelve (12) months after the end of any calendar year during the Term, Tenant shall not be obligated to pay for such applicable calendar year for which such reconciliation statement was not provided, Tenant’s proportionate share of Operating Expenses in excess of the estimated Operating Expenses paid by Tenant for such calendar year.

13. Alterations and Improvements.

13.1 In General. Except for painting the interior walls of the Premises, re-carpeting of the carpeted areas of the Premises and minor or decorative alterations to the interior of the Premises which (i) do not impair the integrity of the Building Structure, (ii) do not adversely affect any of the Building Systems serving the Premises or Building, (iii) are not visible from outside of the Building (iv) do not cost in excess of Seventy-Five Thousand Dollars ($75,000.00) per improvement project or Five Hundred Thousand Dollars ($500,000.00) during the Term of this Lease, as such Term may be extended and (v) are not Specialty Alterations as defined below (collectively, “Cosmetic Alterations”), Tenant shall not make, or permit to be made, any alterations, removals, changes, enlargements, improvements or additions, including, without limitation, Specialty Alterations as defined below (collectively “Alterations”) in, on, about or to the Premises, or any part thereof, including Alterations required pursuant to Paragraph 6.2, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) and without acquiring and complying with the conditions of all permits required for such Alterations by any governmental authority having jurisdiction thereof. Landlord acknowledges that Landlord will advise Tenant in writing of (i) its grant or denial of consent for such Alterations, and (ii) whether Landlord will require Tenant to remove any Specialty Alterations (as defined below) and repair any damage caused by such removal, in each case within ten (10) business days after Landlord’s receipt of Tenant’s written notice to Landlord requesting the same. At the time Tenant requests Landlord’s consent to any Specialty Alterations, Tenant shall request a decision from Landlord in writing as to whether Landlord will require Tenant, at Tenant’s expense, to remove any such Specialty Alterations and repair any damage caused by such removal. If Landlord fails to respond with such ten (10) business day period, then Tenant may deliver a second written notice to Landlord containing the same request as provided above, which second notice shall contain the following provisions in bold, capitalized letters: “IF YOU FAIL TO RESPOND TO THIS REQUEST WITHIN TEN (10) BUSINESS DAYS FOLLOWING YOUR RECEIPT OF THIS NOTICE, THEN YOU ARE DEEMED TO HAVE CONSENTED TO THE SPECIALTY ALTERATIONS

DESCRIBED IN THIS NOTICE AND TO HAVE AGREED THAT TENANT IS NOT REQUIRED TO REMOVE SUCH SPECIALTY ALTERATIONS DESCRIBED IN THIS NOTICE AT THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.”. In such event of Landlord’s deemed consent, Tenant will not be required to remove at Lease Termination any such Specialty Alterations described in Tenant’s second notice to Landlord as provided above. For purposes of this Lease “Specialty Alterations” shall mean “Specialty Alterations” shall mean any of the following Alterations: (a) safes and vaults; (b) specialized flooring (including raised flooring) and/or labs; (c) conveyors and dumbwaiters; (d) any Alterations which (i) perforate a floor slab in the Premises or a wall that encloses/encapsulates the Building Structure, or (ii) involve material plumbing connections (such as kitchens and executive bathrooms outside of the Building core); (e) special security equipment, and (f) any other installations, additions, improvements or alterations not typically found in general use office space or requiring over-standard demolition or restoration costs for the removal or restoration thereof. Tenant shall not be obligated to obtain Landlord’s prior written consent to any Cosmetic Alterations referred to above, and Cosmetic Alterations shall not be Specialty Alterations, but such Cosmetic Alterations shall be subject to all of the other terms and conditions of this Paragraph 13.1 and 13.2 below. The term “Alterations” as used in this Paragraph 13 shall also include, without limitation, all heating, lighting, electrical (including all wiring, conduit outlets, drops, buss ducts, main and subpanels), air conditioning and partitioning in the Premises made by Tenant regardless of how affixed to the Premises. As a condition to the giving of its consent, Landlord may impose such reasonable requirements as Landlord reasonably may deem necessary, including without limitation, the manner in which the work is done; a reasonable right of approval of the contractor by whom the work is to be performed; the times during which the work is to be accomplished; the requirement that Tenant post a completion bond in an amount and form reasonably satisfactory to Landlord for Alterations costing in excess of $250,000.00; and the requirement that Tenant reimburse Landlord, as Additional Rent, for Landlord’s actual and reasonable costs for outside consultants incurred in reviewing any proposed Alteration, whether or not Landlord’s consent is granted. In the event Landlord consents to the making of any Alterations by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, in accordance with the plans and specifications approved by Landlord and in a manner causing Landlord and Landlord’s agents and other tenants of the Building the least interference and inconvenience practicable under the circumstances. Tenant shall give written notice to Landlord five (5) business days prior to employing any laborer or contractor to perform services related to, or receiving materials for use upon the Premises, and prior to the commencement of any work of improvement on the Premises. Any Alterations, including, without limitation, Cosmetic Alterations, to the Premises made by Tenant or any of its agents, employees, contractors, subcontractors or other representatives shall be made in accordance with applicable Laws and in a first-class workmanlike manner. In making any such Alterations, Tenant shall, at Tenant’s sole cost and expense, file for and secure and comply with any and all permits or approvals required by any governmental departments or authorities having jurisdiction thereof and any utility company having an interest therein. In no event shall Tenant make any structural changes to the Premises or make any changes to the Premises which would weaken or impair the integrity of the Building Structure or adversely affect any of the Building Systems serving the Building or Premises. Landlord agrees not to charge any construction management or supervision fee for any Alterations, including those Alterations which would require Landlord’s consent pursuant to the terms above.

13.2 Removal Upon Lease Termination. Notwithstanding anything to the contrary in this Lease, Tenant shall have no obligation to remove any of the Initial Improvements (as defined in Exhibit C to this Lease). If Tenant fails to obtain Landlord’s consent (or deemed consent as provided in Paragraph 13.1 above) to any Alterations for which Landlord’s consent is required under this Lease, then, Landlord may elect to have all or a portion of such Alterations that were not consented to (or deemed consented to) by Landlord removed by Tenant at Lease Termination at Tenant’s sole cost (or deemed consent) and Tenant shall, at Tenant’s sole cost, repair all damage to the Project arising from such removal. In the event Tenant fails to remove any such Specialty Alterations designated by Landlord for removal, Landlord, without waiving any or all other rights and remedies available to Landlord, may remove such Specialty Alterations and repair any damage caused by their removal, and may recover from Tenant all costs and expenses actually incurred thereby, together with an amount equal to the fair rental value of the Premises for the period of time after Lease Termination required for Landlord to accomplish such removal and restoration. Tenant’s obligation to pay such costs and expenses to Landlord shall survive Lease Termination. Unless Landlord elects to have Tenant remove (or, upon Tenant’s failure to obtain Landlord’s decision, Landlord removes) any such Specialty Alterations, all such Specialty Alterations (except for moveable furniture, personal property and moveable equipment, and signage and trade fixtures of Tenant, which shall be removed, or caused to be removed, Tenant at no cost to Landlord), shall become the property of Landlord upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises at Lease Termination.

13.3 Landlord’s Improvements. All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, Building or Common Area by Landlord shall be a part of the realty and belong to Landlord.

14. Default and Remedies.

14.1 Events of Default. The term “Default by Tenant” as used in this Lease shall mean the occurrence of any of the following events:

(a) Tenant’s failure to pay when due any Rentals and such failure is not cured within three (3) days after delivery of written notice from Landlord specifying such failure to pay;

(b) Commencement and continuation for at least sixty (60) days of any case, action or proceeding by, against or concerning Tenant under any federal or state bankruptcy, insolvency or other debtor’s relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Tenant, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action or proceeding seeking Tenant’s financial reorganization or an arrangement with any of Tenant’s creditors;

(c) Voluntary or involuntary appointment of a receiver, trustee, keeper or other person who takes possession for more than sixty (60) days of substantially all of Tenant’s assets or of any asset used in Tenant’s business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

(d) Execution of an assignment for the benefit of creditors of substantially all assets of Tenant available by law for the satisfaction of judgment creditors;

(e) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation, limited liability company or a partnership;

(f) Levy of a writ of attachment or execution on Tenant’s interest under this Lease, if such writ continues for a period of thirty (30) days;

(g) An assignment of the Lease by Tenant, any sublet by Tenant of the Premises or any portion of the Premises, any other transfer of all or a portion of Tenant’s interest in the Premises or Lease (any of the foregoing being a “Transfer”) or attempted Transfer of this Lease or the Premises by Tenant in violation of the provisions of Paragraph 24 below and such violation is not cured within ten (10) days after written notice of such violation if given by Landlord to Tenant;

(h) Failure of Tenant to execute any instruments evidencing subordination of this Lease that Tenant is required to execute pursuant to the terms of Paragraph 20.2 below within the time period set forth in Paragraph 20.2 where such failure is not cured within ten (10) business days after written notice of such failure is given by Landlord to Tenant;

(i) Failure of Tenant to execute any reasonable modification of this Lease required by a financial institution which modification meets the requirements and conditions set forth in Paragraph 20.3 below where such failure is not cured within ten (10) business days after written notice of such failure is given by Landlord to Tenant;

(j) Failure of Tenant to execute any estoppel certificate or provide financial statements that Tenant is required to execute or provide pursuant to the terms of Paragraph 20.5 below within the applicable time period set forth in Paragraph 20.5 where such failure is not cured within ten business (10) days after written notice of such failure is given by Landlord to Tenant;

(k) Breach by Tenant of any term, covenant, condition, warranty, or provision contained in this Lease (other than those referred to in any other subsection of this Paragraph 14.1) or of any other obligation owing or due to Landlord and such breach is not cured within thirty (30) days after written notice of such breach is given by Landlord to Tenant (or if a breach under this subparagraph 14.1(k) cannot be reasonably cured within thirty (30) days, if Tenant does not commence to cure the breach within the thirty (30) day period or does not diligently and in good faith prosecute the cure to completion);

(l) Any other Default by Tenant expressly set forth elsewhere in this Lease. For avoidance of doubt, Tenant’s vacation of the Premises while Tenant is not in default of any other provision of this Lease shall not be deemed a Default by Tenant.

14.2 Remedies. Upon any Default by Tenant, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law, to which Landlord may resort cumulatively or in the alternative:

14.2.1 Termination. Landlord may terminate this Lease by giving written notice of termination to Tenant, in which event this Lease shall terminate on the date set forth for termination in such notice. In the event Landlord terminates this Lease, Landlord shall have the right to recover from Tenant:

(a) The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

(b) The worth at the time of award of the amount by which the unpaid Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

(c) The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the Rentals for the balance of the Lease Term after the time of award exceed the amount of such rental loss that Tenant proves could be reasonably avoided;

(d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by the Default by Tenant or which in the ordinary course of events would likely result, including without limitation the following:

(i) Expenses in retaking possession of the Premises;

(ii) Expenses for cleaning, repairing or restoring the Premises;

(iii) Any unamortized real estate brokerage commission paid in connection with this Lease;

(iv) Expenses for removing, transporting, and storing any of Tenant’s property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any such property);

(v) Expenses of reletting the Premises, including without limitation, brokerage commissions and reasonable attorneys’ fees;

(vi) Reasonable attorneys’ fees and court costs; and

(vii) Costs of carrying the Premises such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions (if any).

(e) The “worth at the time of award” of the amounts referred to in subparagraphs (a) and (b) of this Paragraph 14.2.1 is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the Default by Tenant, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, not to exceed the maximum rate allowable by law.

14.2.2 Continuance of Lease. Upon any Default by Tenant and unless and until Landlord elects to terminate this Lease pursuant to Paragraph 14.2.1 above, this Lease shall continue in effect after the Default by Tenant and Landlord may enforce all its rights and remedies under this Lease, including without limitation, the right to recover payment of Rentals as they become due. Neither efforts by Landlord to mitigate damages caused by a Default by Tenant nor the acceptance of any Rentals shall constitute a waiver by Landlord of any of Landlord’s rights or remedies, including the rights and remedies specified in Paragraph 14.2.1 above.

15. Damage or Destruction.

15.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Insured Casualty” means damage to or destruction of the Premises from a cause actually insured against, or required by this Lease to be insured against, for which the insurance proceeds paid or made available to Landlord, when added to the amount of Landlord’s deductible under its casualty or property insurance policy such damage to or destruction of the Premises, are sufficient to rebuild or restore the Premises under then existing building codes to the condition existing immediately prior to the damage or destruction; and (b) “Uninsured Casualty” means damage to or destruction of the Premises from a cause (i) not actually insured against and not required to be insured against, or (ii) from a cause actually insured against but for which the insurance proceeds paid or made available to Landlord, together with the amount of Landlord’s deductible applicable to such damage or destruction, are for any reason insufficient to rebuild or restore the Premises under then-existing building codes to the condition existing immediately prior to the damage or destruction, or (iii) from a cause actually insured against, but for which the insurance proceeds are not paid or made available to Landlord within ninety (90) days of the event of damage or destruction, even though Landlord maintained the insurance required by this Lease.

15.2 Insured Casualty.

15.2.1 Rebuilding Required. In the event of an Insured Casualty where the extent of damage or destruction is less than thirty-three and one-third percent (33 and 1/3%) of the then full replacement cost of the Premises, Landlord shall rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction, promptly following receipt of all required governmental permits and approvals, and with all due diligence, provided that there exist no governmental codes or regulations that would prevent Landlord’s ability to so rebuild or restore (and if there exists any governmental codes or regulations that would prevent altogether Landlord’s ability to rebuild or restore, Landlord shall terminate this Lease by written notice to Tenant within sixty (60) days after the event of damage or destruction).

15.2.2 Landlord’s Election. In the event of an Insured Casualty where the extent of damage or destruction is equal to or greater than thirty-three and one-third percent (33 and 1/3%) of the then full replacement cost of the Premises, Landlord may, at its option and at its sole discretion, rebuild or restore the Premises to the condition existing immediately prior to the damage or destruction (which, if so elected, shall be performed promptly following receipt of all required governmental permits and approvals and with all due diligence), or terminate this Lease. Landlord shall notify Tenant in writing within sixty (60) days after the event of damage or destruction of Landlord’s election to either rebuild or restore the Premises or terminate this Lease. Notwithstanding the foregoing to the contrary, Landlord shall not have the right to terminate this Lease pursuant to this subparagraph if Landlord failed to carry the insurance required by Section 8.1 of this Lease. Notwithstanding anything to the contrary contained in this Lease, if Landlord carried the required insurance by this Lease but elects to terminate this Lease pursuant to this subparagraph due to lack of funds, Tenant shall have the right, at Tenant’s sole election, to contribute any shortfall, in which case Landlord’s election to terminate shall be of no further force or effect and Landlord shall rebuild or restore the Premises pursuant to the provisions of this Article 15. If Landlord is obligated to rebuild or restore the Premises pursuant to the terms of the immediately preceding sentence, then, as a condition precedent to such obligation, Tenant shall contribute to Landlord in cash the shortfall in funds prior to the date that Landlord notifies Tenant that Landlord is ready to commence, or cause to be commenced, the rebuilding or restoration of the Premises. Such notice by Landlord to Tenant shall be given to Tenant at least thirty (30) days prior to the date that Landlord intends to commence, or cause to be commenced, the rebuilding or restoration of the Premises.

15.2.3 Continuance of Lease. If Landlord is required to rebuild or restore the Premises pursuant to Paragraph 15.2.1 or if Landlord elects to rebuild or restore the Premises pursuant to Paragraph 15.2.2, this Lease shall remain in effect and Tenant shall have no claim against Landlord for compensation for inconvenience or loss of business during any period of repair or restoration.

15.3 Uninsured Casualty. In the event of an Uninsured Casualty, Landlord may, at its option and at its sole discretion (i) rebuild or restore the Premises as soon as reasonably possible at Landlord’s expense to the condition existing immediately prior to the damage or destruction (which, if so elected, shall be performed promptly following receipt of all required governmental permits and approvals and with all due diligence), in which event this Lease shall continue in full force and effect or (ii) terminate this Lease, in which event Landlord shall give written notice to Tenant within sixty (60) days after the event of damage or destruction of Landlord’s election to terminate this Lease as of the date of the event of damage or destruction. If such Uninsured Casualty was caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties, then Tenant shall be liable to Landlord therefor. If Landlord elects to terminate this Lease pursuant to the provisions of this subparagraph due to lack of funds, Tenant shall have the right, at Tenant’s sole election, to contribute any shortfall, in which case Landlord’s election to terminate shall be of no further force or effect and Landlord shall rebuild or restore the Premises pursuant to the provisions of this Article 15. If Landlord is obligated to rebuild or restore the Premises pursuant to the terms of the immediately preceding sentence, then, as a condition precedent to such obligation, Tenant shall contribute to Landlord in cash the shortfall in funds prior to the date that Landlord notifies Tenant that Landlord is ready to commence, or cause to be commenced, the rebuilding or restoration of the Premises. Such notice by Landlord to Tenant shall be given to Tenant at least thirty (30) days prior to the date that Landlord intends to commence, or cause to be commenced, the rebuilding or restoration of the Premises.

15.4 Tenant’s Election. Notwithstanding anything to the contrary contained in this Paragraph 15, Tenant may elect to terminate this Lease in the event the Premises are damaged or destroyed and, in the reasonable opinion of Landlord’s architect or construction consultants, the restoration of the Premises cannot be substantially completed within three hundred (300) days after the event of damage or destruction. Unless Landlord provides Tenant with notice of termination under Paragraphs 15.2, 15.3, 15.5, or 15.10 hereof, Landlord shall provide Tenant with written notice within sixty (60) days after the event of damage or destruction of the estimated restoration period (including whether, in the reasonable opinion of Landlord’s architects or construction consultants, the restoration of the Premises can be substantially completed within said 300-day-period). Tenant’s election to terminate under this Paragraph 15.4 shall be made by written notice to Landlord within ten (10) business days after Tenant receives from Landlord the estimate of the time needed to complete repair or restoration of the Premises. If Tenant does not deliver said notice within said ten (10) business day period, Tenant may not later terminate this Lease even if substantial completion of the rebuilding or restoration occurs subsequent to said three hundred (300) day period, provided that Landlord is proceeding with due diligence to rebuild or restore the Premises. If Tenant delivers said notice within said ten (10) business day period, this Lease shall terminate as of the date of the event of damage or destruction. Notwithstanding anything to the contrary contained in this Lease, if Landlord elects to restore the Premises and Tenant notifies Landlord that Tenant does not elect to terminate this Lease, and Landlord fails to complete the restoration within the three hundred (300) day period, as such three hundred (300) day period shall be extended one (1) day for each day that Landlord is delayed in completing such restoration due to any act, omission, negligence or willful misconduct of Tenant or any Tenant Related Parties and/or any Force Majeure Delays (as defined below), Tenant shall have the right to deliver to Landlord written notice of its election to terminate this Lease on the date that is thirty (30) days after the date of Landlord’s receipt of Tenant’s notice, and if Landlord fails to complete the restoration within the thirty (30) day period, this Lease shall terminate as of the date that is thirty (30) days after the date of Landlord’s receipt of Tenant’s notice. For purposes of the immediately preceding sentence, the term “Force Majeure Delays” shall mean any delay in the completion of the restoration of the Premises due to (i) strike, lockout, or other labor or industrial disturbance, civil disturbance, judicial order, governmental rule or regulation, act of public enemy, war, riot, sabotage, blockade, embargo, inability to secure customary materials or supplies; (ii) inability to secure building permits and approvals; (iii) delay in the restoration of the Premises despite Landlord’s diligent efforts to complete same, because of changes in any laws subsequent to the execution date of this Lease or changes in the interpretation of any such law by the applicable building department; (iv) lightning, earthquake, fire, storm, flood, washout, explosion, or (v) any other causes beyond Landlord’s reasonable control; however, such Force Majeure Delays shall not exceed ninety (90) days in the aggregate.

15.5 Damage or Destruction Near End of Lease Term.. Notwithstanding anything to the contrary contained in this Paragraph 15, in the event the Premises are damaged or destroyed in whole or in part from any cause during the last twelve (12) months of the Lease Term and cannot reasonably be restored within sixty (60) days, Landlord (or Tenant provided such damage or destruction was not caused by the gross negligence or willful misconduct of Tenant or any Tenant Related Parties) may, at its option, terminate this Lease as of the date of the event of damage or destruction by giving written notice to the other of its election to do so within thirty (30) days after the event of such damage or destruction.

15.6 Termination of Lease. If the Lease is terminated pursuant to this Paragraph 15, the current Rentals shall be proportionately reduced during the period following the event of damage or destruction until the termination date, based upon the extent to which the damage or destruction renders the Premises unsuitable for the operation of Tenant’s business (as reasonably determined by Landlord and Tenant in good faith) and Tenant and Tenant Related Parties are not using such unsuitable area.

15.7 Abatement of Rentals. If the Premises are to be rebuilt or restored pursuant to this Paragraph 15, the then current Rentals shall be proportionately reduced from the date of such damage or destruction to the Premises, or applicable part thereof, until such damage is fully restored, based upon the extent to which the damage or destruction renders the Premises unsuitable for the operation of Tenant’s business (as reasonably determined by Landlord) and Tenant and Tenant Related Parties are not using such unsuitable area.

15.8 Liability for Personal Property. Except to the extent arising out of the gross negligence or willful misconduct Landlord or that of its agents, employees or contractors (and then subject to the provisions of Paragraph 8.6 above), in no event shall Landlord have any liability for, nor shall it be required to repair or restore, any injury or damage to any Alterations to the Premises made by Tenant or any Tenant Related Parties at the expense of Tenant or any Tenant Related Parties (or through an allowance provided by Landlord), or any of Tenant’s trade fixtures, office equipment, merchandise, office furniture, or any other personal property installed by Tenant (or any Tenant Related Parties). If Landlord or Tenant does not elect to terminate this Lease pursuant to this Paragraph 15, then following Landlord’s substantial completion of the Landlord’s restoration work under this Paragraph 15, Tenant shall be obligated to promptly rebuild or restore all Alterations to the Premises made by Tenant or any Tenant Related Parties that were damaged or destroyed to substantially the same condition existing immediately prior to the damage or destruction in accordance with the provisions of Paragraph 13.1.

15.9 Waiver of Civil Code Remedies. Landlord and Tenant acknowledge that the rights and obligations of the parties upon damage or destruction of the Premises are as set forth herein; therefore Tenant hereby expressly waives any rights to terminate this Lease upon damage or destruction of the Premises, except as specifically provided by this Lease, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the California Civil Code, as amended from time to time, and the provisions of any similar law hereinafter enacted, which provisions relate to the termination of the hiring of a thing upon its substantial damage or destruction.

15.10 Damage or Destruction to the Building. The foregoing notwithstanding, in the event the Building is damaged or destroyed to the extent of more than thirty-three and one-third percent (33 1/3%) of the then replacement cost thereof, Landlord may elect to terminate this Lease so long as Landlord terminates the leases of all other tenants in the Building, whether or not the Premises are damaged. Landlord shall notify Tenant of its election to terminate under this Paragraph 15.10 within sixty (60) days of the event of such damage or destruction.

16. Condemnation.

16.1 Definition of Terms. For the purposes of this Lease, the term: (a) “Taking” means a taking of the Premises, Common Area, or Building or damage related to the exercise of the power of eminent domain and includes, without limitation, a voluntary conveyance, in lieu of court proceedings, to any agency, authority, public utility, person or corporate entity empowered to condemn property; (b) “Total Taking” means the Taking of the entire Premises or so much of the Premises, Building or Common Area as to prevent or substantially impair the use thereof by Tenant for the uses herein specified; provided, however, that in no event shall the Taking of less than twenty percent (20%) of the Premises or fifty percent (50%) of the Building and Common Area be considered a Total Taking; (c) “Partial Taking” means the Taking of twenty percent (20%) or less of the Premises, Building or Common Area for six (6) months or less; (d) “Date of Taking” means the date upon which the title to the Premises, Building or Common Area or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; and (e) “Award” means the amount of any award made, consideration paid, or damages ordered as a result of a Taking.

16.2 Rights. The parties agree that in the event of a Taking all rights between them or in and to an Award shall be as set forth herein.

16.3 Total Taking. In the event of a Total Taking during the Lease Term: (a) the rights of Tenant under this Lease and in the leasehold estate of Tenant (and the rights of Tenant in and to the Premises and right to use the Common Area) shall cease and terminate as of the Date of Taking; (b) Landlord shall refund to Tenant any prepaid Base Rent that has not then been applied; (c) Tenant shall pay Landlord any Rentals due Landlord under the Lease, prorated as of the Date of Taking; (d) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award those portions of the Award attributable to trade fixtures of Tenant; and (e) the remainder of the Award shall be paid to and be the property of Landlord. Nothing contained in this Paragraph 16.3 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and Alterations installed by Tenant to the extent paid for by Tenant.

16.4 Partial Taking. In the event of a Partial Taking during the Lease Term: (a) the rights of Tenant under the Lease and in the leasehold estate of Tenant in and to the portion of the Premises taken shall cease and terminate as of the Date of Taking; (b) from and after the Date of Taking the Base Rent shall be an amount equal to the product obtained by multiplying the then current Base Rent by the quotient obtained by dividing the fair market value of the Premises immediately after the Taking by the fair market value of the Premises immediately prior to the Taking; (c) to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Premises, Tenant shall receive from the Award the portions of the Award attributable to trade fixtures; and (d) the remainder of the Award shall be paid to and be the property of Landlord. Each party waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a Partial Taking. Nothing contained in this Paragraph 16.4 shall be deemed to deny Tenant its right to recover awards made by the condemning authority for moving costs, relocation costs, and costs attributable to goodwill and leasehold improvements installed by Tenant. Notwithstanding anything to the contrary contained in this Lease, if twenty percent (20%) or more of the Premises is taken by any agency, authority, public utility, person or corporate entity empowered to condemn property for more than six (6) months, Tenant shall have the right to terminate this Lease.

17. Liens.

17.1 Premises to Be Free of Liens. Tenant shall pay for all labor and services performed for, and all materials used by or furnished to Tenant, any Tenant Related Parties, or any contractor employed by Tenant (or any Tenant Related Party) with respect to the Premises. Tenant shall indemnify, defend and hold Landlord harmless from and keep the Project free from any liens, claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys’ fees with respect thereto, created or suffered by reason of any labor or services performed for, or materials used by or furnished to, Tenant or any Tenant Related Parties or any contractor employed by Tenant with respect to the Premises; provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify, defend, protect or hold harmless the Landlord for any claims, demands, encumbrances, or judgments, including all costs, liabilities and attorneys’ fees with respect thereto to the extent caused by the negligence or willful misconduct of Landlord or its employees, contractors or agents. Tenant’s obligations under the immediately preceding sentence shall survive Lease Termination. Landlord shall have the right, at all times, to post and keep posted on the Premises, as the case may be, any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord and the Premises, Building, Common Area, and Land, and any other party having an interest therein, from mechanics’ and materialmen’s liens, including without limitation a notice of non-responsibility.

17.2 Notice of Lien; Bond. Should any claims of lien be filed against, or any action filed to assert a claim of lien be commenced affecting the Premises, Tenant’s interest in the Premises or any other portion of the Project, Tenant shall give Landlord notice of such lien or action within five (5) business days after Tenant receives notice of the filing of the lien or the commencement of the action. In the event that Tenant shall not, within twenty (20) days following the date Tenant becomes aware of the imposition of any such lien arising from or in connection with labor or services performed for, or materials used by or furnished to, Tenant, any Tenant Related Parties or any of Tenant’s invitees or any contractor employed by Tenant with respect to the Premises, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as Landlord shall deem proper, including payment of the claim giving rise to such lien or posting of a proper bond. All such sums paid by Landlord and all expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees and costs, shall be payable to Landlord by Tenant as Additional Rent within thirty (30) days after receipt of written demand.

18. Landlord’s Right of Access to Premises. Landlord reserves and shall have the right and Tenant shall permit (and cause all Tenant Related Parties to permit) Landlord and Landlord’s agents and employees and designated consultants, contractors and other representatives to enter the Premises at any reasonable time during normal business hours with reasonable prior notice (except in the event of an emergency) and subject to any reasonable security measures of Tenant for the purpose of (i) inspecting the Premises, (ii) performing Landlord’s maintenance and repair responsibilities set forth herein, (iii) posting notices of non-responsibility, (iv) placing upon the Premises at any time “For Sale” signs, (v) placing on the Premises ordinary “For Lease” signs at any time within one hundred eighty (180) days prior to Lease Termination, or at any time there exists a Default of Tenant, or at such other times as agreed to by Landlord and Tenant, (vi) protecting the Premises in the event of an emergency and (vii) exhibiting the Premises to prospective purchasers or lenders at any reasonable time (or to prospective tenants during the last nine (9) months of the Term). In the event of an emergency, Landlord shall have the right to use any and all means which Landlord reasonably may deem proper to gain access to the Premises. Any entry to the Premises by Landlord or Landlord’s agents, employees, consultants or contractors in accordance with this Paragraph 18 or any other provision of this Lease shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises (unless Tenant is denied all beneficial use of the Premises for twelve (12) consecutive months or more) or any portion thereof nor give Tenant the right to abate the Rentals payable under this Lease. The parenthetical set forth in the immediately preceding sentence shall not apply to the extent the Landlord enters the Premises during the continuance of any Default by Tenant to perform, or cause to be performed, acts of maintenance or preservation or efforts to relet the Premises, including, but not limited to alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof or if a receiver appointed upon the initiative of Landlord to protect Landlord’s interest under this Lease or in the Premises enters the Premises pursuant to the terms of a receivership order. Tenant hereby waives any claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and, except to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors (but subject to the terms of Paragraph 8.6 above), any other loss occasioned by Landlord’s or Landlord’s agents’ entry into the Premises as permitted by this Paragraph 18 or any other provision of this Lease. In no event, however, shall Landlord be liable to Tenant for any claim of consequential damages, including, without limitation, lost profits, loss of income or loss of business.

19. Landlord’s Right to Perform Tenant’s Covenants. Except as otherwise expressly provided herein, if Tenant shall at any time fail to make any payment or perform any other act required to be made or performed by Tenant under this Lease, Landlord may upon ten (10) days written default notice to Tenant, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent that Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All reasonable sums so paid by Landlord and all penalties, interest and reasonable costs in connection therewith shall be due and payable by Tenant as Additional Rent within thirty (30) days after receipt of written demand.

20. Lender Requirements.

20.1 Subordination. This Lease, at Landlord’s option, shall be subject and subordinate to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount(s) whatsoever now or hereafter placed on or against or affecting the Premises, Building or Land, or Landlord’s interest or estate therein without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided that any such mortgagee or beneficiary under any future mortgage or deed of trust agrees in writing that this Lease shall not be terminated or modified in any material way in the event of any foreclosure or deed in lieu of foreclosure if Tenant is not in default under this Lease beyond applicable notice and cure periods. If any mortgagee or beneficiary shall elect to have this Lease prior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust, whether this Lease is dated prior or subsequent to the date of such mortgage or deed of trust or the date of the recording thereof.

20.2 Subordination Agreements. Tenant shall execute and deliver, without charge therefor, such further commercially reasonable instruments evidencing subordination of this Lease to the lien of any mortgages or deeds of trust affecting the Premises, Building or Land as may be reasonably required by Landlord within ten (10) business days following Landlord’s request therefor; provided that such mortgagee or beneficiary under such mortgage or deed of trust agrees in writing that this Lease shall not be terminated or modified in any material way in the event of any foreclosure or deed in lieu of foreclosure if Tenant is not in default under this Lease beyond applicable notice and cure periods. As a condition to Tenant’s obligations under this Lease, prior to or at execution of this Lease, Landlord shall cause its existing lender holding a security interest in the Building and Land to enter into a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant that has been approved by Landlord, Lender and Tenant, and Landlord shall deliver the same to Tenant for execution and delivery to Landlord or its lender.

20.3 Approval by Lenders. Tenant recognizes that the provisions of this Lease may be subject to the approval of any financial institution that may make a loan secured by a new or subsequent deed of trust or mortgage affecting the Premises, Building or Land. If the financial institution should require, as a condition to such financing, any reasonable modifications of this Lease in order to protect its security interest in the Premises including without limitation, modification of the provisions relating to damage to and/or condemnation of the Premises, Tenant agrees to negotiate in good faith with Landlord and such financial institution to agree on mutually acceptable modifications and execute the appropriate amendments; provided, however, that no modification shall substantially change the size, location or dimension of the Premises, or shall increase the Rentals payable by Tenant hereunder or shall, in any material respect, otherwise increase Tenant’s obligations under this Lease or reduce Tenant’s rights or Landlord’s obligations under this Lease.

20.4 Attornment. In the event of foreclosure or the exercise of the power of sale under any mortgage or deed of trust made by Landlord and covering the Premises, Building or Land, Tenant shall attorn to such foreclosing lender or such purchaser upon any such foreclosure or sale and recognize such foreclosing lender or purchaser as the Landlord under this Lease.

20.5 Estoppel Certificates and Financial Statements.

(a) Delivery by Tenant. Tenant shall, within ten (10) business days following written request by Landlord therefor and without charge, execute and deliver to Landlord any and all estoppel certificates reasonably requested by Landlord in connection with the sale or financing of the Premises, Building or Land, or requested by any lender making a loan affecting the Premises, Building or Land, or applicable part thereof. Landlord may require that Tenant in any estoppel certificate shall (i) certify that this Lease is unmodified and in full force and effect (or, if modified, state the nature of such modification and certify that this Lease, as so modified, is in full force and effect) and has not been assigned (or, if assigned, disclosing the same), (ii) certify the date to which Rentals are paid in advance, if any, (iii) acknowledge that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specify such defaults if claimed, (iv) evidence the status of this Lease as may be reasonably required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage covering the Premises, Building or Land, or applicable part thereof, or a purchaser of the

Premises, Building or Land, or applicable part thereof, from Landlord, (v) certify that all improvements to be constructed on the Premises by Landlord have been substantially completed except for punch list items which do not prevent Tenant from using the Premises for its intended use, or if substantial completion has not occurred with respect to all or any portion of such improvements, specify which improvements have not been substantially completed, and (vi) certify such other matters relating to the Lease, the Premises and/or Common Area as may be reasonably requested by a lender making a loan to Landlord or a purchaser of the Premises, Building or Land, or applicable part thereof, from Landlord. Any such estoppel certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises, Building or Land.

(b) Financial Statements. Within thirty (30) days after Landlord’s written request therefor (but in no event more often than quarterly during each calendar year unless Tenant is in default hereunder beyond applicable notice and cure periods, or Landlord is selling or refinancing the Building or Project), Tenant shall furnish to Landlord copies of Tenant’s most recent audited or certified (but unaudited) annual financial statements (in connection with the delivery of certified unaudited financial statements, the certification shall be made by an authorized representative of Tenant who is most knowledgeable concerning the financial condition of Tenant, to that person’s actual knowledge). Such financial statements of Tenant shall include an opinion of a certified public accountant (if available) and a balance sheet and profit and loss statement for the most recent year, or a reasonable substitute for the form of such financial information, all prepared in accordance with generally accepted accounting principles consistently applied. Landlord shall treat such financial statements and the information therein as confidential and shall not disclose the same, including, without limitation, any information contained therein (collectively, “Confidential Information”) to anyone other than persons within Landlord’s and/or its affiliates’ or property manager’s organization or advisors, prospective purchasers or lenders or prospective lenders who have a need to know in the course of the performance of their duties analyzing or evaluating the Confidential Information, and Landlord shall request that persons in its organization or advisors, purchasers or lenders to keep same in strict confidence. This paragraph does not apply to Confidential Information that (i) was in the public domain at the time of communication to Landlord; (ii) becomes known to Landlord through disclosure by sources other than Tenant having the legal right to disclose such Confidential Information; (iii) is independently acquired or developed by Landlord; or (iv) is required to be disclosed by Landlord to comply with applicable laws or regulations (including, without limitation, pursuant to a subpoena); provided that Landlord provides prior written notice to Tenant and takes reasonable actions to minimize the extent of disclosure. Landlord’s obligations under this Paragraph 20.5(b) shall survive expiration or earlier termination of the Lease.

(c) Nondelivery by Tenant. Tenant’s failure to deliver an estoppel certificate as required pursuant to Paragraph 20.5(a) above shall, in addition to Landlord’s other rights and remedies for such failure, be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord and has not been assigned, (ii) there are now no uncured defaults in Landlord’s performance, (iii) no Rentals have been paid in advance except those that are set forth in this Lease, and (iv) Tenant has accepted possession of the Premises. As provided in Paragraph 14.1(j) above, Tenant’s failure to deliver any financial statements, estoppel certificates or other documents as required pursuant to Paragraph 20.5(a) or Paragraph 20.5(b) above shall be a Default by Tenant if not delivered to Landlord within ten (10) business days following Tenant’s receipt of written notice that such financial statements, estoppel certificates or other documents required pursuant to Paragraph 20.5(a) or Paragraph 20.5(b) are past due.

21. Holding Over. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant (or any Tenant Related Parties) after Lease Termination shall not constitute a renewal or extension of the Lease Term, nor give Tenant any rights in or to the Premises except as expressly provided in this Lease. If Tenant holds over after termination of this Lease without the express written consent of Landlord, Tenant shall become a tenant at sufferance only. Tenant agrees that the reasonable value of the use of the Premises during any such holding over without consent shall be one hundred twenty-five percent (125%) for the first month of any holdover, and one hundred fifty percent (150%) for each month of holdover thereafter, of the monthly Base Rent in effect upon the date of such termination (prorated on a daily basis), and Tenant shall continue to pay during such holdover period all Additional Rent payable by Tenant in effect upon the date of such termination (prorated on a daily basis). Acceptance by Landlord of rent after such termination shall not constitute a hold over hereunder or result in a renewal. If Tenant remains in possession of the Premises after Lease Termination without Landlord’s consent for more than thirty (30) days, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from Tenant’s failure to surrender the Premises, including without limitation, any claims made by any succeeding tenant based on delay in the availability of the Premises; provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify Landlord for any loss, damage, expense, claim or liability to the extent caused by the negligence or willful misconduct of Landlord or its respective employees, contractors or agents. The provisions of this Paragraph 21 shall survive the expiration or earlier termination of this Lease.

22. Notices. Any notice required or desired to be given under this Lease shall be in writing, and all notices shall be given by personal delivery (which includes nationally recognized overnight courier service) or mailing. Any notice given pursuant to this Paragraph 22 shall be deemed to have been given when personally delivered (including delivery by nationally recognized overnight courier), or if mailed, when three (3) business days have elapsed from the time when such notice was deposited in the United States mail, certified or registered mail and postage prepaid, addressed to the party at the last address given for purposes of notice pursuant to the provisions of this Paragraph 22. At the date of execution of this Lease, the addresses of Landlord and Tenant are set forth in Paragraph 1.14 above.

23. Attorneys’ Fees. In the event either party hereto shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rentals, to enforce an indemnity, defense or hold harmless obligation, to terminate the tenancy of the Premises, or to enforce, protect, interpret, or establish any term, condition, or covenant of this Lease or right or remedy of either party, the prevailing party shall be entitled to recover, as a part of such action or proceeding, reasonable attorneys’ fees and court costs, including reasonable attorneys’ fees and costs for appeal, as may be fixed by the court or jury. Notwithstanding anything to the contrary contained in this Lease, “prevailing party” as used in this paragraph shall include the party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action.

24. Assignment, Subletting and Hypothecation.

24.1 In General. Tenant shall not voluntarily sell, assign or transfer all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, sublease all or any part of the Premises, or permit all or any part of the Premises to be used by any person or entity other than Tenant or Tenant’s employees, except as specifically provided in this Paragraph 24.

24.2 Voluntary Assignment and Subletting.

(a) Notice to Landlord. Tenant shall, by written notice, advise Landlord of Tenant’s desire on a stated date (which date shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant’s notice) to assign this Lease or to sublet all or any part of the Premises for any part of the Lease Term. Tenant’s notice referred to immediately above shall state the name, legal composition and address of the proposed assignee or subtenant, and Tenant shall provide the following information to Landlord with said notice: a true and complete copy of the proposed assignment agreement or sublease; a financial statement of the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the assignment or sublease; the nature of the proposed assignee’s or subtenant’s business to be carried on in the Premises; the payments to be made or other consideration to be given on account of the assignment or sublease; a current financial statement of Tenant; and such other pertinent information as may be requested by Landlord, all in sufficient detail to enable Landlord to evaluate the proposed assignment or sublease and the prospective assignee or subtenant. Tenant’s notice shall not be deemed to have been served or given until such time as Tenant has provided Landlord with all information reasonably requested by Landlord pursuant to this Paragraph 24.2. Tenant shall immediately notify Landlord of any modification to the proposed terms of such assignment or sublease.

(b) Intentionally Omitted.

(c) Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed assignment or subletting by Tenant on the terms and conditions specified in Tenant’s notice referred to above. Landlord shall reasonably approve or disapprove any assignment or subletting proposed by Tenant for which Landlord’s approval is required hereunder within ten (10) business days following Landlord’s receipt of Tenant’s notice of proposed assignment or subletting and receipt of the information referred to in Paragraph 24.2(a) above. Without otherwise limiting the criteria upon which Landlord may withhold its consent to any proposed assignment or sublease, if Landlord withholds its consent where Tenant is in default, beyond applicable notice and cure periods, at the time of the giving of Tenant’s notice or on the effective date of any assignment or sublease, or where the net worth of the proposed assignee (according to generally accepted accounting principles) is not, in Landlord’s reasonable business judgment, sufficient to permit the proposed assignee to perform Tenant’s remaining obligations under this Lease, such withholding of consent shall be presumptively reasonable. Fifty percent (50%) of any and all rent paid by an assignee or subtenant in excess of the Rentals to be paid under this Lease (prorated in the event of a sublease of less than the entire Premises), after Tenant’s deduction therefrom, on an amortized basis over the balance of the Term of this Lease (until fully amortized) of (i) tenant improvement costs paid by Tenant in order to obtain the Lease assignment or subletting in question, (ii) all reasonable brokerage commissions paid by Tenant to third parties not affiliated with Tenant in order to obtain the Lease assignment or subletting in question, and (iii) all reasonable attorneys’ fees incurred by Tenant in connection with obtaining the Lease assignment or subletting in question shall be paid directly to Landlord, as Additional Rent, at the time and place specified in this Lease. For the purposes of this Paragraph 24, the term “rent” shall include any consideration of any kind received, or to be received, by Tenant from an assignee or subtenant, if such sums are related to Tenant’s interest in this Lease or in the Premises, including, but not limited to key money, bonus money, and payments (in excess of the fair market value thereof) for Tenant’s assets, fixtures, trade fixtures, inventory, accounts, goodwill, equipment, furniture, general intangibles, and any capital stock or other equity ownership interest of Tenant. Any assignment or subletting without Landlord’s consent (where Landlord’s consent was required under the terms of this Paragraph 24) shall be voidable at Landlord’s option, and shall constitute a default by Tenant, subject to applicable notice and cure periods. Landlord’s consent to any one assignment or sublease shall not constitute a waiver of the provisions of this Paragraph 24 as to any subsequent assignment or sublease nor a consent to any subsequent assignment or sublease; further, Landlord’s consent to an assignment or sublease shall not release Tenant from Tenant’s obligations under this Lease, and Tenant shall remain jointly and severally liable with the assignee or subtenant.

(d) Assumption of Obligations. In the event Landlord consents to any assignment, such consent shall be conditioned upon the assignee expressly assuming and agreeing to be bound by each of Tenant’s covenants, agreements and obligations contained in this Lease, pursuant to a written assignment and assumption agreement in a form reasonably approved by Landlord. Landlord’s consent to any assignment or sublease shall be evidenced by Landlord’s signature on said assignment and assumption agreement or on said sublease or by a commercially reasonable separate written consent prepared by Landlord and to be executed by Tenant and the applicable assignee or sublessee. In the event Landlord consents to a proposed assignment or sublease, such assignment or sublease shall be valid and the assignee or subtenant shall have the right to take possession of the Premises only if an executed original of the assignment or sublease is delivered to Landlord, and such document contains the same terms and conditions as stated in Tenant’s notice to Landlord given pursuant to Paragraph 24.2(a) above, except for any such modifications to which Landlord has consented in writing.

24.3 Collection of Rent. Tenant hereby irrevocably gives to and confers upon Landlord, as security for Tenant’s obligations under this Lease, the right, power and authority to collect all rents from any assignee or subtenant of all or any part of the Premises as permitted by this Paragraph 24, or otherwise, and Landlord, as assignee of Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; provided, however, that until the occurrence of any Default by Tenant, Tenant shall have the right to collect such rent. Upon the occurrence of any Default by Tenant, Landlord may at any time without notice in Landlord’s own name sue for or otherwise collect such rent, including rent past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorneys’ fees, toward Tenant’s obligations under this Lease. Landlord’s collection of such rents shall not constitute an acceptance by Landlord of attornment by such subtenants. In the event of a Default by Tenant, Landlord shall have all rights provided by this Lease and by law, and Landlord may, upon re-entry and taking possession of the Premises, eject all parties in possession or eject some and not others, or eject none, as Landlord shall determine in Landlord’s sole discretion.

24.4 Corporations and Partnerships. If Tenant is a corporation or limited liability company, then, except as otherwise expressly provided in the immediately following paragraph, any dissolution, merger, consolidation or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock or membership interests of Tenant in excess of fifty percent (50%), or any sale (or cumulative sales) of all or substantially all of the assets of Tenant shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. If Tenant is a partnership, then, except as otherwise expressly provided in the immediately following paragraph, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning fifty percent (50%) or more (cumulatively) of the partnership, any assignment(s) of fifty percent (50%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Any such withdrawal or substitution of partners or assignment of any interest in or dissolution of a partnership tenant, and any such sale of stock, membership interests or assets of a corporate or limited liability company tenant or dissolution, merger, consolidation or other reorganization of a corporate or limited liability company without the prior written consent of Landlord shall be a Default by Tenant hereunder. The foregoing notwithstanding, the sale or transfer of any or all of the capital stock of a corporation, the capital stock of which is now or hereafter becomes publicly traded, shall not be deemed an assignment of this Lease.

Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent (but with notice to Landlord), may sublet the Premises or assign this Lease to (i) a subsidiary, affiliate or entity controlled by, which controls or is under common control with Tenant; (ii) a successor entity related to Tenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of all or substantially all of Tenant’s assets or common stock, provided that in connection with any assignment or subletting to a successor entity or purchaser pursuant to clause (ii) or (iii) immediately above, the successor or Tenant following such purchase of all or substantially all of Tenant’s assets or common stock has a net worth which, in Landlord’s reasonable business judgment, is sufficient to permit the proposed assignee to perform Tenant’s remaining obligations under this Lease (each, a “Permitted Transferee”). For purposes of this Lease, a transfer or issuance of Tenant’s stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Tenant shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent. Any right of Landlord to receive excess Rentals shall not apply to a Permitted Transfer.

Notwithstanding that a Transfer is made to a Permitted Transferee, Tenant shall not be released from any of its obligations under this Lease and a Permitted Transferee to whom this Lease is assigned shall be required to assume all of Tenant’s obligations hereunder as a condition to such transfer being permitted without Landlord’s prior written consent. A Transfer to a Permitted Transferee shall not be subject to the provisions of Paragraph 24.2 above.

24.5 Reasonable Provisions. Tenant expressly agrees that the provisions of this Paragraph 24 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under bankruptcy laws, or for any other purpose.

24.6 Attorneys’ Fees. Tenant shall pay, as Additional Rent, Landlord’s reasonable attorneys’ fees for reviewing, investigating, processing and/or documenting any requested assignment or sublease, whether or not Landlord’s consent is granted, provided that such attorneys’ fees do not exceed $2,500.00 per request for consent.

24.7 Involuntary Transfer. No interest of Tenant in this Lease shall be assignable involuntarily or by operation of law, including, without limitation, the transfer of this Lease by testacy or intestacy. Each of the following acts shall be considered an involuntary assignment:

(a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or a proceeding under any bankruptcy law is instituted in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

(b) Levy of a writ of attachment or execution on this Lease;

(c) Appointment of a receiver with authority to take possession of the Premises in any proceeding or action to which Tenant is a party; or

(d) Foreclosure of any lien affecting Tenant’s interest in the Premises, which lien was not consented to by Landlord pursuant to Paragraph 24.8.

An involuntary assignment shall constitute a Default by Tenant and Landlord shall have the right to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant. In the event the Lease is not terminated, the provisions of Paragraph 24.2(c) regarding rents paid by an assignee or subtenant shall apply. If a writ of attachment or execution is levied on this Lease, or if any involuntary proceeding in bankruptcy is brought against Tenant or a receiver is appointed, Tenant shall have sixty (60) days in which to cause the attachment or execution to be removed, the involuntary proceeding dismissed, or the receiver removed. Notwithstanding anything to the contrary contained in this Lease, in the event of a conflict between the provisions of this Section 24.7 and applicable federal or state bankruptcy law, applicable federal or state bankruptcy law shall control.

24.8 Hypothecation. Tenant shall not hypothecate, mortgage or encumber Tenant’s interest in this Lease or in the Premises or otherwise use this Lease as a security device in any manner without the consent of Landlord, which consent Landlord may withhold in its sole and absolute discretion. Consent by Landlord to any such hypothecation or creation of a lien or mortgage shall not constitute consent to an assignment or other transfer of this Lease following foreclosure of any permitted lien or mortgage.

24.9 Binding on Successors.. The provisions of this Paragraph 24 expressly apply to all heirs, successors, sublessees, assignees and transferees of Tenant.

24.10 Assignment to Credit Assignee.

(a) Credit Assignee. In the event that (i) Tenant assigns this Lease to a third party meeting all of the qualifications set forth in Section 24.10(b) below (the “Credit Assignee”); (ii) the Credit Assignee has assumed in writing each of Tenant’s covenants, agreements and obligations contained in this Lease (the “Credit Assignment Agreement”); (iii) Landlord has consented to the assignment to the Credit Assignee pursuant to the terms and conditions of this Section 24; and (iv) the Credit Assignee has delivered to Landlord the Cash Security Deposit required by Section 1.13 above, Tenant shall be fully and finally released from its obligations under this Lease arising from and after the effective date of the assignment (the “Credit Assignment Date”). In no event shall the Credit Assignment Agreement be construed as granting or conferring upon Tenant and the Credit Assignee any greater rights than those contained in this Lease, nor shall there be any diminution of the rights and privileges of the Landlord under this Lease, nor shall this Lease be deemed modified in any respect. It is specifically understood that Landlord is not a party to the Credit Assignment Agreement and, notwithstanding anything to the contrary contained in the Credit Assignment Agreement, Landlord is not bound by any terms, provisions, representations or warranties contained therein. In the event of any conflict between the terms of the Credit Assignment Agreement and this Lease, the terms and conditions of this Lease shall control and supersede the Credit Assignment Agreement. The release provisions of this Paragraph 24.10(a) shall be personal to Bloom Energy Corporation and shall not apply to any other Tenant under this Lease.

(b) Qualifications. A “Credit Assignee” is an entity that, as of the effective date of the assignment referred to in Paragraph 24.10(a) above, is rated BBB or higher by a reputable credit reporting agency, or is unofficially and privately rated BBB or higher by a reputable credit reporting agency.

25. Successors. Subject to the provisions of Paragraph 24 above and Paragraph 30.2(a) below, the covenants, conditions, and agreements contained in this Lease shall be binding on the parties hereto and on their respective heirs, successors and assigns.

26. Landlord Default; Mortgagee Protection. Landlord shall not be in default under this Lease unless Tenant shall have given Landlord written notice of the breach and, within thirty (30) days after notice, Landlord has not cured the breach or, if the breach is such that it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced such cure within such thirty (30) day period or fails to diligently prosecute the cure to completion. Any money judgment obtained by Tenant based upon Landlord’s breach of this Lease shall be satisfied only out of Landlord’s interest in the Project and the sales, rental, insurance and condemnation proceeds therefrom (whether by Landlord or by execution of judgment). In the event of any breach or default of this Lease by Landlord, Tenant shall not have any recourse against any of Landlord’s members, manager, officers, directors, shareholders, or partners with respect to such breach and under no circumstances shall Landlord be liable to Tenant for any claim of consequential damages, including, without limitation, lost profits, loss of income or loss of business. In the event of any default on the part of Landlord under this Lease, Tenant shall give notice by registered or certified mail or nationally recognized overnight courier to any beneficiary of a deed of trust or any mortgagee of a mortgage affecting the Premises, Building or Land whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

27. Exhibits. All exhibits attached to this Lease shall be deemed to be incorporated herein by the individual reference to each such exhibit, and all such exhibits shall be deemed to be a part of this Lease as though set forth in full in the body of the Lease.

28. Surrender of Lease Not Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenants, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenants.

29. Waiver. The waiver by a party hereto of any breach of any term, covenant or condition herein contained (or the acceptance by a party of any performance by the other party after the time the same shall become due) shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach thereof or of any other term, covenant or condition herein contained, unless otherwise expressly agreed to by such party in writing. The acceptance by Landlord of any sum less than that which is required to be paid by Tenant shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Landlord, in Landlord’s reasonable discretion, if Tenant does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in any letter of transmittal. The acceptance by Landlord of any sum tendered by a purported assignee or transferee of Tenant shall not be deemed a consent by Landlord to any assignment or transfer of Tenant’s interest herein. No custom or practice which may arise between the parties hereto in the administration of the terms of this Lease shall be construed as a waiver or diminution of a party’s right to demand performance by the other party in strict accordance with the terms of this Lease.

30. General.

30.1 Captions and Headings. The captions and paragraph headings used in this Lease are for convenience of reference only. They shall not be construed to limit or extend the meaning of any part of this Lease, and shall not be deemed relevant in resolving any question of interpretation or construction of any paragraph of this Lease.

30.2 Definitions.

(a) Landlord. The term Landlord as used in this Lease, so far as the covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner at the time in question of the fee title to the Premises. In the event of any transfer(s) of such interest, so long as such transferee assumes in writing Landlord’s obligations under this Lease first accruing from and after the transfer, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall have no further liability under this Lease to Tenant except as to matters of liability which have accrued and are unsatisfied as of the date of such transfer, it being intended that the covenants and obligations contained in this Lease on the part of Landlord shall be binding on Landlord and its successors and assigns only during and in respect of their respective periods of ownership of the fee; provided that any funds in the possession of Landlord or the then grantor and as to which Tenant has an interest, less any deductions permitted by law or this Lease, shall be turned over to the grantee. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the provisions of this Paragraph 30.2(a), be binding upon each Landlord and such Landlord’s heirs, personal representatives, successors and assigns only during its respective period of ownership.

(b) Agents. For purposes of this Lease and without otherwise affecting the definition of the word “agent” or the meaning of an “agency,” the term “agents” shall be deemed to include the agents and employees of Landlord or Tenant, as the case may be.

(c) Interpretation of Terms. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words in the neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.

30.3 Counterparts; Facsimile Signatures. This Lease may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute only one instrument. Facsimile signatures and PDF format signatures sent by electronic mail shall be treated and have the same effect as original signatures, and the parties agree to be bound thereby.

30.4 Time of Essence. Time is of the essence as to each and every provision in this Lease requiring performance within a specified time.

30.5 Severability. In case any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein. In the event any provision of this Lease is invalid, illegal or unenforceable under applicable law, the parties shall use their respective best endeavors to negotiate and agree a substitute provision which is valid, legal and enforceable and achieves to the greatest extent possible the economic, legal and commercial objectives of such illegal, void, invalid, illegal or unenforceable term, condition, stipulation, provision, covenant or undertaking. In the event Tenant’s obligation to pay any Rentals hereunder is determined to be unenforceable, this Lease at the option of Landlord shall terminate.

30.6 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

30.7 Joint and Several Liability. If Tenant is more than one person or entity, each such person or entity shall be jointly and severally liable for the obligations of Tenant hereunder. If Tenant is a husband and wife, the obligations hereunder shall extend to their sole and separate property as well as community property.

30.8 Construction of Lease Provisions. Although the provisions of this Lease were prepared by Landlord, the doctrine or rule of construction that ambiguities in this Lease shall be construed against the party drafting the same shall not be employed in connection with this Lease and this Lease shall be construed in accordance with the general tenor of the language to reach a fair and equitable result.

30.9 Tenant’s Financial Statements. Prior to the date hereof, Tenant provided to Landlord financial statements of Tenant dated as of December 31, 2017. Tenant represents and warrants that said financial statements are true, correct and complete in all material respects, as of the respective dates of and for the periods referred to in such financial statements. Tenant acknowledges and agrees that Landlord is relying on such financial statements in accepting this Lease, and that a breach of Tenant’s warranty as to such financial statements shall constitute a Default by Tenant.

31. Signs. Landlord shall install, or has installed, and shall maintain, an electronic directory in the Building lobby. Such electronic directory shall include the name of Tenant. Landlord shall exercise commercially reasonable efforts to obtain approval from the City of San Jose for the construction or installation of (i) a monument sign on the Land at a location to be determined by Landlord and reasonably acceptable to Tenant, and (ii) an illuminated pylon sign on a portion of the Land in a location to be determined by Landlord and reasonably acceptable to Tenant. If Landlord is successful in obtaining approval of such monument sign, then Landlord, at Landlord’s expense (not chargeable to Tenant or the Improvement Allowance) shall install the monument sign structure and Tenant shall have the right, at its sole cost and expense, to have the name or tradename of Tenant installed on a panel on such monument sign during the Term of this Lease. If Landlord is successful in obtaining approval of such illuminated pylon sign referred to above, then Landlord, at Landlord’s expense (not chargeable to Tenant or the Improvement Allowance) shall install the pylon sign structure and Tenant shall have the right, at its sole cost and expense, to have the name or tradename of Tenant listed on such pylon sign. In addition, Tenant shall have the right to Tenant identification signage in the lobby of the Premises, subject to the reasonable approval of Landlord and the approval of the City of San Jose. All of the signage referred to in clauses (i) and (ii) above and in the immediately preceding sentences, including, without limitation, the location of such signage, shall be subject to the approval of the City of San Jose. Tenant also shall be allowed during the Term of this Lease, including, without limitation, any extended or renewal term, subject to prior approval of the City of San Jose and satisfaction of all City of San Jose sign requirements, to install, at Tenant’s sole cost and expenses, rooftop signage on one side of the Building in a location approved by the City of San Jose and reasonably approved by Landlord and Tenant. The design of all of Tenant’s signage will be subject to Landlord’s reasonable approval; Landlord hereby pre-approves the design of the signage depicted in Exhibit I attached hereto and incorporated herein by this reference. Except as expressly permitted pursuant to the terms of this Paragraph 31, Tenant shall not place or permit to be placed any sign or decoration on the Land or on the exterior of the Building, without the prior written consent of Landlord, which consent may be given or withheld by Landlord in its sole discretion. Tenant may place “for lease” signs in connection with efforts to assign or sublease the Premises, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed; provided that all such signs shall be removed by Tenant, at Tenant’s cost, on or prior to Lease Termination. In no event shall any such sign revolve, rotate, move or create the illusion of revolving, rotating or moving or be internally illuminated and there shall be no exterior spotlighting or other illumination on any such sign. Tenant, upon written notice by Landlord, shall immediately remove any of Tenant’s signs that are visible from the exterior of the Building or Premises or signs and decorations that Tenant has placed or permitted to be placed on the Land or the exterior of the Building without the prior written consent of Landlord. If Tenant fails to so remove such sign or decoration within five (5) business days after Landlord’s written notice, Landlord may enter upon the Premises, the Building and/or the Project, or applicable part thereof, and remove such sign or decoration and Tenant shall pay Landlord, as Additional Rent within thirty (30) days after receipt of written demand, the cost of such removal. All signs placed on the Premises, Building or Land by Tenant shall comply with all recorded documents affecting the Premises, Building or Land, as the case may be, including but not limited to any declaration of conditions, covenants and restrictions; and applicable statutes, ordinances, rules and regulations of governmental agencies having jurisdiction thereof. Tenant shall at Lease Termination remove any sign which it has placed on the Premises, Land or the Building, and shall, at its sole cost, repair any damage caused by the installation or removal of such sign.

32. Landlord as Party Defendant. If, by reason of any act or omission (where there is a duty to act) by Tenant or any Tenant Related Parties, Landlord is made a party defendant concerning this Lease, or any portion of the Project, Tenant shall indemnify Landlord against all liability actually incurred by Landlord as a party defendant, including all damages, costs and reasonable attorneys’ fees; provided, however, in no event shall Tenant’s indemnification obligation be construed as requiring Tenant to indemnify Landlord for any liability, including all damages, costs and reasonable attorneys’ fees, to the extent caused by the negligence or willful misconduct of Landlord or its respective employees, contractors or agents.

33. Landlord Not a Trustee. Landlord shall not be deemed to be a trustee of any funds paid to Landlord by Tenant (or held by Landlord for Tenant) pursuant to this Lease. Landlord shall not be required to keep any such funds separate from Landlord’s general funds or segregated from any funds paid to Landlord by (or held by Landlord for) other tenants of the Building. Any funds held by Landlord pursuant to this Lease shall not bear interest.

34. Interest. Any payment due from Tenant to Landlord shall bear interest from the date due until paid, at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the twenty-fifth (25th) day of the month immediately preceding the due date, on advances to member banks under Sections 13 and 13(a) of the Federal Reserve Act, as now in effect or hereafter from time to time amended, or the maximum rate permitted by law, whichever is less. In addition, Tenant shall pay all costs and reasonable attorneys’ fees incurred by Landlord in the collection of such amounts.

35. Surrender of Premises. On the last day of the Lease Term or upon the sooner termination of this Lease, Tenant shall, to the reasonable satisfaction of Landlord, surrender the Premises to Landlord in good order, condition and repair and otherwise in the condition that Tenant is required to maintain the same pursuant to the express terms of this Lease, ordinary wear and tear, acts of God, casualty damage

(subject to the second sentence of Paragraph 15.3 above), condemnation, Specialty Alterations with respect to which Landlord has not reserved the right to require removal and Landlord’s maintenance, repair, replacement and restoration obligations excepted. Tenant shall remove, or cause to be removed, all of Tenant’s personal property, furniture, furnishings and trade fixtures from the Premises, including, without limitation, all voice and/or data transmission cabling, and all property not so removed shall be deemed abandoned by Tenant. Furthermore, Tenant shall immediately repair all damage to the Project caused by any such removal. If the Premises are not so surrendered at Lease Termination, (i) Landlord may cause the removal and/or make any repairs, and the cost to Landlord shall be deemed Additional Rent payable by Tenant to Landlord within thirty (30) days after receipt of written demand made by Landlord to Tenant, and (ii) if the Premises has not been so surrendered by the date that is sixty (60) days after Lease Termination, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, damage, expense, claim or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants. The provisions of this Paragraph 35 shall survive Lease Termination.

36. Labor Disputes. In the event Tenant shall in any manner be involved in or be the object of a labor dispute which subjects the Premises or any part of the Project to any picketing, work stoppage or other concerted activity which in the reasonable opinion of Landlord is detrimental to the operation of the Project or its tenants, Landlord shall have the right to require Tenant, at Tenant’s own expense and within a reasonable period of time, to use Tenant’s commercially reasonable good faith efforts to either resolve such labor dispute or terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Project. To the extent such labor dispute interferes with the performance of Landlord’s duties hereunder, Landlord shall be excused from the performance of such duties. Failure by Tenant to use its commercially reasonable good faith efforts to so resolve such dispute or terminate or control such picketing, work stoppage or other concerted activity within a reasonable period of time shall constitute a default by Tenant hereunder, subject to applicable notice and cure periods. Nothing contained in this Paragraph 36 shall be construed as placing Landlord in an employer/employee relationship with any of Tenant’s employees or with any other employees who may be involved in such labor dispute.

37. No Partnership or Joint Venture. Nothing in this Lease shall be construed as creating a partnership or joint venture between Landlord, Tenant, or any other party, or cause Landlord to be responsible for the debts or obligations of Tenant or any other party.

38. Entire Agreement. Any agreements, warranties, or representations not expressly contained herein shall in no way bind either Landlord or Tenant, and Landlord and Tenant expressly waive all claims for damages by reason of any statement, representation, warranty, promise or agreement, if any, not contained in this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, whether written or oral, between Landlord and its agents and Tenant and its agents with respect to the Project or this Lease. This Lease constitutes the entire agreement between the parties hereto and no addition to, or modification of, any term or provision of this Lease shall be effective until and unless set forth in a written instrument signed by both Landlord and Tenant.

39. Submission of Lease. Submission of this instrument for Tenant’s examination or execution does not constitute a reservation of space nor an option to lease. This instrument shall not be effective until executed and delivered by both Landlord and Tenant.

40. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying Rentals and performing its covenants and conditions under the Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the Lease Term, subject, however, to the terms of this Lease and any mortgages or deeds of trust affecting the Premises, and the rights reserved by Landlord hereunder.

41. Authority. The undersigned parties hereby warrant that they have proper authority and are empowered to execute this Lease on behalf of the Landlord and Tenant, respectively. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of said corporation, limited liability company or partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, or on behalf of said limited liability company in accordance with a duly adopted resolution of the managing member or members of the limited liability company, or on behalf of said partnership in accordance with the partnership agreement of such partnership, and that this Lease is binding upon said corporation, limited liability company or partnership, as the case may be, in accordance with its terms. If Tenant is a corporation, and this Lease is not executed by two corporate officers, Tenant shall upon execution of this Lease, deliver to Landlord evidence of the authority of the individual executing this Lease on behalf of Tenant to execute this Lease on behalf of Tenant. In the event Tenant should fail to deliver such evidence to Landlord upon execution of this Lease, Landlord shall not be deemed to have waived its right to require delivery of such evidence, and at any time during the Lease Term Landlord may request Tenant to deliver the same, and Tenant agrees it shall thereafter promptly deliver such evidence to Landlord. If Tenant is a corporation, Tenant warrants that: (a) Tenant is a valid and existing corporation; (b) Tenant is qualified to do business in California; (c) all fees and all franchise and corporate taxes are paid to date, and will be paid when due; (d) all required forms and reports will be filed when due; and (e) the signers of this Lease are properly authorized to execute this Lease.

42. Brokerage Commissions. Each party hereto represents and warrants to the other that it has not retained or worked with any broker or finder other than Newmark Cornish & Carey (“Newmark”), representing the Landlord, and Jones Lang LaSalle (“JLL”), representing the Tenant, in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby. Landlord agrees to pay Newmark and JLL a brokerage commission in connection with this Lease pursuant to a separate agreement between Landlord and Newmark. Landlord and Tenant do each hereby agree to indemnify, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party (other than Newmark and JLL) by reason of any dealings or actions of the indemnifying party, including any costs, expenses and/or attorneys’ fees reasonably incurred with respect thereto. The obligation to indemnify, defend and hold harmless as set forth in the immediately preceding sentence shall survive the termination of this Lease.

43. Roof Rights. Landlord hereby grants to Tenant an exclusive license (the “License”) to install, maintain and operate on the roof of the Building antenna or satellite dish equipment not exceeding four hundred square feet of roof space (the “Antenna Equipment”) in accordance with and subject to the terms and conditions set forth below. The Antenna Equipment shall be installed at a location(s) designated by Landlord and reasonably acceptable to Tenant (such location(s) as the same may be expanded from time to time, being the “Licensed Area”). The Licensed Area shall be considered to be a part of the Premises for all purposes under the Lease, and except as otherwise expressly provided in this Paragraph all provisions applicable to the use of the Premises under the Lease shall apply to the Licensed Area and its use by Tenant.

(i) The Term of the License shall be coterminous with this Lease, as it may be extended or renewed;

(ii) Tenant shall not be obligated to pay any license fee for the use of the Licensed Area pursuant to this Paragraph 43 during the Term of this Lease, as the same may be extended or renewed.

(iii) Tenant shall use the Licensed Area only for the installation, operation, repair, replacement and maintenance of the Antenna Equipment and the necessary mechanical and electrical equipment to service said Antenna Equipment, and for no other use or purpose. The installation of the Antenna Equipment, and all equipment and facilities related thereto, including any required screening for the Antenna Equipment and any required conduit from the Premises to the Antenna Equipment, shall be deemed to constitute an Alteration subject to the provisions of Paragraph 13 of this Lease, provided that Landlord shall not unreasonably withhold, condition or delay its approval of the same. Landlord may require appropriate screening for the Antenna Equipment as a condition of Landlord’s approval of the installation of the Antenna Equipment in a particular location. Tenant may have access to the Licensed Area for such uses at all times upon reasonable prior notice to Landlord and shall reimburse Landlord for any reasonable out-of-pocket expenses incurred by Landlord in connection therewith;

(iv) The Antenna Equipment shall be used only for transmitting and/or receiving data, audio and/or video signals to and from Tenant’s facilities within the Premises for Tenant’s use, and shall not be used or permitted to be used by Tenant for purposes of broadcasting signals to the public or to provide telecommunications or other communications transmitting or receiving services to any third parties;

(v) Landlord reserves the right upon reasonable prior written notice to Tenant to require the removal of the Antenna Equipment should Landlord reasonably determine that its presence results in material damage to the Building unless Tenant makes satisfactory arrangements to protect Landlord therefrom;

(vi) Tenant shall require its employees, when using the Licensed Area, to stay within the immediate vicinity thereof. In addition, in the event any communications system or broadcast or receiving facilities are operating in the area, Tenant shall at all times during the term of the License conduct its operations so as to ensure that such system or facilities shall not be subjected to harmful interference as a result of such operations by Tenant. Upon notification from Landlord of any such interference, Tenant agrees to promptly take the necessary steps to correct such situation, and Tenant’s failure to do so shall be deemed a default under the terms of this Lease.

(vii) During the term of the License, Tenant shall comply with any standards promulgated by applicable governmental authorities or otherwise reasonably established by Landlord regarding the generation of electromagnetic fields. Should Landlord determine in good faith at any time that the Antenna Equipment poses a health or safety hazard to occupants of the Building, Landlord may require Tenant to make arrangements satisfactory to Landlord to mitigate such hazard or, if Tenant either fails or is unable to make such satisfactory arrangements, to remove the Antenna Equipment. Any claim or liability resulting from the use of the Antenna Equipment or the Licensed Area shall be subject to the indemnification provisions of this Lease applicable to Tenant’s use of the Premises;

(viii) During the term of the License, Tenant shall pay all taxes attributable to the Antenna Equipment and other equipment owned and installed by Tenant, and Tenant shall assure and provide Landlord with reasonable evidence that the Licensed Area and Tenant’s use thereof are subject to the insurance coverages otherwise required to be maintained by Tenant as to the Premises pursuant to Paragraph 8.2 above;

(ix) Upon the expiration or sooner termination of the Lease, Tenant shall remove the Antenna Equipment and all related equipment and facilities, including any conduit from the Premises to the Antenna Equipment, from the Licensed Area and any other portions of the Building within or upon which the same may be installed, and shall restore the Licensed Area and all other areas affected by such removal to their original condition, reasonable wear and tear, casualty, condemnation and Landlord’s maintenance, repair, replacement and restoration obligations excepted, all at its sole cost and expense.

(x) Tenant’s rights under this Paragraph 43 belong solely to Bloom Energy Corporation, a Delaware corporation, and to any Permitted Transferee to which this Lease is assigned or transferred, and any other attempted assignment or transfer of such rights shall be void and of no force and effect.

44. Rules and Regulations. Tenant shall faithfully observe and comply, and cause all Tenant Related Parties and all persons claiming any interest in the Premises a under or through Tenant to faithfully observe and comply, with the Rules and Regulations attached hereto as Exhibit J, and with all modifications and additions to such rules and regulations made by Landlord from time to time (collectively, the “Rules and Regulations”). Landlord shall have the right to amend such Rules and Regulations from time to time with or without advance notice, as Landlord reasonably may deem appropriate for the best interests of the occupants of the Building and other authorized users. In the event of any conflict between the Rules and Regulations and the terms of this Lease (including, without limitation, any Exhibits hereto), the terms of this Lease will control. Any amendment(s) to the Rules and Regulations shall be effective as to Tenant, and binding on Tenant, upon delivery of a copy of such amendments to the Rules and Regulations to Tenant. Any failure by Tenant or any Tenant Related Parties to observe and comply with the Rules and Regulations, as the same may be amended, shall be a default by Tenant, subject to applicable notice and cure periods. Landlord shall not be responsible for the nonperformance of the Rules and Regulations by any tenants or occupants of the Building or other authorized users, nor shall Landlord be liable to Tenant by reason of the noncompliance with or violation of the Rules and Regulations by any other tenant or user or any of the Tenant Related Parties. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to comply with any rule or regulation unless the same applies non-discriminatorily to all occupants of the Project, and does not unreasonably interfere with Tenant’s use of the Premises or Tenant’s parking rights.

45. Security System. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Any such security measures for the benefit of the Premises shall be provided by Tenant, at Tenant’s sole cost and expense. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. Pursuant to all of the terms and conditions of Paragraphs 13 and 17 hereof, Landlord and Tenant acknowledge and agree that Tenant may, at Tenant’s costs and expense, install and manage its own integrated security system in the Premises (the “Tenant Security System”); provided, however, that Tenant shall coordinate the installation and operation of any such Tenant Security System with Landlord to assure that such Tenant Security System does not interfere with (i) any Landlord security system in place as of the Delivery Date, and (ii) the building systems serving the Building and/or Premises and equipment, provided that to the extent Tenant’s Security System unreasonably interferes with any Landlord security system, building systems and/or equipment, Tenant shall not be entitled to install, operate or manage the same and shall promptly remove it at Tenant’s sole cost and expense; provided further, however, the cost of such Tenant Security System may be deducted from the undisbursed Improvement Allowance, pursuant to the terms of the Improvement Agreement attached hereto as Exhibit C. Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, management and operation of Tenant’s Security System. Any Tenant Security System installed, or caused to be installed, in the Premises by Tenant shall, at Tenant’s sole cost and expense, be removed by Tenant at the expiration or earlier termination of this Lease and Tenant shall repair or restore any damage to the Premises and/or Building resulting from such removal of Tenant’s Security System.

46. Press Releases. Neither Landlord nor Tenant shall issue a press release concerning this Lease or the lease transaction referred to herein without the prior written consent of the other party (which consent may be given or withheld in such other party’s sole and absolute discretion).

47. Right of First Offer. Provided that no Default then exists under any provision of this Lease, either at the time of the delivery of “Landlord’s Notice” (as hereafter defined) or at the time of the delivery of “Tenant’s Notice” (as hereinafter defined), Landlord hereby grants Tenant a continuing right (“First Right”) to lease 100% of any space made available for lease by Landlord from time to time on the third floor of the Building (any such space being the “First Right Space”), in accordance with and subject to the provisions of this Paragraph 47. The First Right shall be effective commencing on the Date of this Lease and shall cease to be effective during the final 12 months of the Term unless and until Tenant exercises its applicable extension option (to the extent available for exercise) set forth in Paragraph 3.4 above. Except as otherwise provided below, prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect, Landlord shall give Tenant written notice (the “Landlord’s Notice”) of the basic economic terms including but not limited to the Base Rent, term, security deposit, and tenant improvement allowance (collectively, the “Economic Terms”), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant’s benefit. Within five (5) business days after Tenant’s receipt of Landlord’s Notice, Tenant must give Landlord written notice (the “Tenant’s Notice”) pursuant to which Tenant shall elect to (i) lease all, but not less than all, of that portion of the First Right Space specified in Landlord’s notice (the “Designated Space”) upon such Economic Terms and the same non-Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant’s lack of need for the Designated Space, in which event Landlord may lease the Designated Space upon terms no lower than 90%, on a “net effective” basis, as the Economic Terms for the twelve (12) months elapsing immediately thereafter; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord’s Notice within said period, Tenant shall be deemed to have elected clause (ii) above. In the event Tenant’s Notice elects clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party during the twelve (12) months elapsing immediately thereafter upon Economic Terms which are materially less favorable to such party (i.e. materially more favorable to Landlord) than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Landlord and Tenant shall execute and deliver within ten (10) business days after Tenant’s receipt thereof from Landlord. In the event that Landlord leases any specific First Right Space in question, or any portion thereof, to a third party in accordance with the provisions of this Paragraph, and during the effective period of this First Right the First Right Space, or any portion thereof, shall again become available for reletting, then prior to Landlord entering into any such new lease with a third party for the First Right Space in question (or portion thereof), Landlord shall repeat the procedures specified above in this Paragraph. Notwithstanding the foregoing, it is understood that Tenant’s First Right shall be subject only to those extension or expansion rights contained in leases granted by Landlord prior to the Date of this Lease to any third party tenant in the Project, as well as any renewal or extension rights expressly granted to any third party tenant in its lease or created by negotiation and agreement with Landlord prior to the expiration of its lease term. Tenant’s rights under this Paragraph 47 shall belong solely to Bloom Energy Corporation, a Delaware corporation, and to any Permitted Transferee to which this Lease is assigned or transferred, and any other attempted assignment or transfer of such rights shall be void and of no force and effect. Anything herein to the contrary notwithstanding, prior to Tenant accepting any First Right offer with respect to the First Right Space, or applicable part thereof, Landlord may, but shall not be obligated to, at Landlord’s election in its sole and absolute discretion and without the consent of Tenant, construct, or cause to be constructed, market rate improvements to the First Right Space, or applicable part thereof and if Landlord constructs, or causes to be constructed, such market rate improvements to the First Right Space, or applicable part thereof, Landlord shall not be obligated to remove the same if Tenant exercises its First Right with respect to such First Right Space, or applicable part thereof.

Upon the lease of such First Right Space, or applicable portion thereof, to a third party, Tenant shall execute and deliver to Landlord and/or such prospective third party tenant, any and all documents and instruments reasonably requested by Landlord and/or such third party tenant evidencing Tenant’s waiver of its right to lease such available First Right Space until the expiration or earlier termination of the third party tenant’s lease of the First Offer Space (as such third party tenant’s lease of the First Offer Space may be renewed or extended by such third party tenant by exercise of an express option granted to such third party tenant or by negotiation and agreement with Landlord during such third party tenant’s lease term). If Tenant refuses to comply with the provisions of the immediately preceding sentence within five (5) business days after Tenant’s receipt of written request by Landlord, then it shall constitute a default by Tenant under this Lease, subject to applicable notice and cure periods.

Anything in this Paragraph 47 to the contrary notwithstanding, Landlord shall have no obligation to offer to lease available First Right Space to Tenant pursuant to the terms of this Paragraph 47 and Tenant shall have no rights under this Paragraph 47 if Tenant is in default under this Lease beyond any applicable cure or grace period at the time that Landlord otherwise would be required to offer the First Offer Space to Tenant, and if Landlord enters into a lease of such available First Right Space, or applicable portion thereof, with a third party during such period of Tenant’s uncured default, the tenant under such lease shall take possession of such available First Right Space, or applicable portion thereof, free and clear of Tenant’s rights under this Paragraph 47.

48. Bloom Boxes. Landlord grants Tenant, subject to all applicable Laws, the right to (A) install, at Tenant’s sole cost and expense, at any time during the Term of this Lease, as the same may be extended, Tenant’s proprietary “Bloom Boxes” in a location outside of the Building in an area to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (individually and collectively, the “Bloom Boxes”) and (B) if installed, thereafter operate such Bloom Boxes from such installation area(s) for the entire balance of the Term (as the same may be extended), without the obligation to pay Landlord any additional rent, fee or any other monetary sums in consideration of the right to install such Bloom Boxes in a location(s) outside of the Building as provided above. Promptly following the date the area in which the Bloom Boxes will be located has been determined and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord and Tenant shall identify the same on a site plan and attach such site plan to this Lease as Exhibit K. Tenant’s right to install Bloom Boxes outside of the Building pursuant to the terms of this Paragraph 48 shall be subject to the approval of the City of San Jose, if such approval is required. In no event shall such Bloom Boxes (individually or stacked upon one another) be greater than ten feet (10’) high. The plans and specifications for the Bloom Boxes and their installation shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, and Landlord may condition same upon the construction by Tenant of an enclosure reasonably acceptable to Landlord to screen the Bloom Boxes. All work shall be performed by a contractor reasonably approved by Landlord and in accordance with Landlord’s construction rules and insurance requirements. The Bloom Boxes shall be deemed to be a part of the Premises for purposes of the indemnification and insurance provisions of this Lease. Repair and maintenance of the Bloom Boxes shall be the sole responsibility of Tenant. At Landlord’s option, Landlord may require that Tenant remove the Bloom Boxes and all related facilities upon the expiration or earlier termination of the Term and repair all damage to the Building or Common Area resulting from the installation or removal of the Bloom Boxes, reasonable wear and tear, casualty, condemnation and Landlord’s maintenance, repair, replacement and restoration obligations excepted, at Tenant’s sole cost and expense.

49. Generator(s). Landlord grants to Tenant, subject to all applicable Laws, the right to (A) install, at Tenant’s sole cost and expense, at any time during the Term of this Lease, as the same may be extended, a generator(s) that may be required to meet its operational needs in a location outside of the Building in the area to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, together with supplemental fuel or power lines and related connections to the Building in a location outside of the Building in the area to be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (individually and collectively, the “Generator”) and (B) if installed, thereafter operate such Generator from such area(s) of the Common Area for the entire balance of the Term (as the same may be extended), without the obligation to pay Landlord any additional rent, fee or similar amounts in consideration of the right to install such Generator in a location(s) outside of the Building as provided above. Promptly following the date the area in which the generator(s) will be located has been determined and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord and Tenant shall identify the same on a site plan and attach such site plan to this Lease as Exhibit L. Promptly following the date the area in which the supplemental fuel or power lines and related connections to the Building will be located has been determined and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, Landlord and Tenant shall identify the same on a site plan and attach such site plan to this Lease as Exhibit L-1. Tenant’s right to install the Generator outside of the Building pursuant to the terms of this Paragraph 49 shall be subject to the approval of the City of San Jose, if such approval is required. Any fuel container used in connection with the Generator must be maintained by Tenant above-ground and in compliance with all applicable legal requirements. The plans and specifications for the Generator and its installation shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed, and Landlord may condition same upon the construction by Tenant of an enclosure reasonably acceptable to Landlord to screen the Generator. All work shall be performed by a contractor reasonably approved by Landlord and in accordance with Landlord’s construction rules and insurance requirements. The Generator shall be deemed to be a part of the Premises for purposes of the indemnification and insurance provisions of this Lease. Repair and maintenance of the Generator shall be the sole responsibility of Tenant. At Landlord’s option, Landlord may require that Tenant remove the Generator and all related facilities upon the expiration or earlier termination of the Term and repair all damage to the Building or Common Area resulting from the installation or removal of the Generator, reasonable wear and tear, casualty, condemnation and Landlord’s maintenance, repair, replacement and restoration obligations excepted, at Tenant’s sole cost and expense.

50. Contraction Right. Provided that no Default by Tenant then exists under any provision of this Lease, either at the time of Tenant’s election of its right to terminate granted herein or as of the effective Termination Date, Tenant (i.e. Bloom Energy Corporation) and any Permitted Transferee shall have the one-time right to terminate this Lease (the “Early Termination Right”) solely as to the entire fourth (4th) floor of the Building or the entire sixth (6th) floor of the Building, as the case may be (the “Relinquished Floor”) effective as of the last day of the seventh (7th) year of the initial Term of the Lease (the “Termination Date”), provided Tenant has delivered its irrevocable written notice of such election to terminate (the “Termination Notice”) to Landlord not more than twelve (12) full calendar months prior to the Termination Date or less than nine (9) full calendar months prior to the Termination Date. Such Termination Notice shall state whether the Relinquished Floor is the entire fourth (4th) floor of the Building or the entire sixth (6th) floor of the Building. All rental and other costs due under this Lease allocable to the Relinquished Floor through the Termination Date shall remain due and payable by Tenant to Landlord. Any such termination by Tenant shall not abrogate any obligation existing under the Lease as of the Termination Date or otherwise attributable to Tenant’s occupancy thereof. Anything herein to the contrary notwithstanding, Tenant’s right to terminate this Lease as to the entire fourth (4th) floor of the Building or the entire sixth (6th) floor of the Building is personal to Bloom Energy Corporation and any Permitted Transferee, and shall not apply to any other assignee of this Lease. Tenant shall not have a right to terminate this Lease as to the entire fourth (4th) floor of the Building or the entire sixth (6th) floor of the Building if this Lease has been assigned (whether or not Landlord has consented to such assignment). Any exercise of such termination right referred to in this Paragraph 50 by any assignee of this Lease shall be void and of no force or effect.

If Tenant timely exercises the Early Termination Right, then Landlord shall prepare, and Landlord and Tenant shall execute, an amendment to this Lease that memorializes the contraction of the size of the Premises by the amount of the Relinquished Floor and subjects the Premises less the Relinquished Floor to all of the terms and conditions of this Lease, except that effective as of the Termination Date: (i) the Base Rent payable by Tenant to Landlord for the Premises as shown in the schedule set forth in Paragraph 1.10 shall be decreased from and after the Termination Date (on a per rentable square foot basis) to account for the rentable square footage of the Relinquished Floor, (ii) Tenant’s percentage share shall be decreased to a percentage determined by dividing the rentable square footage of the Premises (not including the Relinquished Floor) by the rentable square footage of the Building (stipulated in Paragraph 1.5 above), and (iv) the number of unreserved parking spaces within the Common Area allocated to Tenant shall be decreased by an amount equal 3.3 parking spaces per 1,000 rentable square feet included in the Relinquished Floor.

51. OFAC. Tenant represents, warrants and covenants that Tenant (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001)(“Order”)and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) is not listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) is not listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) is not listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) is not listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department

of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 aa-9; The Cuban Democracy Act, 22 U.S.C. §§ 60-01-10; The Cuban Liberty and Democratic Solidarity Act, 18.U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) is not engaged in activities prohibited in the Orders; or (vii) has not been convicted, pleaded nolo contendere, indicted, arraigned or custodial detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.).

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IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth below.

LANDLORD:

237 NORTH FIRST STREET HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Donald H. Kuemmeler
Name:	Donald H. Kuemmeler
Title:	Authorized Signatory

Dated: April 9, 2018

TENANT:

BLOOM ENERGY CORPORATION, a Delaware corporation

By:	/s/ Shawn Soderberg
Name:	Shawn Soderberg
Title:	EVP, Legal Counsel & Secretary

By:
Name:
Title:

Dated:	April 6, 2018

EXHIBITS

A-1	First Floor Floor Plan	Paragraph 1.4 (First Floor Premises shown cross-hatched or otherwise identified)

A-2	Fourth Floor Floor Plan	Paragraph 1.4 (Fourth Floor Premises shown cross-hatched or otherwise identified)

A-3	Fifth Floor Floor Plan	Paragraph 1.4 (Fifth Floor Premises shown cross-hatched or otherwise identified)

A-4	Sixth Floor Floor Plan	Paragraph 1.4 (Sixth Floor Premises shown cross-hatched or otherwise identified)

B	Site Plan	Paragraph 1.5 (Building shown cross-hatched or otherwise identified and the Land to be shown thereon pursuant to Paragraph 2.1)

C	Improvement Agreement	Paragraph 2.2

Schedule C-1—Base Building Condition

D	Commencement Date Letter	Paragraph 3.2

E	Site Plan Showing Location of Retail Building	Paragraph 2.1(d)

F	Legal Description of Land	Paragraph 2.1(a)

F-1	Assessor’s Parcel Map	Paragraph 2.1(a)

F-2	Parcel Map	Paragraph 2.1(a)

G	Restricted Common Area	Paragraph 11.1

H	Environmental Reports	Paragraph 6.4

I	Pre-Approved Signage Design	Paragraph 31

J	Rules and Regulations	Paragraph 47

K	Site Plan Showing Location of Bloom Boxes	Paragraph 48

L	Site Plan Showing Location of Generator	Paragraph 49

L-1	Site Plan Showing Location of Fuel or Power Lines	Paragraph 49

EXHIBIT A-1

FIRST FLOOR FLOOR PLAN

[see attached]

FIRST LEVEL FLOOR PLAN - EXISTING

//// = BLOOM

ARC TEC

ARCHITECTURAL TECHNOLOGIES

A Fit Plan For:

BLOOM ENERGY

237 & 1st Street

San Jose, CA.

FLR 1-Exst

EXHIBIT A-2

FOURTH FLOOR FLOOR PLAN

[see attached]

EXHIBIT A-3

FIFTH FLOOR FLOOR PLAN

[see attached]

EXHIBIT A-4

SIXTH FLOOR FLOOR PLAN

[see attached]

EXHIBIT B

SITE PLAN IDENTIFYING BUILDING AND LAND (AND PARCEL B BUILDING)

[see attached]

EXHIBIT B

SITE PLAN

EXHIBIT C

IMPROVEMENT AGREEMENT

This Improvement Agreement (the “Improvement Agreement”) is hereby made a part of that certain Net Lease Agreement (the “Lease”) dated as of April 4, 2018, and made and entered into by and between 237 NORTH FIRST STREET HOLDINGS, LLC, a Delaware limited liability company, as Landlord, and BLOOM ENERGY CORPORATION, a Delaware limited liability company, as Tenant. Except as otherwise defined herein, all capitalized terms used herein shall have the meanings as are ascribed thereto in the Lease or in the exhibits attached thereto. The following provisions are incorporated in and made a part of the Lease:

1. (a) Base Building Condition. Landlord hereby informs Tenant that, to Landlord’s current, actual knowledge that (i) prior to the Delivery Date, the construction of the Building by Landlord was completed in substantial conformity with Schedule C-1 attached hereto and incorporated herein by this reference, (ii) all governmental permits have been issued to Landlord with respect to the Base Building that are necessary for Tenant to commence construction of the Initial Improvements (defined below), and (iii) the Building is, as of the Delivery Date, in compliance with all applicable law and free from Hazardous Materials in violation of applicable environmental laws. Notwithstanding anything to the contrary contained herein or in the Lease, if Tenant is unable to obtain any permit required in connection with its construction of the Initial Improvements as a result of any defect in the Base Building existing as of the Delivery Date or failure of the Base Building as of the Delivery Date to comply with all applicable law, Tenant shall immediately notify Landlord of the same in writing (“Tenant’s Correction Notice”) and Landlord shall, as Tenant’s sole and exclusive remedy for such defect or failure, correct any such defect or failure to comply at Landlord’s sole cost and expense, and if Landlord’s performance of work necessary to correct such defect or failure is the sole reason that the Initial Improvements have not been substantially completed by January 1, 2019, then the January 1, 2019 date referred to in clause (i) of Paragraph 1.8 of the Lease and the commencement of the Abatement Period shall be delayed one day for each day that Landlord’s performance of work necessary to correct any such defect or failure to comply as provided above is the sole cause of delay in the substantial completion by Tenant of the Initial Improvements. For purposes of this Lease, the Base Building condition shall be the condition described in Schedule C-1 attached hereto.

(b) Initial Improvements. Subject to the terms and conditions set forth herein and subject to the provisions of Paragraph 13 and 17 of the Lease, Tenant shall have the right to construct or install initial, interior leasehold improvements in the Premises (“Initial Improvements”).

2. Initial Improvement Plans. The Initial Improvements shall be constructed, or caused to be constructed, by Tenant pursuant to working drawings and specifications (“Final Plans”) prepared or caused to be prepared by Tenant, at Tenant’s sole cost, and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed). Such Final Plans shall be logically consistent with and a natural evolution of the initial test fit plan provided by Landlord to Tenant on November 4, 2017. If the Final Plans show work requiring a modification or change to the shell of the Building or the Building Systems, Landlord shall not be deemed unreasonable if it disapproves such Final Plans due to such modifications or changes or if it conditions its consent to such Final Plans upon Tenant paying to Landlord, prior to the commencement of construction of the Initial Improvements, the full cost of modifying or changing the Building shell or the Building Systems as required by such Final Plans; provided, however, Landlord acknowledges that the installation of plumbing, electrical and mechanical facilities that exclusively serve and affect only the Premises, such as the distribution of HVAC (such as through the installation of duct work) and electrical service (such as running wires from the panel) within and affecting only the Premises, shall not be deemed to be modifications or changes to the Building Systems under the foregoing. Landlord shall advise in writing Tenant of its approval of Tenant’s proposed Final Plans or if Landlord disapproves the proposed Final Plans, Landlord shall notify Tenant of Landlord’s objections in reasonable detail (and suggestions for corrections to such Final Plans so that they will meet with Landlord’s approval) within ten (10) business days after receipt thereof. If Landlord disapproves the Final Plans, the parties shall confer and negotiate in good faith to reach agreement on such disapproved items and Tenant shall deliver, or cause its architect to deliver to Landlord, revised, proposed Final Plans, which respond to Landlord’s requests for changes. Landlord shall advise Tenant within five (5) business days after receipt of any revised, proposed Final Plans of its approval or disapproval thereof, and, if Landlord does not approve any of the revised, proposed Final Plans, advise Tenant of the changes required in the same so that they will meet Landlord’s approval. This iterative process shall continue until Landlord and Tenant mutually agree upon the Final Plans for the Initial Improvements. As soon as Landlord and Tenant agree upon the Final Plans, a representative of Landlord and Tenant each shall sign the same. Tenant shall not commence construction or installation of any Initial Improvements until Landlord has approved the Final Plans. Approval of the Final Plans by Landlord shall not constitute a representation or warranty that the Initial Improvements if constructed in accordance with such approved Final Plans will comply with applicable Laws. Anything herein to the contrary, Landlord shall have the right to approve the window coverings or window shades for the exterior windows of the Premises; it being understood that such window coverings or window shades for the exterior windows of the Building and of the Parcel B Building are to be uniform.

To the extent any of the Initial Improvements include “design build” work that is not contemplated to be identified on the Final Plans, Tenant agrees that it shall not construct or install such design build improvements or design build work in the Premises until Landlord has approved the same in writing (such approval not to be unreasonably withheld, conditioned or delayed). All design build elements constructed or installed by Tenant shall be constructed or installed in accordance with the design or plans approved in writing by Landlord, pursuant to the iterative process for the Final Plans set forth in the preceding grammatical paragraph. If any portion of the Initial Improvements is intended to be constructed or installed by Tenant on a design build basis, then Tenant agrees to notify Landlord of such intention prior to finalizing the Final Plans. To the extent Landlord reasonably determines that the design build elements of the Initial Improvements are a critical or significant portion of the Initial Improvements, Landlord reserves the right, notwithstanding anything in this Agreement to the contrary, to require Tenant to prepare final plans for such design build elements for Landlord’s written approval (pursuant to the iterative process for the Final Plans set forth in the preceding grammatical paragraph) prior to Tenant commencing construction or installation of such design build elements.

Promptly following completion of the Initial Improvements (or earlier termination of the Lease, if applicable), Tenant agrees to furnish to Landlord, at no cost to Landlord, a copy of the Final Plans and any and all “as built” plans and design build plans received by or prepared for Tenant with respect to the Initial Improvements.

3. Construction of Initial Improvements. In connection with the construction of the Initial Improvements, Tenant shall cause its contractors and subcontractors to carry insurance as provided in Paragraph 8 below. Tenant’s contractors and subcontractors performing any Initial Improvement work shall be licensed in California. Tenant shall be responsible for obtaining all necessary permits and approvals required for the construction and installation of the Initial Improvements. Following Landlord’s approval of the Final Plans, and after Tenant has obtained all necessary permits and approvals required for the construction and installation of the Initial Improvements, Tenant may promptly commence construction and installation of the Initial Improvements and shall thereafter pursue the same diligently to completion. Any damage to the Building caused by Tenant or its contractors or subcontractors in connection with the construction of the Initial Improvements shall be repaired at Tenant’s expense. All work done in connection with the Initial Improvements shall be performed in compliance with all applicable laws, ordinances, rules, orders and regulations of all federal, state, county and municipal governments or agencies now in force or that may be enacted hereafter and with all directives rules and regulations of the fire marshal, health officer, building inspector or other proper officers of any governmental agency now having or hereafter acquiring jurisdiction. Tenant agrees to comply, at no cost to Landlord, with any reasonable recommendations made by Landlord to minimize any negative impact construction or installation of the Initial Improvements may have on other tenants or occupants of the Building or Project or on the Building or Project. Tenant will manage the construction of the Initial Improvements and no construction management or supervision fee shall be paid by Tenant to Landlord in connection with the construction of the Initial Improvements. Tenant shall have the right to use consultants and contractors selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) in connection with the construction of the Initial Improvements. Tenant hereby discloses to Landlord that Tenant’s general contractor for the performance of the Initial Improvements shall be McClarney Construction and Landlord approves McClarney Construction as Tenant’s general contractor.

Promptly following completion of the Initial Improvements (or earlier termination of the Lease, if applicable), Tenant agrees to furnish to Landlord, at no cost to Landlord, a copy of all permits and approvals obtained by Tenant with respect to the construction or installation of the Initial Improvements.

4 Changes. There shall be no changes to the approved Final Plans without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. All change orders requested by Tenant shall be made in writing, shall specify the amount of delay or the time saved as a result of such change order, and any added or reduced cost resulting therefrom. Any change not approved or disapproved by Landlord within ten (10) business days of Landlord’s receipt of detailed plans and specifications therefor shall be deemed disapproved. The process for submission of revisions to the Final Plans shall follow the same iterative process set forth above in Paragraph 2 for the approval of the Final Plans.

5. Inspections. Landlord shall have the right to enter onto the Premises for the purpose of posting a notice(s) of nonresponsibility with respect to the construction of the Initial Improvements. Tenant agrees to give Landlord five (5) business days’ notice in writing prior to the date Tenant will commence construction of the Initial Improvements to allow Landlord sufficient time to post such notice(s) of nonresponsibility. In addition, Landlord, its members, manager, partners, officers, agents, representatives or employees, shall have the right at all reasonable times to enter upon the Premises and inspect the Initial Improvements to determine that the same are in conformity with the Final Plans and all requirements hereof. Landlord, however, is under no obligation to supervise, inspect or inform Tenant of the progress of construction and Tenant shall not rely upon Landlord therefor.

6. Allowances.

(a) Improvement Allowance. Tenant shall bear all of its costs of constructing the Initial Improvements, except that Landlord shall provide a construction allowance (the “Improvement Allowance”) to be applied to such costs in the amount of Ten Million Three Hundred Seventy-four Thousand Two Hundred and 00/100 Dollars ($10,374,200.00) (being $100 per rentable square foot time the rentable square footage of the floor area of the Premises set forth in Paragraph 1.4 of the Lease). The costs of such construction shall include, without limitation, engineering, space planning and architectural fees and costs incurred by Tenant for preparation of the proposed Final Plans and all working drawings and processing of applications for all governmental authorizations, approvals, licenses and permits; costs of obtaining building permits; fees of engineers, space planners, architects, attorneys and others providing professional or extra services to Tenant in connection with the construction of the Initial Improvements or the supervision of the construction; costs of Tenant identification signage; all hard construction costs incurred by Tenant for the construction of the Initial Improvements according to the Final Plans and all approved changes thereto, including, but not limited to, all labor and supervision costs, costs of all materials and supplies used in such construction, contract price for all construction work undertaken by general contractors and subcontractors, and fees, taxes or other charges levied by governmental or quasi-governmental agencies (including, public utilities) in connection with the issuance of all approvals, licenses and permits obtained by Tenant necessary to undertake construction of the Initial Improvements; and Tenant’s general contractor’s overhead and profit. There shall be no construction management fee charged by Landlord in its review of the proposed Final Plans or in connection with the construction of the Initial Improvements. If performance or payment bonds are required by Landlord or Tenant, the party requiring such bonds shall be responsible for paying for the cost of same. If, after completing the Initial Improvements in accordance with the Final Plans, the entire Improvement Allowance has not been applied by Landlord to the costs of completing such Initial Improvements, then such unapplied and undisbursed portion of the Improvement Allowance shall remain the property of Landlord (and Tenant shall not be entitled to receive any portion of the same) and Tenant shall not be entitled to any further reduction or offset in the payment of monthly Base Rent or any Additional Rent under the Lease.

(b) Additional Improvement Allowance. If requested by Tenant in writing by written notice given to Landlord prior to the date Landlord commences or causes to be commenced the construction of the Initial Improvements, Landlord shall contribute pursuant to the terms below up to an additional Two Million Seventy-four Thousand Eight Hundred Forty and 00/100 Dollars ($2,074,840.00) (the “Additional Improvement Allowance”) toward the costs of construction of the Initial Improvements (as described in Paragraph 6(a) above) and, in such event, (i) Landlord shall amortize that portion of the Additional Allowance disbursed by Landlord pursuant to the terms below at a rate of $0.012 per rentable square feet of the Premises per month for each dollar of the Additional Improvement Allowance disbursed by Landlord to Tenant and the monthly Base Rent to be paid by Tenant under this Lease during each month of the initial Term of this Lease as set forth in the schedule included in Paragraph 1.10 of this Lease shall be increased by such monthly amortized amount, and (ii) Landlord and Tenant shall each then execute an amendment to this Lease, within five (5) days following the date the same is presented to Tenant for execution by Landlord, reflecting the increased monthly Base Rent resulting from this amortization. For avoidance of doubt, the annual three percent (3%) increases in monthly Base Rent pursuant to Paragraph 1.10 of the Lease shall not be applicable to the component of monthly Base Rent resulting from the amortization of the Additional Improvement Allowance provided to Tenant pursuant to this Paragraph 6(b). Any costs of construction of the Initial Improvements (as described in Paragraph 6(a) above in excess of the Improvement Allowance (and the Additional Improvement Allowance, if applicable), shall be paid by Tenant (and Landlord shall have no responsibility or liability for such excess costs).

(c) Conditions to Disbursement of Improvement Allowance. Landlord shall not be obligated to make any disbursement of the Improvement Allowance (or Additional Improvement Allowance, if applicable) to or for the benefit of Tenant unless at the time of such request for disbursement, all of the following conditions are satisfied:

(i) Such request shall be made prior to the date that is twelve (12) months following the Commencement Date;

(ii) There shall exist no condition, event or act which would constitute a breach or default by Tenant hereunder or under the Lease;

(iii) The Lease shall be in full force and effect;

(iv) Tenant shall have furnished to Landlord receipted bills and releases of lien rights (in form and content reasonably satisfactory to Landlord) covering work done and/or materials furnished in connection with the construction of the Initial Improvements (it being understood that Tenant shall furnish Landlord with conditional lien releases as to the work done and materials furnished for which Tenant’s application for disbursement from the Improvement Allowance applies and unconditional lien releases as to work and materials furnished for which the immediately prior disbursement application has been paid).

(c) Distribution. Provided each of the conditions set forth in subparagraph 6(b) above is satisfied, Tenant may request disbursements from the Improvement Allowance not more frequently than once each month to pay for the reasonable costs of constructing the Initial Improvements (however, all costs of constructing the Initial Improvements in excess of the Improvement Allowance shall be borne solely by Tenant). No disbursements shall be made until Landlord has approved the Final Plans. Each disbursement request may seek disbursement of that portion of the Improvement Allowance in an amount equal to the proportion of the Initial Improvements completed and covered by the disbursement request, multiplied by a fraction, the numerator of which is the Improvement Allowance and the denominator of which is the total contract price for the Initial Improvements (Tenant agrees to provide Landlord with such contract price, and any evidence substantiating the same as Landlord may reasonably request, prior to Tenant making any disbursement requests hereunder). Each request for disbursement shall be accompanied by (i) an itemized statement, in form and content reasonably acceptable to Landlord; (ii) lien releases, in a form and content reasonably satisfactory to Landlord, from all persons and entities providing work or materials covered by such statement; and (iii) invoices, vouchers, statements, affidavits and/or other documents in a form reasonably acceptable to Landlord which substantiate and justify the disbursement requested. Within fifteen (15) days after Landlord’s receipt of each fully completed disbursement request, Landlord shall pay ninety percent (90%) of the amount requested therein directly to Tenant or, at Landlord’s option, directly to contractors, contractors, laborers or suppliers entitled thereto; provided, however, Landlord reserves the right to subsequently disapprove some or all of the matters disclosed by such disbursement request and to withhold the amounts relating to the disapproved matters from the next succeeding disbursement. The ten percent (10%) remaining after any of the above disbursements shall be retained by Landlord and not disbursed to Tenant until the construction of the Initial Improvements is completed and the lien period has expired with no mechanic’s or materialmen’s liens having been filed in connection with the design or construction of the Initial Improvements.

(d) Failure to Disburse. If Landlord fails to timely pay or contribute any portion of the Improvement Allowance or the Additional Improvement Allowance, if applicable, within thirty (30) days following Landlord’s receipt of written notice from Tenant that such portion is past due and payable under the terms hereof, then, in each instance, Tenant shall be entitled to deliver notice (the “Payment Notice”) thereof to Landlord and to any mortgage or trust deed holder of the Building whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within twenty (20) business days after Landlord’s receipt of the Payment Notice in question from Tenant and if Landlord fails to deliver notice to Tenant within such twenty (20) business day period explaining Landlord’s reasons that Landlord believes that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord pursuant to the terms and conditions of this Improvement Agreement (“Refusal Notice”), Tenant shall be entitled, after Landlord’s failure to pay such amounts within five (5) business days after Tenant’s delivery of a second notice from Tenant delivered after the expiration of such twenty (20) business day period, which second notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 6(e) OF THE IMPROVEMENT AGREEMENT ATTACHED TO THE LEASE — FAILURE TO TIMELY PAY THE REQUESTED PORTION OF THE IMPROVEMENT ALLOWANCE OR ADDITIONAL ALLOWANCE, IF APPLICABLE, MAY RESULT IN TENANT’S DEDUCTION OF SUCH AMOUNT FROM RENTALS UNDER THE LEASE,” to offset the amount so owed to Tenant by Landlord but not paid by Landlord (or if Landlord delivers a Refusal Notice but only with respect to a portion of the amount set forth in the Payment Notice and Landlord fails to pay such undisputed amount as required by the next succeeding sentence, the undisputed amount so owed to Tenant) from the last day of such 20-business day period until the date such offset enables Tenant to recoup any and all amounts so owed to Tenant by Landlord, against Tenant’s next obligations to pay Base Rent (until fully offset). Notwithstanding the foregoing, Landlord hereby agrees that if Landlord delivers a Refusal Notice disputing a portion of the amount set forth in Tenant’s Payment Notice, Landlord shall pay to Tenant, concurrently with the delivery of the Refusal Notice, the undisputed portion of the amount set forth in the Payment Notice. However, if Tenant is in default, beyond applicable notice and cure periods, under the Lease at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the disputed amounts to be so paid by Landlord, if any, within ten (10) days after Tenant’s receipt of a Refusal Notice, Tenant may submit such dispute to arbitration in accordance with the American Arbitration Association. If Tenant prevails in any such arbitration, Tenant shall be entitled to apply such award as a credit against Tenant’s obligations to pay monthly Base Rent until such aware is fully credited.

(e) Preliminary Space Plan Allowance. In addition to the Improvement Allowance, Landlord shall provide Tenant an allowance in the amount of Ten Thousand Three Hundred Seventy-four and 20/100 Dollars ($10,374.20) (“Preliminary Space Plan Allowance”) (being $0.10 per rentable square foot time the rentable square footage of the floor area of the Premises set forth in Paragraph 1.4 of the Lease) for preparation of preliminary space plans with respect to the Premises and to assist Tenant in its evaluation of the proposed Premises. Such Preliminary Space Plan Allowance shall be paid to Tenant within ten (10) business days following Landlord’s receipt of a written invoice evidencing the costs incurred by Tenant in connection with the preparation of the aforesaid preliminary space plans by Tenant’s space planner.

7. Protection Against Lien Claims. Tenant agrees to fully pay and discharge all claims for labor done and materials and services furnished in connection with the construction of the Initial Improvements, to diligently file or procure the filing of a valid Notice of Completion within fifteen (15) days following substantial completion of construction of the Initial Improvements, to diligently file or procure the filing of a Notice of Cessation upon a cessation of labor on the Initial Improvements for a continuous period of thirty (30) days or more, and to take all other reasonable steps to forestall the assertion of claims of lien against the Premises, or any part thereof or right or interest appurtenant thereto. Promptly following the filing of any Notice of Completion or Notice of Cessation referred to above, Tenant agrees to furnish to Landlord, at no cost to Landlord, a copy of such Notice of Completion or Notice of Cessation, as the case may be.

8. Insurance. Tenant shall, at its sole expense, be responsible for the causing Tenant’s general contractor to obtain the insurance required below and maintain same until completion and final acceptance of the Initial Improvements. Certificates of insurance affording evidence of same shall be obtained from the Tenant’s general contractor by the Tenant and delivered to the Landlord prior to the commencement of any work by the Tenant’s general contractor. Notwithstanding the foregoing, if Tenant intends to construct the Initial Improvements itself, then Tenant shall, at its sole expense, procure and maintain the insurance referred to below until completion and final acceptance of the Initial Improvements and deliver certificates of insurance affording evidence of same to the Landlord prior to the commencement of any work. The required insurance coverage is as follows:

A. Worker’s Compensation and Employers’ Liability Insurance and affording thirty (30) days written notice of cancellation to Landlord. The Employers’ Liability minimum limits required are as follows:

Bodily Injury by accident	$1,000,000 each accident
Bodily Injury by disease	$1,000,000 policy limit
Bodily Injury by disease	$1,000,000 each employee

B. Commercial General Liability Insurance on an occurrence basis for an amount of $5,000,000 each occurrence and including the following coverage:

i)	Premises and Operations coverage.

ii)	Owners and Contractors Protective coverage.

iii)	Products and Completed Operations coverage.

iv)	Blanket Contractual coverage.

v)	Personal Injury coverage.

vi)	Broad Form Property Damage coverage, including completed operations.

vii)	An endorsement naming Landlord as additional insured.

viii)	An endorsement affording 30 days written notice to Landlord in event of cancellation or material reduction in coverage.

ix)	An endorsement providing that such insurance as is afforded under the policy of Tenant’s general contractor is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

No endorsement limiting or excluding a required coverage is permitted. CLAIMS-MADE COVERAGE IS NOT ACCEPTABLE.

C. Business Auto Liability Insurance for an amount of $1,000,000 combined single limit for bodily injury and/or property damage liability including:

i)	Owned Autos,

ii)	Hired or Borrowed Autos,

iii)	Nonowned Autos,

(iv)	An endorsement naming Landlord as an additional insured, and

(v)	An endorsement affording 30 days written notice of cancellation to Landlord in event of cancellation or material reduction in coverage.

D. Builder’s All Risk insurance in an amount equal to the projected total cost of constructing the Initial Improvements, and such other insurance as Landlord may reasonably require; it being understood and agreed that the Initial Improvements shall be insured in accordance with Paragraph 8.1(a) of the Lease immediately upon completion thereof.

A certificate and endorsements affording evidence of the above requirements must be delivered to Landlord before

Tenant’s general contractor performs any work at or prepares or delivers materials to the site of construction.

Tenant shall require its general contractor, if any, to require its subcontractors to provide insurance where Tenant’s contractor would be required to carry insurance under this insurance section and to be responsible for obtaining the appropriate certificates or other evidence of insurance. Notwithstanding the foregoing, with respect to such commercial general liability insurance, Tenant’s subcontractors shall carry commercial general liability insurance with limits of liability at least equal to $2,000,000.00 per occurrence.

In the event that the Initial Improvements are damaged by any cause during the course of the construction thereof, Tenant shall promptly repair the same at Tenant’s sole cost and expense. Tenant’s general contractor (or Tenant, if Tenant is its own general contractor) shall maintain all of the foregoing insurance coverage in force until the Initial Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for two (2) years following completion of the work and acceptance by Landlord and Tenant. All policies carried by Tenant’s general contractor (or Tenant, if Tenant is its own general contractor) under this Paragraph 8 shall insure Landlord and Tenant, as their interests may appear. All insurance, except Workers’ Compensation, maintained by Tenant’s general contractor (or Tenant, if Tenant is its own general contractor) and Tenant’s contractors and subcontractors shall preclude subrogation claims by the insurer against anyone insured thereunder, including Landlord. Such insurance maintained by Tenant’s general contractor (or Tenant, if Tenant is its own general contractor) shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by the Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Paragraph 11 of this Improvement Agreement.

In addition, if Tenant is not constructing the Initial Improvements itself, then, during the construction of the Initial Improvements referred to herein, Tenant shall maintain all insurance required to be maintained by Tenant under the Lease.

If the Tenant fails to cause Tenant’s contractor to secure and maintain the required insurance or fails to secure and maintain the insurance required to be maintained by Tenant under the Lease or this Improvement Agreement, the Landlord shall have the right (without any obligation to do so, however) to secure same in the name and for the account of the Tenant’s contractor, if applicable, or Tenant, as the case may be, in which event the Tenant shall pay the cost thereof and shall furnish upon demand, all information that may be required in connection therewith. Further, such failure to secure and maintain the required insurance shall constitute a material default by Tenant under the Lease and Landlord shall be entitled to immediately have all Initial Improvement work cease.

9. Safety and Construction Rules; Faulty Tenant Work. Tenant and Tenant’s contractors shall abide by all reasonable safety and construction rules and regulations of Landlord, and all work and deliveries shall be scheduled through Landlord. All Tenant’s materials, work, installations and decorations of any nature brought upon or installed in the Premises by Tenant or its contractors, subcontractors, materialmen, agents, employees, subtenants, successors or assigns shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof. Tenant’s contractors shall not post any signs other than those required by law in connection with the construction on any part of the Project or Premises. Tenant shall reimburse Landlord for any extra expenses reasonably incurred by Landlord by reason of faulty work done by Tenant or its contractors or by reason of cleanup which fails to comply with Landlord’s rules and regulations.

10. Evidence of Compliance with Government Regulations. Upon completion of construction or installation of the Initial Improvements, Tenant shall furnish to Landlord copies of such certificate(s) of occupancy, or their equivalent, as may be required or issued by any public authority having jurisdiction.

11. Indemnification. Tenant shall, at Tenant’s expense, defend, indemnify, save and hold Landlord and its agents, employees, contractors, members, partners, shareholders, officers, directors, successors and assigns harmless from any and all claims, demands, losses, injuries, actions, liabilities, judgments, liens, damages (general, punitive or otherwise), causes of action (whether legal or equitable in nature), costs and expenses (including, without limitation, attorneys’ fees and court costs) asserted by any person, firm, corporation, governmental body or agency, or entity arising out of, related to, or in connection with the construction of the Initial Improvements; provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify, defend, save or hold harmless the Landlord or any other person or entity for any claims, demands, losses, injuries, actions, liabilities, judgments, liens, damages (general, punitive or otherwise), causes of action (whether legal or equitable in nature), costs and expenses to the extent caused by the negligence or willful misconduct of Landlord or such other person or entity or their respective employees, contractors or agents. Tenant shall pay to Landlord within thirty (30) days after receipt of written demand all claims, judgments, damages, losses or expenses (including attorneys’ fees) incurred by Landlord (or any of its agents, employees, contractors, members, partners, shareholders, officers, directors, successors or assigns) as a result of any legal action arising out of the construction of the Initial Improvements; provided, however, in no event shall the foregoing be construed as requiring Tenant to pay any claims, judgments, damages, losses or expenses (including attorneys’ fees) to the extent caused by the negligence or willful misconduct of Landlord or any of its agents, employees, contractors, members, partners, shareholders, officers, directors, successors or assigns or their respective employees, contractors or agents. The obligations of Tenant under this Paragraph 11 shall survive the termination of the Lease.

12. Default. Each of the following events shall constitute an “Event of Default” by Tenant hereunder:

(a) Material or substantial deviation in construction work from the Final Plans, without the prior written approval of Landlord or the appearance of defective workmanship or materials when said deviations or defects are not corrected within thirty (30) days after written notice thereof;

(b) Cessation, after commencement of construction work prior to the completion of the Initial Improvements for a continuous period of twenty (20) days or more for causes other than causes beyond the reasonable control of Tenant and such cessation is not cured within ten (10) days after written notice of such breach is given by Landlord to Tenant;

(c) The filing of any claim of lien against the Premises or any part thereof, in connection with the Initial Improvements, and the continued maintenance of said claim of lien for a period of twenty (20) days after notice from Landlord to Tenant thereof without discharge or satisfaction thereof or provision therefor satisfactory to Landlord (at Landlord’s sole discretion);

(d) A decree or order of a court having jurisdiction shall have been entered adjudging Tenant to be bankrupt or insolvent or approving as properly filed a petition seeking the reorganization of Tenant under the federal bankruptcy law or any other applicable law or statute of the United States, or any state, or appointing a receiver or trustee or assignee in bankruptcy or insolvency for Tenant and its property, or directing the winding-up or liquidation of Tenant, and such decree or order shall remain continuing, undischarged or unstayed for a period of thirty (30) days;

(e) A general assignment by Tenant of its assets for the benefit of creditors, or a sequestration or attachment of or execution upon any substantial part of such property, unless the property so assigned, sequestered, attached or executed upon shall have been returned or released within thirty (30) days after such event or prior to a sooner sale pursuant to such sequestration, attachment or execution;

(f) Commencement of proceedings for winding up or dissolving (whether voluntary or involuntary) the entity of Tenant, if Tenant is a corporation, limited liability company or a partnership; or

(g) The occurrence of a Default by Tenant under the Lease.

13. Remedies. If an Event of Default by Tenant occurs hereunder, Landlord shall have the right (but not the obligation) to enter upon the Premises and take over and complete the construction of the Initial Improvements, and to discharge or replace the contractors or subcontractors performing such work. In no event shall Landlord be required to expend its own funds in excess of the Improvement Allowance to complete the Initial Improvements and all costs reasonably incurred by Landlord in completing the Initial Improvements in excess of the Improvement Allowance shall be reimbursed by Tenant to Landlord within thirty (30) days following receipt of a written invoice(s) or statement(s) and reasonable backup documentation evidencing the costs incurred by Landlord in completing such Initial Improvements. Where material or substantial deviations from the Final Plans have occurred which have not been approved in accordance with Paragraph 4 of this Improvement Agreement, or defective or unworkmanlike labor or materials are being used in construction of the Initial Improvements, Landlord shall have the right to immediately order stoppage of all construction and demand that such condition be corrected. After issuance of such an order in writing, no further work shall be done on the Initial Improvements without the prior written consent of Landlord unless and until said condition has been fully corrected and upon correction, Landlord shall promptly consent to the continuation of construction.

14. Attorneys’ Fees. If any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party in such action or proceeding shall have the right to recover from the other party its reasonable attorneys’ fees and costs and expenses of litigation.

15. Time is of the Essence. Time is of the essence of this Agreement.

SCHEDULE C-1

BASE BUILDING CONDITION

COASTAL PLUMBING

License No. 801642

837 El Camino Real N
Salinas CA 93907-1503

Mailing Address:
2585 N. Larkin Ave
Fresno, CA 93727

(800) 675 8624

Plumbing Basis of Design

237 @ First St.
San Jose, Ca

Prepared By:
Coastal Plumbing

1. CODES AND REGULATIONS:

   A. All work and materials shall be in full accordance with current rules and regulations of all applicable codes. Nothing in these Drawings or Specifications is to be construed to permit work not conforming to these codes. Should the Drawings or Specifications call for material or methods of construction of a higher quality or standard than required by these codes, the Drawings and Specifications shall govern. Applicable codes and regulations include, but are not necessarily limited to, the following:

      1. California Code of Regulations (CCR):
         a. Title 8, Industrial Relations
         b. Title 24, Part 1, Administrative Regulations
         c. Title 24, Part 6, California Energy Code, 2013 Edition
         d. Title 24, Part 11, California Green Building Code, 2013 Edition
      2. California Building Code - CBC - 2013
      3. California Mechanical Code - CMC - 2013
      4. California Plumbing Code - CPC - 2013
      5. California Fire Code - CFC - 2013
      6. California Electrical Code - CEC - 2013
      7. American Gas Association - AGA
      8. American National Standards Institute - ANSI
      9. American Society of Mechanical Engineers - ASME
      10. American Society for Testing and Materials - ASTM
      11. American Water Works Association - AWWA
      12. Cast Iron Soil Pipe Institute - CISPI
      13. National Electrical Manufacturers Association - NEMA
      14. National Fire Protection Association - NFPA
      15. National Sanitation Foundation - NSF
      16. Occupational Safety and Health Act - OSHA
      17. Plumbing and Drainage Institute - PDI
      18. Underwriters' Laboratory – UL

2. MATERIALS:

   A. Soil, Waste, Vent and Storm Drain Piping:

      1. Inside building and within 5'-0" beyond the building exterior shall be cast iron with no-hub piping in accordance with CISPI 301 and ASTM A888

B. Domestic Water and Condensate Drain Piping:

1. Inside the building and within 5'-0" beyond the building exterior shall be type "L" copper with pressed fittings, ProPress, Inc. or equal.

C. Natural Gas Piping:

1. Schedule 40 galvanized steel pipe with galvanized malleable iron galvanized fittings or pressed fittings, MegaPress, Inc. or equal in accordance with ASTM A53 and ANSI B16.3.

D. Plumbing Fixtures:

1. Water closets shall be wall mounted carrier type with battery powered sensor operated flush valves. The water closets shall operate on 1.1 gallons of water per flush.
2. Urinals shall be wall mounted and supported by either a mounting plate and wall hanger or a standard fixture carrier. Battery powered sensor operated flush valves. The urinals shall operate on .125 gallons of water per flush.
3. Lavatories shall be under mount type. Battery powered sensor operated faucets. 1.0 gallon per minute per cycle, 10 second cycle time.
4. Drinking fountains shall be bi-level ADA compliant and refrigerated with recessed wall mounted equipment.
5. Mop sinks shall be molded stone type with wall mounted faucet with atmospheric vacuum breaker.
6. All public toilet rooms shall be have a floor drain and trap primer for the floor drain.
7. One hose bib shall be provided on the roof.
8. Required plumbing fixtures shall meet the current CalGreen requirements.

E. Equipment

1. Domestic water booster pump with a 300 gallon break tank installed at the basement level capable of producing adequate water pressure to maintain operate the building flush valves.

F. General Design Information:

1. A low pressure, 7" water column gas regulator and meter will supply gas to the building and to the water heater located on the 5th floor of the office building. A stub and cap on the gas meter header will be provided for a future emergency generator connection.
2. Roof drains and overflow drains shall be installed in accordance with the Architect's roof plan and piping from the drains shall extend from the roof and overflow drains to the civil system.
3. Provide (4) separate sewer, vent and domestic cold water risers in the building for future tenant buildout. There is to be an additional wet stack stub at the center core toilet rooms in addition to the (4) wet stacks. The Domestic cold water riser shall be branched with a valve and cap for future tenant use at each floor level.
4. Provide (4) separate condensate drain risers for connection to future tenants fan coils.

5. The 100 gallon, high efficiency water heater located in the 6th floor Janitor's Closet, shall be the sealed combustion type with the air intake and exhaust flues extending to and from the roof. The domestic hot water piping from this water heater shall only serve the center core toilet rooms and adjacent janitor's mop sink. The domestic hot water will be circulated from the water heater to the various plumbing fixtures.
6. Domestic cold water allowance for a future 125 water fixture units for future break room sinks or other similar plumbing fixtures.
7. Provide plumbing drawings for the City of San Jose plan review.
8. All sealants and adhesive shall not exceed the VOC content as stated in LEED 2009 for new construction and major renovations.

Silicon Valley Mechanical

MECHANICAL HVAC
BASIS OF DESIGN

PROJECT: 237 @ 1st

PREPARED BY: Ryan Wall, P.E., LEED AP

REV	DESCRIPTION	DATE
0	Plan Check 1 Resubmittal	12.11.14

PAGE 1 OF [illegible]
12/11/14

SVM BOD #14041
237 @ 2nd
December 11, 2014
Page 2 of 5

MECHANICAL / HVAC 3

1.0 Abstract 3

2.0 Design Criteria 3
2.1 Outdoor Design Criteria (based on San Jose weather data) 3
2.2 Future Space Criteria for Equipment Design 3
2.3 Internal Load Criteria 4
2.4 Exhaust Criteria 4
2.5 Ventilation Criteria 4
2.6 Envelope Criteria 4
2.7 Zoning Criteria for Future Tenant Improvement 4

3.0 Systems and Equipment 5
3.1 System Types Overview 5
3.2 Air-Conditioning System 5
3.3 Acoustical Considerations 5

2 | PAGE

SVM BOD #14041
237 @ 1st
December 11, 2014
Page 3 of 5

MECHANICAL / HVAC

1.0 Abstract

This project consists of two six story warm shell buildings with restroom cores on each floor and a main electrical room on the first floor. There are no improved spaces such as lobbies, storage rooms, gym's, cafés, etc. Neither building is classified as a high rise.

2.0 Design Criteria

During budgeting phases it was determined a variable refrigerant flow (VRF) system with dedicated outside air units (DOAS) would be installed as part of the shell "warm up". VRF condensing units would be placed on the roof on steel supports along with DOAS units to supply outside air to each fan coil during a future TI. The VRF condensing units would be arranged so they served ¼ of each floor to allow for a separate tenant per floor and to take advantage of envelope diversity and refrigerant piping would be brought to each quadrant with future valves at each location. A single restroom core exhaust fan would be located on the roof and a dedicated exhaust riser would serve each restroom core protected by fire/smoke dampers (FSD's) at each floor. The restrooms will get non-conditioned transfer air as part of the warm shell to be connected to a future TI fan coil or transfer air from conditioned office space.

2.1 *Outdoor Design Criteria (based on San Jose weather data)*

Season	Criteria	Basis
Summer	94°F db / 68°F wb	2009 ASHRAE 0.1% Cooling
Winter	34°F db	2009 ASHRAE 99.6% Heating

2.2 *Future Space Criteria for Equipment Design*

Area Name	Cooling Setpoint (°F)	Heating Setpoint (°F)	Humidity (%RH)	Noise (NC)	Notes
Private Office	74	70	n/c	40	1,2
Open Offices	74	70	n/c	40	1,2
Conference/Huddle Rooms	74	70	n/c	40	1,2
Lobby	74	70	n/c	40	1,2
Exhaust only - Transformer, Mechanical, Restrooms, Trash	n/c	n/c	n/c	60	2

Notes: (n/a= not applicable, n/c = no control)

1) Temperature set-point & range applies to t-stat location. Typical tolerance range is +/-4F for conditioned spaces. Exhaust only spaces will experience wider range.
2) Noise level is associated with HVAC equipment noise only.

3 | PAGE

SVM BOD #14041
237 @ 1st
December 11, 2014
Page 4 of 5

2.3 *Internal Load Criteria*

Area Name	People (ft²/per)	Lights (W/ft²)	Misc. (W/ft²)	Other Miscellaneous	Notes
Block Load (All Spaces)	250	0.90	3.0		

2.4 *Exhaust Criteria*

Area Name	Exhaust Rate		
	ACH	cfm	cfm/ft²
Restrooms	-	50-70 per fixture	
Janitor's Closet	-	-	2
Transformer Room		-	N/A
Individual Stairwell		-	N/A
Elevator Machine Room		-	N/A
Trash Receptacle		-	N/A

2.5 *Ventilation Criteria*

1) Ventilation shall be greater of:
   a. 2008 Title 24 minimums
   b. 30% over ASHRAE 62.1-2010
   c. Makeup air for exhaust through transfer

2.6 *Envelope Criteria*

See energy model

2.7 *Zoning Criteria for Future Tenant Improvement*

The following zone descriptions will have dedicated zone control:

1. Maximum single zone fan coil unit will be limited to no larger than 52,000 BTU/hr. to stay in compliance with CEC 140.4 section (e)
2. Exterior open office (single solar exposure) maximum 1,500 sqft.
3. Interior open office maximum 2,000 sqft.

4 | PAGE

SVM BOD #14041
237 @ 1"
December 11, 2014
Page 5 of 5

3.0 Systems and Equipment

3.1 *System Types Overview*

Area	IDF	All Remaining Areas	Notes
Primary Cooling System	N/A	Future Fan Coils	1
Primary Heating System	N/A	Future Fan Coils	1
Exhaust System	N/A	Restroom Cores Only	

Notes:

1) Future TI fan coil units to be no larger than 53,000 BTU/hr.

3.2 *Air-Conditioning System*

1. Office Space:
   a. Cooling/heating Plant
      i. The building will be served by multi-zone VRF heat pump system with heat recovery and DOAS units.
   b. Cooling/heating Distribution
      i. Refrigerant piping will be run to each floor and quadrant stubbed into the floor for a future TI
      ii. All outside air ductwork will be new; outside air mains to be stubbed into the space for future TI
      iii. Fire/Smoke combination dampers are sized at 110% of the calculated airflow.
      iv. Distribution fan coils are to be designed as part of the tenant improvement.
2. Exhaust
   a. General Exhaust
      i. Exhaust serving restroom cores to be provided by new rooftop exhaust fan

Controls (part of future TI)

- ON/OFF through DDC
- Status Monitoring through DDC
- CO2 monitoring and alarming

3.3 *Acoustical Considerations*

Design consideration shall be as follows

- No criteria provided by the owner

6 | PAGE

J. Type MC Cable with insulated ground conductor will be allowed for concealed branch circuiting for lighting and office receptacle wiring.
K. Wires will be THHN for dry areas and type THWN for areas classified as wet or damp. The minimum wire size will be No. 12 AWG for power wiring and No. 14 AWG for control wires.
L. All wire to be Copper.
M. New electrical distribution equipment will be as manufactured by major electrical equipment manufacturers such as Eaton Company, General Electric or approved equal.
N. Provide all power required for both the Mechanical and Plumbing BOD's. I.e. Hot Water heater, HVAC, Control Panels, FSD, etc.
O. The roof to receive 1200AMPS at 480Volts 3phase Distribution Panel (For HVAC Equipment)

4. **Grounding System:**
   A. A complete grounding system will be provided in accordance with the requirements of the National Electrical Code.
   B. Ground conductors will be connected to the neutral conductor at the distribution transformer secondary terminal. Connections shall be made to appropriate reference.
   C. A ground conductor will be provided in each feeder, motor, receptacle and lighting circuit.

5. **Main Service:** 4000Amp 480V 3ph

6. **Buss Duct Riser:** 2000 Amp 480V 3ph Buss Duct Riser through all electrical rooms for future Tennant improvements

7. **Interior Lighting System:** Core and Shell Lighting Only, all LED with 2013 Title 24 Compliant Switching

8. **Exterior Lighting:** All LED per 2013 Title 24 Compliant Switching

9. **Receptacles:** Miscellaneous core and shell

10. **Telephone Data:** 4" Riser to each Floor

11. **Elevators:** 4 each at 25HP

12. **Generator:** 100KW to back up one Elevator

Printed 7/23/2015

STRUCTURAL

Floor-to-Floor heights: 16'-0" 1st floor high story, 14'-0" thereafter. FF heights, structural framing and mechanical ductwork all allows for 10'-0" ceilings at typical floors.
Floor Design Live Loads: 100 psf live load & 15 psf partition load additional (115 psf total live load allowance)
Floor Design Dead Loads: 13 psf superimposed dead loads, in addition to all self-weight
Future Roof Equipment: Roof has been designed with a location to accommodate a large "future" concrete pad sized approximately 24'x32' (768 sq-feet) with an equipment allowance of 50,000 lbs for future Tenant needs.
Structural Seismic/Lateral System: Dual System in one direction with Buckling restrained braced frames (BRB) and special moment frames (SMF); Buckling restrained braced frames (BRB) in the other direction

Definitely let me know if think of anything else for me to provide input on.
Thanks.

Danny Willis, S.E.
Associate
STRUCTURAL ENGINEERS INC.
4970 El Camino Real Suite 100
Los Altos, CA 94022
Dir: (650) 810-2919
Tel: (650) 930-2200 Ext. 319
Fax: (650) 930-5534

SOUTH BAY CONSTRUCTION | 1711 Dell Avenue
Campbell, CA 95008
(408) 379-5500 • www.sbci.com

237 North First Street
San Jose

Warm Shell BOD

- Occupancy Group: B
- Construction Type: 1-B
- 6-Story building
- Square footage is 184,351
- Building Code is: 2013
- Insulation walls: R19; Roof R30
- Glazing System
  - South East Corner: 1" Insulated laminated glass STC-39
  - 1" Insulated Tempered and spandrel
- Fire Sprinkler Design – Fully Sprinklered
  - Density .10/GPM over the most remote 3,000SF
  - Class 1 standpipe manual wet at east stair

Additional Notes with Clarifications

- Fire Sprinkler: Upright heads facing the underside of the floor. The upright heads will have 1" plugs for future TIs.
- Fireproofing: Based on the construction type all the steel and underside of the metal decks will be coated with sprayed fireproofing.
- Perimeter and core finish clarification: Perimeter will be left exposed metal / steel / panel. The perimeter of the cores will be sheet rocked and fire taped. The bathrooms will be completely finished with tile / paint.
- Floor free clear height: First floor 13'-6" concrete to the lowest structure (deepest steel member). 2-5 floors 11"6 clear to the lowest structure, 6th to roof 14"-0"

A REPUTATION BUILT ON TRUST.

EXHIBIT D

COMMENCEMENT DATE LETTER

Re:	Lease dated , 2018, between 237 North First Street Holdings, LLC, a Delaware limited liability company, as Landlord, and Bloom Energy Corporation, a Delaware corporation, as Tenant, concerning that premises leased by Tenant from Landlord located in the building situated at 4353 North First Street, San Jose, California (the “Premises”).

Ladies and Gentlemen:

In accordance with the subject Lease, we wish to advise and/or confirm as follows:

1. Landlord delivered possession of the Premises to Tenant on                     , with all improvements and work, if any, required to be performed by Landlord completed in a good and workmanlike manner and otherwise in the condition required under the Lease and Tenant accepted possession of the Premises.

2. The Commencement Date of the initial Term for the Premises is                     , 201     and the Ending Date of the initial Term for the Premises is                     ,        , unless sooner terminated according to the terms of the Lease.

3. That in accordance with the Lease, monthly Base Rent shall commence to accrue at the end of the six (6) month Abatement Period on                     , 201    , and Tenant’s obligation to pay Tenant’s percentage share of Operating Expenses (as described below) shall commence to accrue on the Commencement Date.

4. Each party represents and warrants to the other that it is duly authorized to enter into this document and that the person signing on its behalf is duly authorized to sign on behalf of such party.

LANDLORD:

237 NORTH FIRST STREET HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Donald H. Kuemmeler
Name:	Donald H. Kuemmeler
Title:	Authorized Signatory

ACCEPTED AND AGREED:

TENANT:

BLOOM ENERGY CORPORATION, a Delaware corporation

By:	/s/ Shawn Soderberg
Name:	Shawn Soderberg
Its:	EVP, Legal Counsel & Secretary

EXHIBIT E

SITE PLAN SHOWING LOCATION OF RETAIL BULDING

[see attached]

EXHIBIT E

SITE PLAN SHOWING LOCATION OF RETAIL BULDING

TABULATIONS
LEGEND:
PHASE II
NOT A PART
OF THIS SUBMITTAL
FUTURE DEVELOPMENT
(552 STALLS)
PARCEL 2
PHASE II
NOT A PART
OF THIS SUBMITTAL
FUTURE DEVELOPMENT
NORTH
STREET
PHASE I
IN THE SCOPE OF WORK
SEE SHEET A1.01& A1.02 FOR
ENLARGED SITE PLAN & NOTES
SITE 2
PARCEL 1
SITE 1
NOT A PART
HWY 237
OVERALL SITE PLAN

237
@
FIRST STREET
NEW RETAIL
SHOPS

SAN JOSE, CA

OVERALL
SITE PLAN

A1.0

EXHIBIT F

LEGAL DESCRIPTION OF LAND

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows: PARCEL ONE:

PARCELS A, B AND C AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD ON JANUARY 26, 2017 IN BOOK 901 OF MAPS AT PAGES 28-33, SANTA CLARA COUNTY RECORDS.

EXCEPTING THEREFROM, THE UNDERGROUND WATER RIGHTS, WITHOUT THE RIGHT OF SURFACE ENTRY AS CONVEYED TO THE CITY OF SAN JOSE, A MUNICIPAL CORPORATION BY QUITCLAIM DEED AND AUTHORIZATION RECORDED DECEMBER 22, 2015 AS INSTRUMENT NO. 23178813 OF OFFICIAL RECORDS.

PARCEL TWO:

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR ACCESS, SURFACE DRAINAGE RELEASE, PEDESRRIAN ACCESS, UTILITY, EMERGENCY ACCESS AND APPURTENANCES THERETO AS SET FORTH IN DECLARATION OF EASEMENTS RECORDED APRIL 22, 2015 AS INSTRUMENT NO. 22923805 OF OFFICIAL RECORDS.

PARCEL THREE:

EASEMENTS, APPURTENANT OT PARCEL ONE ABOVE, AS SET FORTH, AND UPON THE TERMS AND CONDITIONS CONTAINED IN THAT CERTAIN “GRANT OF EASEMENTS AND AGREEMENT” RECORDED MAY 29, 2015 AS INSTRUMENT NO. 22969199 OF OFFICIAL RECORDS.

APN: 015-39-055

EXHIBIT F-1

ASSESSOR’S PARCEL MAP

[see attached]

EXHIBIT F-1

ASSESSOR’S PARCEL MAP

EXHIBIT F-2

PARCEL MAP

COMPARED COPY: This document has not been compared with the original [illegible]

OWNER'S STATEMENT

WE HEREBY STATE THAT WE ARE THE OWNERS OF OR HAVE SOME RIGHT, TITLE OR INTEREST IN AND TO THE REAL PROPERTY INCLUDED WITHIN THE SUBDIVISION SHOWN ON THE MAP, THAT WE ARE THE ONLY PERSONS WHOSE CONSENT IS NECESSARY TO PASS A CLEAR TITLE TO SAID REAL PROPERTY, AND THAT WE HEREBY CONSENT TO THE MAKING OF SAID MAP AND SUBDIVISION AS SHOWN WITHIN THE DISTINCTIVE BORDER LINE AND ALL DEDICATIONS AND OFFERS OF DEDICATION THEREIN.

WE ALSO HEREBY COVENANT TO THE CITY OF SAN JOSE PURSUANT TO THE CALIFORNIA GOVERNMENT CODE (SECTIONS 65870 - 65875) AND PART 1 OF CHAPTER 20.110 OF TITLE 20 OF THE SAN JOSE MUNICIPAL CODE THAT AN EASEMENT FOR INGRESS, EGRESS (I.E.E.), PARKING, EMERGENCY ACCESS (E.A.E.), OPEN SPACE (NO BUILD ZONE), AND/OR ACCESS TO AND OPERATION AND MAINTENANCE OF A STORM WATER TREATMENT MEASURES PURPOSES (S.W.T.M.P.) IS CREATED UPON THE RECORDING OF THIS MAP, FOR THE BENEFIT OF PARCELS B AND C AND SAID PURPOSES ARE INDICATED ON THE MAP. OPEN SPACE (NO BUILD ZONE) IS FOR THE BENEFIT OF PARCEL B OVER PARCEL C. OPEN SPACE (NO BUILD ZONE) IS FOR THE BENEFIT OF PARCEL C OVER PARCEL B AND SAID PURPOSE IS INDICATED ON THE MAP IN ORDER TO COMPLY WITH THE FIRE AND TECHNICAL BUILDING CODES AS AMENDED AND ADOPTED BY THE CITY. SAID EASEMENTS ARE NOT INTENDED FOR THE USE OF THE GENERAL PUBLIC BUT IS INTENDED FOR THE EXCLUSIVE USE OF THE PARCELS BENEFITTED. SAID EASEMENT IS TO BE KEPT OPEN AND FREE OF SURFACE STRUCTURES OF ANY KIND. SAID EASEMENT SHALL NOT BE MODIFIED OR RELEASED WITHOUT THE PRIOR APPROVAL OF THE CITY IN THE MANNER REQUIRED BY APPLICABLE LAW.

THERE IS ALSO SHOWN ON THE HEREON MAP, EASEMENTS FOR STORM DRAINAGE PURPOSES AND SANITARY SEWER PURPOSES DESIGNATED AND DELINEATED AS "P.S.D.E." (PRIVATE STORM DRAINAGE EASEMENT) AND "P.S.S.E." (PRIVATE SANITARY SEWER EASEMENT) INCLUDING THE INSTALLATION AND MAINTENANCE OF PRIVATE STORM AND PRIVATE SANITARY SEWER FACILITIES. THESE EASEMENTS ARE TO BE KEPT OPEN AND FREE FROM ALL BUILDINGS AND STRUCTURES OF ANY KIND, EXCEPT IRRIGATION SYSTEMS AND APPURTENANCES THERETO, LAWFUL FENCES AND ALL LAWFUL UNSUPPORTED ROOF OVERHANGS. THE MAINTENANCE, REPAIR AND/OR REPLACEMENT OF PRIVATE STORM DRAINAGE AND PRIVATE SANITARY SEWER FACILITIES SHALL BE THE SOLE RESPONSIBILITY OF THE PROPERTY OWNERS BENEFITTED, AS DETERMINED BY THE APPROPRIATE COVENANTS, CONDITIONS, AND RESTRICTIONS. SAID EASEMENTS ARE NOT OFFERED, NOR ARE THEY ACCEPTED, FOR DEDICATION BY THE CITY OF SAN JOSE.

THERE IS ALSO SHOWN ON THE HEREON MAP, AN EASEMENT FOR PRIVATE SURFACE DRAINAGE RELEASE PURPOSES, DESIGNATED AND DELINEATED AS "P.S.D.R.E." (PRIVATE SURFACE DRAINAGE RELEASE EASEMENT) FOR SURFACE FLOW OF STORM WATER ON OR OVER THAT CERTAIN STRIP OF LAND WHICH LIES WITHIN PARCEL A FOR THE BENEFIT OF PARCELS B AND C. THIS EASEMENT IS TO BE KEPT OPEN AND FREE FROM BUILDINGS AND STRUCTURES OF ANY KIND, EXCEPT IRRIGATION SYSTEMS AND APPURTENANCES THERETO, LAWFUL FENCES AND ALL LAWFUL UNSUPPORTED ROOF OVERHANGS. FURTHER, THE SURFACE ELEVATIONS OF SAID EASEMENT SHALL NOT BE ALTERED WITHOUT THE WRITTEN CONSENT OF PARCEL OWNER BENEFITTED. THE MAINTENANCE, REPAIR, AND/OR REPLACEMENT OF PRIVATE SURFACE DRAINAGE RELEASE FACILITIES SHALL BE THE SOLE RESPONSIBILITY OF THE PARCEL OWNER BENEFITTED, AS DETERMINED BY THE APPROPRIATE COVENANTS, CONDITIONS, AND RESTRICTIONS. SAID EASEMENT IS NOT OFFERED, NOR IS IT ACCEPTED FOR DEDICATION BY THE CITY OF SAN JOSE.

THERE IS ALSO SHOWN ON THE HEREON MAP, EASEMENTS FOR UNDERGROUND STORM DRAINAGE PURPOSES, DESIGNATED AND DELINEATED AS "UPSDE" (UNDERGROUND PRIVATE STORM DRAINAGE EASEMENT) INCLUDING THE INSTALLATION AND MAINTENANCE OF PRIVATE UNDERGROUND STORM DRAINAGE FACILITIES. THESE EASEMENTS ARE TO BE KEPT OPEN AND FREE FROM BUILDINGS AND STRUCTURES OF ANY KIND, EXCEPT IRRIGATION SYSTEMS AND APPURTENANCES THERETO, LAWFUL FENCES AND ALL LAWFUL UNSUPPORTED ROOF OVERHANGS. THE MAINTENANCE, REPAIR, AND/OR REPLACEMENT OF UNDERGROUND PRIVATE STORM DRAINAGE FACILITIES SHALL BE THE SOLE RESPONSIBILITY OF THE LOT OWNERS BENEFITTED, AS DETERMINED BY THE APPROPRIATE COVENANTS, CONDITIONS, AND RESTRICTIONS. SAID EASEMENT IS NOT OFFERED, NOR IS IT ACCEPTED FOR DEDICATION BY THE CITY OF SAN JOSE.

BY: 237 NORTH FIRST STREET INVESTORS, LLC, A DELAWARE LIMITED LIABILITY COMPANY
ITS: SOLE MEMBER

BY: [signature]

NAME: DONALD KUENNELER

TITLE: VICE PRESIDENT

AS TRUSTEE: FIRST AMERICAN TITLE INSURANCE COMPANY, A NEBRASKA CORPORATION
BY DEED OF TRUST RECORDED ON JUNE 12, 2013 AS DOCUMENT #22259644 OF OFFICIAL RECORDS, COUNTY OF SANTA CLARA

BY: [signature]
NAME: MICHAEL D. HICKEY
TITLE: UNDERWRITER V.P.

SOILS AND GEOLOGICAL REPORT

A SOILS REPORT AND/OR GEOLOGICAL REPORT ON THIS PROPERTY HAS BEEN PREPARED BY CORNERSTONE EARTH GROUP DATED SEPTEMBER 3, 2014, A COPY OF WHICH HAS BEEN FILED WITH THE CITY OF SAN JOSE.

PARCEL MAP

CITY OF SAN JOSE

COUNTY OF SANTA CLARA, STATE OF CALIFORNIA

AUGUST, 2016

CONSISTING OF SIX SHEETS

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.
3350 Scott Boulevard, Building 22
Santa Clara, California 95054

OWNER'S ACKNOWLEDGMENT

A NOTARY PUBLIC OR OTHER OFFICER COMPLETING THIS CERTIFICATE VERIFIES ONLY THE IDENTITY OF THE INDIVIDUAL WHO SIGNED THE DOCUMENT TO WHICH THIS CERTIFICATE IS ATTACHED, AND NOT THE TRUTHFULNESS, ACCURACY, OR VALIDITY OF THAT DOCUMENT.

STATE OF California) SS
COUNTY OF San Francisco

ON December [illegible], 2016 BEFORE ME, Whitney Ann Allen,
A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED
Donald Kuenneler

WHO PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE PERSON(S) WHOSE NAME(S) IS/ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR AUTHORIZED CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT THE PERSON(S), OR THE ENTITY UPON BEHALF OF WHICH THE PERSON(S) ACTED, EXECUTED THE INSTRUMENT.

I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING PARAGRAPH IS TRUE AND CORRECT.

WITNESS MY HAND
NOTARY'S SIGNATURE [signature]
PRINTED NOTARY'S NAME Whitney Ann Allen
NOTARY'S PRINCIPAL PLACE OF BUSINESS San Francisco County
NOTARY'S COMMISSION NUMBER [illegible]
EXPIRATION OF NOTARY'S COMMISSION April [illegible], 2020

TRUSTEE'S ACKNOWLEDGMENT

A NOTARY PUBLIC OR OTHER OFFICER COMPLETING THIS CERTIFICATE VERIFIES ONLY THE IDENTITY OF THE INDIVIDUAL WHO SIGNED THE DOCUMENT TO WHICH THIS CERTIFICATE IS ATTACHED, AND NOT THE TRUTHFULNESS, ACCURACY, OR VALIDITY OF THAT DOCUMENT.

STATE OF California) SS
COUNTY OF Santa Clara

ON December 20, 2016 BEFORE ME, V. Almanza,
A NOTARY PUBLIC IN AND FOR SAID STATE, PERSONALLY APPEARED
Michael D. Hickey

WHO PROVED TO ME ON THE BASIS OF SATISFACTORY EVIDENCE TO BE THE PERSON(S) WHOSE NAME(S) IS/ARE SUBSCRIBED TO THE WITHIN INSTRUMENT AND ACKNOWLEDGED TO ME THAT HE/SHE/THEY EXECUTED THE SAME IN HIS/HER/THEIR AUTHORIZED CAPACITY(IES), AND THAT BY HIS/HER/THEIR SIGNATURE(S) ON THE INSTRUMENT THE PERSON(S), OR THE ENTITY UPON BEHALF OF WHICH THE PERSON(S) ACTED, EXECUTED THE INSTRUMENT.

I CERTIFY UNDER PENALTY OF PERJURY UNDER THE LAWS OF THE STATE OF CALIFORNIA THAT THE FOREGOING PARAGRAPH IS TRUE AND CORRECT.

WITNESS MY HAND
NOTARY'S SIGNATURE [signature]
PRINTED NOTARY'S NAME V. Almanza
NOTARY'S PRINCIPAL PLACE OF BUSINESS Santa Clara County
NOTARY'S COMMISSION NUMBER [illegible]
EXPIRATION OF NOTARY'S COMMISSION May [illegible], 2019

SURVEYOR'S STATEMENT

THIS MAP WAS PREPARED BY ME OR UNDER MY DIRECTION AND IS BASED UPON A FIELD SURVEY IN CONFORMANCE WITH THE REQUIREMENTS OF THE SUBDIVISION MAP ACT AND LOCAL ORDINANCE AT THE REQUEST OF 237 NORTH FIRST STREET HOLDINGS, LLC IN AUGUST, 2016. I HEREBY STATE THAT ALL THE MONUMENTS ARE OF THE CHARACTER AND OCCUPY THE POSITIONS INDICATED AND THAT THE MONUMENTS ARE SUFFICIENT TO ENABLE THE SURVEY TO BE RETRACED, AND THAT THIS PARCEL MAP SUBSTANTIALLY CONFORMS TO THE APPROVED OR CONDITIONALLY APPROVED TENTATIVE MAP, IF ANY.

12-20-16 [signature]
DATE — RYAN M. ARAYA, L.S. 8134

CITY LAND SURVEYOR'S STATEMENT

I HEREBY STATE THAT I HAVE EXAMINED THE HEREON SUBDIVISION MAP AND I AM SATISFIED THAT SAID MAP IS TECHNICALLY CORRECT.

12/[illegible]/2016 [signature]
DATE — STEVE CHOY, LS 5072, CITY OF SAN JOSE, CALIFORNIA

APPROVAL AND EASEMENT ACCEPTANCE BY THE DIRECTOR OF PLANNING

I STATE THAT THIS PARCEL MAP HAS BEEN CHECKED AND COMPLIES WITH THE TENTATIVE MAP (PT16-001) AND ITS CONDITIONS AS APPROVED ON THE 4TH DAY OF MAY, 2016.

PURSUANT TO THE CALIFORNIA GOVERNMENT CODE (SECTIONS 65870 - 65875) AND PART 1 OF CHAPTER 20.110 OF TITLE 20 OF THE SAN JOSE MUNICIPAL CODE, I HEREBY ACCEPT ON BEHALF OF THE CITY OF SAN JOSE A COVENANT OF EASEMENT SHOWN ON THE HEREIN MAP AND DESCRIBED HEREON. SAID EASEMENT HAS BEEN A CONDITION OF APPROVAL OF TENTATIVE MAP NO. PT16-001.

DATE: [illegible]

HARRY FREITAS
DIRECTOR OF PLANNING
OF THE CITY OF SAN JOSE, CALIFORNIA

BY: [signature]
DEPUTY

CITY ENGINEER'S STATEMENT

I HEREBY STATE THAT I HAVE EXAMINED THE HEREON PARCEL MAP, THAT THE SUBDIVISION AS SHOWN HEREON IS SUBSTANTIALLY THE SAME AS IT APPEARED ON THE TENTATIVE MAP, IF ANY, AND ANY APPROVED ALTERATIONS THEREOF, THAT ALL PROVISIONS OF THE SUBDIVISION MAP ACT, AS AMENDED, AND OF ANY LOCAL ORDINANCE APPLICABLE AT THE TIME OF APPROVAL OF THE TENTATIVE MAP, IF REQUIRED, HAVE BEEN COMPLIED WITH.

12/22/16 [signature]
DATE — BARRY NG, RCE [illegible], CITY OF SAN JOSE, CALIFORNIA

RECORDER'S STATEMENT

FILE NO. 23568766 FEE $ 18 [illegible] PAID.
ACCEPTED FOR RECORD AND FILED THIS [illegible] DAY OF January, 2017, AT [illegible] M. IN BOOK 901 OF MAPS AT PAGES 28-33, SANTA CLARA COUNTY RECORDS, AT THE REQUEST OF FIRST AMERICAN TITLE INSURANCE COMPANY.

REGINA ALCOMENDRAS, COUNTY RECORDER
SANTA CLARA COUNTY, CALIFORNIA

BY: [signature]
DEPUTY

<PT16-001> 98056-32 SHEET 1 OF 6

*23568766

*28

PARCEL MAP

CITY OF SAN JOSE

COUNTY OF SANTA CLARA, STATE OF CALIFORNIA

SCALE: 1" = 100'   AUGUST, 2016

CONSISTING OF SIX SHEETS

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.
3350 Scott Boulevard, Building 22
Santa Clara, California 95054

NOTES

1. ALL DISTANCES AND DIMENSIONS SHOWN HEREON ARE IN FEET AND DECIMALS THEREOF.
2. THE AREA WITHIN THE DISTINCTIVE BORDER LINE IS 16.774 ± ACRES.
3. THE DISTINCTIVE BORDER LINE DENOTES THE BOUNDARY OF THE SUBDIVISION.

BASIS OF BEARINGS

THE BEARING OF SOUTH 72°31'00" EAST TAKEN ON THE CENTERLINE OF NORTH FIRST STREET AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD ON AUGUST 6, 2001 IN BOOK 741 OF MAPS AT PAGES 8-13, SANTA CLARA COUNTY RECORDS WAS TAKEN AS THE BASIS OF ALL BEARINGS SHOWN HEREON.

TONY P. SANTOS STREET
(BASIS OF BEARINGS)
NORTECH PARKWAY
NORTH FIRST STREET
NORTECH COURT
PARCEL 2
PARCEL A
(COMMON LOT)
PARCEL B
1.139 ± ACRES
PARCEL C
1.139 ± ACRES
LANDS OF SANTA CLARA CORPORATION
LANDS OF STATE OF CALIFORNIA
LANDS OF SAN JOSE HOTELS, LLC.
SOUTH BAY FREEWAY
SOUTH BAY FREEWAY ON-RAMP
NO-BUILD EASEMENT SEE DETAIL "F", SHEET 3
PUBLIC STREET EASEMENT
LIMITS OF STREET EASEMENT
Scale 1" = 100'

(FOR SHEET 2 ONLY)

LINE TABLE		
LINE	BEARING	DISTANCE
L1	N 43°23'30" E	51.00'
L2	S 43°23'37" W	52.64'
L3	N 43°23'37" E	72.37'
L4	S 80°37'36" E	38.73'
L5	S 41°04'07" W	20.99'

LEGEND

- DISTINCTIVE BORDER LINE
- ADJACENT PROPERTY LINE
- STREET EASEMENT LINE
- PARCEL LINE
- CENTERLINE
- EASEMENT
- NEW EASEMENT
- TIE LINE
- NON-ACCESS
- FOUND MONUMENT AS NOTED
- FOUND ¾" IRON PIPE W/ PLUG & TAG L.S. 8134 PER (888 M 1-11) OR AS NOTED

ABBREVIATIONS

C.O.E.	COVENANT OF EASEMENTS
E.A.E.	EMERGENCY ACCESS EASEMENT
DIA.	DIAMETER
FND	FOUND
I.E.E.	INGRESS EGRESS EASEMENT
I.P.	IRON PIPE
MON.	MONUMENT
P.S.D.E.	PRIVATE STORM DRAIN EASEMENT
P.S.D.R.E.	PRIVATE SURFACE DRAINAGE RELEASE EASEMENT
P.S.S.E.	PRIVATE SANITARY SEWER EASEMENT
(R)	RADIAL
R.C.E.	REGISTERED CIVIL ENGINEER
S.W.O.M.P.	STORM WATER OPERATION/MAINTENANCE PURPOSE
(T)	TOTAL
W/	WITH

REFERENCES

1. PARCEL MAP (741 M 8-13)
2. TRACT MAP NO. 8749 (570 M 47-48)
3. PARCEL MAP (888 M 1-11)

<PT16-001>   98056-32   SHEET 2 OF 6

29

PARCEL MAP

CITY OF SAN JOSE

COUNTY OF SANTA CLARA, STATE OF CALIFORNIA

SCALE: NO SCALE AUGUST, 2016

CONSISTING OF SIX SHEETS

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.
3350 Scott Boulevard, Building 22
Santa Clara, California 95054

FND 3/4" BRASS DISK W/ PUNCH IN MON. BOX PER ①
DETAIL "A" NOT TO SCALE
FND 3/4" I.P. W/ PLUG & TACK, R.C.E. 30160 PER ②
DETAIL "B" NOT TO SCALE
FND PK NAIL
DETAIL "C" NOT TO SCALE
FND 3/4" I.P. W/ PLUG & TACK R.C.E. 14302, PER ①
DETAIL "D" NOT TO SCALE
FND 3/4" I.P. W/ PLUG & TACK R.C.E. 14302, PER ①
DETAIL "E" NOT TO SCALE
PUBLIC STREET EASEMENT (888 M 1-11) 0.019± ACRES
P.O.BE. - 2X15' ANCHOR & GUY WIRE EASEMENT (3814 O.R. 241)
PARCEL A (COMMON LOT)
DETAIL "F" NOT TO SCALE
LIMITS OF STREET EASEMENT (J437 O.R.620)
NORTH FIRST STREET
PARCEL A (COMMON LOT)
DETAIL "G" NOT TO SCALE
NORTH FIRST STREET
U.P.S.D.E.
DETAIL "H" NOT TO SCALE
PARCEL B
C.O.E. (NO-BUILD EASEMENT FOR BENEFIT OF PARCEL C) DEDICATED HEREON
PARCEL A (COMMON LOT)
PARCEL A (COMMON LOT)
C.O.E. (NO-BUILD EASEMENT FOR BENEFIT OF PARCEL B) DEDICATED HEREON
PARCEL C
DETAIL "I" NOT TO SCALE

(FOR DETAIL "I" ONLY)

LINE TABLE		
LINE	BEARING	DISTANCE
L1	S 86°32'36" E	38.72'
L2	N 43°27'31" E	24.88'
L3	S 46°36'29" E	29.70'
L4	N 43°20'47" E	24.64'
L5	N 46°39'12" W	29.72'

LEGEND

- DISTINCTIVE BORDER LINE
- ADJACENT PROPERTY LINE
- STREET EASEMENT LINE
- PARCEL LINE
- EASEMENT
- NEW EASEMENT
- FOUND MONUMENT AS NOTED
- FOUND 3/4" IRON PIPE W/PLUG & TAG L.S. 8134 PER (888 M 1-11) OR AS NOTED

ABBREVIATIONS

C.O.E.	COVENANT OF EASEMENT
FND	FOUND
I.P.	IRON PIPE
MON.	MONUMENT
O.R.	OFFICIAL RECORDS
P.G.&E.	PACIFIC GAS & ELECTRIC COMPANY
(R)	RADIAL
S.E.	SIDEWALK EASEMENT
U.P.S.D.E.	UNDERGROUND PRIVATE STORM DRAIN EASEMENT
W/	WITH

REFERENCES

① PARCEL MAP (741 M 8-11)
② TRACT MAP NO. 8749 (570 M 47-4D)

DETAILS

EXISTING EASEMENTS

PUBLIC STREET EASEMENT
SIDEWALK EASEMENT (S.E.)
UNDERGROUND PRIVATE STORM DRAIN EASEMENT (U.P.S.D.E)

NEW EASEMENTS

COVENANT OF EASEMENT (C.O.E.)
NO-BUILD EASEMENT

<PT16-001> 98056-32 SHEET 3 OF 6

*30

PARCEL MAP

CITY OF SAN JOSE

COUNTY OF SANTA CLARA, STATE OF CALIFORNIA
SCALE: 1" = 80'   AUGUST, 2016
CONSISTING OF SIX SHEETS

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.
3350 Scott Boulevard, Building 22
Santa Clara, California 95054

NORTH FIRST STREET
NORTECH COURT
PARCEL A
(COMMON LOT)
P.S.D.E., P.S.D.R.E., P.S.S.E. & C.O.E.
(I.E.E., E.A.E., PARKING, S.W.O.M.P.)
DEDICATED HEREON
PARCEL B
PARCEL C
SOUTH BAY FREEWAY
(STATE ROUTE 237)

LEGEND

DISTINCTIVE BORDER LINE	
ADJACENT PROPERTY LINE	
PARCEL LINE	
EASEMENT	

ABBREVIATIONS

C.O.E.	COVENANT OF EASEMENT
DOC.	DOCUMENT
E.A.E.	EMERGENCY ACCESS EASEMENT
I.E.E.	INGRESS EGRESS EASEMENT
NO.	NUMBER
P.A.E.	PEDESTRIAN ACCESS EASEMENT
P.S.D.E.	PRIVATE STORM DRAIN EASEMENT
P.S.D.R.E.	PRIVATE SURFACE DRAINAGE RELEASE EASEMENT
P.S.S.E.	PRIVATE SANITARY SEWER EASEMENT
S.E.	SIDEWALK EASEMENT
S.W.O.M.P.	STORM WATER OPERATION/MAINTENANCE PURPOSE

EXISTING EASEMENTS

COVENANT OF EASEMENT (C.O.E.) FOR EMERGENCY ACCESS EASEMENT (E.A.E.) & INGRESS EGRESS EASEMENT (I.E.E.)

EMERGENCY ACCESS EASEMENT (E.A.E.)
INGRESS EGRESS EASEMENT (I.E.E.)
PEDESTRIAN ACCESS EASEMENT (P.A.E.)
SIDEWALK EASEMENT (S.E.)

<PT16-001>   98056-32   SHEET 4 OF 6

#31

PARCEL MAP

CITY OF SAN JOSE

COUNTY OF SANTA CLARA, STATE OF CALIFORNIA

SCALE: 1" = 80'   AUGUST, 2016

CONSISTING OF SIX SHEETS

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.
3350 Scott Boulevard, Building 22
Santa Clara, California 95054

NORTH FIRST STREET
NORTECH COURT
PARCEL B
PARCEL C
PARCEL A
SOUTH BAY FREEWAY
0
80
160
240

LEGEND

DISTINCTIVE BORDER LINE	
ADJACENT PROPERTY LINE	
PARCEL LINE	
EASEMENT	

ABBREVIATIONS

C.O.E.	COVENANT OF EASEMENT
DOC.	DOCUMENT
E.A.E.	EMERGENCY ACCESS EASEMENT
I.E.E.	INGRESS EGRESS EASEMENT
NO.	NUMBER
O.R.	OFFICIAL RECORDS
P.S.D.E.	PRIVATE STORM DRAIN EASEMENT
P.S.D.R.E.	PRIVATE SURFACE DRAINAGE RELEASE EASEMENT
P.S.E.	PUBLIC SERVICE EASEMENT
P.S.S.E.	PRIVATE SANITARY SEWER EASEMENT
S.D.R.E.	SURFACE DRAINAGE RELEASE EASEMENT
S.S.E.	SANITARY SEWER EASEMENT
S.W.O.M.P.	STORM WATER OPERATION/MAINTENANCE PURPOSE
U.E.	UTILITY EASEMENT
U.P.S.D.E.	UNDERGROUND PRIVATE STORM DRAIN EASEMENT

EXISTING EASEMENTS

C.O.E. STORM WATER

UTILITY EASEMENT (U.E.)
PUBLIC SERVICE EASEMENT (P.S.E.)
PRIVATE SANITARY SEWER EASEMENT (P.S.S.E.)
PRIVATE STORM DRAIN EASEMENT (P.S.D.E.)
SURFACE DRAINAGE RELEASE EASEMENT (S.D.R.E.)
UNDERGROUND PRIVATE STORM DRAIN EASEMENT (U.P.S.D.E.)

<PT16-001>   98056-32   SHEET 5 OF 6

32

PARCEL MAP

CITY OF SAN JOSE

COUNTY OF SANTA CLARA, STATE OF CALIFORNIA

SCALE: 1" = 80'   AUGUST, 2016

CONSISTING OF SIX SHEETS

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.
3350 Scott Boulevard, Building 22
Santa Clara, California 95054

NORTH FIRST STREET
NORTECH COURT
PARCEL B
PARCEL C
PARCEL A
(COMMON LOT)
SOUTH BAY FREEWAY
0
80
160
240
Scale 1" = 80 ft

LEGEND

DISTINCTIVE BORDER LINE	
ADJACENT PROPERTY LINE	
PARCEL LINE	
EASEMENT	

ABBREVIATIONS

C.O.E.	COVENANT OF EASEMENT
DOC.	DOCUMENT
E.A.E.	EMERGENCY ACCESS EASEMENT
I.E.E.	INGRESS EGRESS EASEMENT
NO.	NUMBER
O.R.	OFFICIAL RECORDS
P.G.&E.	PACIFIC GAS AND ELECTRIC
P.S.D.E.	PRIVATE STORM DRAIN EASEMENT
P.S.D.R.E.	PRIVATE SURFACE DRAINAGE RELEASE EASEMENT
P.S.S.E.	PRIVATE SANITARY SEWER EASEMENT
R.W.L.E.	RECYCLED WATER LINE EASEMENT
S.W.O.M.P.	STORM WATER OPERATION/MAINTENANCE PURPOSE
T.C.E.	TEMPORARY CONSTRUCTION EASEMENT
U.E.E.	UNDERGROUND ELECTRIC EASEMENT

EXISTING EASEMENTS

COVENANT OF EASEMENT (C.O.E.) NO-BUILD

PACIFIC GAS AND ELECTRIC EASEMENT (P.G.&E.)
RECYCLED WATER LINE EASEMENT (R.W.L.E.)
TEMPORARY CONSTRUCTION EASEMENT (T.C.E.)
UNDERGROUND ELECTRIC EASEMENT (U.E.E.)

<PT16-001>   98056-32   SHEET 6 OF 6

*33

EXHIBIT G

RESTRICTED COMMON AREA (to be shown cross-hatched)

[see attached]

EXHIBIT G

LOCATION OF THE RESTRICTED COMMON AREA

Restricted Common Area

PRIVATE
AMENITY
1045 SF
4353 NORTH 1ST STREET
BUILDING 1
FF 110.3

EXHIBIT H

LIST OF ENVIRONMENTAL REPORTS DELIVERED OR MADE AVAILABLE TO TENANT

ELECTRONICALLY

1.	2020592 Syntax Ct – CR – 2014-15

2.	Initial Landfill Gas Migration Monitoring Report Second & Third Quarters 2015

3.	Landfill Gas Migration Monitoring Report Fourth Quarter 2015

4.	Landfill Gas Migration Monitoring Report First Quarter 2016

5.	Third and Fourth Quarter Monitoring Report 2016

6.	First and Second Quarter Monitoring Report 2017

7.	157-6-2 237 @ 1st Street Design-Level Report 9-5-14 Syntax Ct Geotech

8.	237 Landfill Gas Monitoring Plan 02-23-15

9.	ET Cover CQA Plan 4-17-15

10.	Final Site Investigation Report Volume 2 Appendices

11.	Final Site Investigation Report Volume 1 Text, Tables, Figures

12.	Remedy Implementation & Post Remediation Monitoring Report

13.	Soil Management Plan Update 237 @ First St Development Project 2152015

14.	DISC Annual Inspection 2017

15.	Syntax Court Concur letter—Final

16.	Deed Restriction with Exhibits

17.	DTSC Annual Inspection 2016

18.	Brownfield Status 237 @ First Street Development Project San Jose

19.	Final Phase I ESA Rpt Parcel 1 4353 & 4453 North First St San Jose 08192015

20.	CPCLUP FINAL 021915

21.	Cisco Survey Results Feb TM 02062015

EXHIBIT I

PRE-APPROVED SIGNAGE DESIGN

[see attached]

EXHIBIT I

EXHIBIT I

EXHIBIT J

RULES AND REGULATIONS

1. The sidewalks, halls, passages, courts, exits, vestibules, entrances, public areas, elevators and stairways of the Building shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the reasonable judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its lessees and/or other occupants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. If the Premises are situated on the ground floor with direct access to the street, then Tenant shall, at Tenant’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from dirt, refuse or other obstructions. Tenant shall not place any parcels or other articles in the halls or in any other part of the Building outside of the Premises. Tenant shall not throw or allow to be thrown any article out of the doors or windows of the Premises.

2. Neither Tenant nor any employee, agent, contractor or invitee of Tenant shall go upon the roof of the Building, except to the extent expressly permitted by Tenant’s Lease.

3. Except as otherwise expressly permitted pursuant to the terms of Tenant’s Lease of the Premises, (i) no sign, placard, awning, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord, and (ii) written material visible from outside the Building will not be permitted.

4. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted by Tenant or any Tenant Related Parties in the Premises, except the use by Tenant or any of its employees of Underwriter’s Laboratory approved (or a reasonable equivalent) microwave ovens, toaster ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and is provided only for the convenience of Tenant and its employees and invitees. Hot plates and space heaters shall not be allowed or used in the Premises. No burning candles or other open flame shall be ignited or kept by Tenant or any Tenant Related Parties in the Premises or about the Project.

5. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause any unnecessary labor by reason of such Tenant’s carelessness or indifference in the preservation of good order and cleanliness.

6. In connection with Tenant’s initial occupancy of the Premises, Landlord will furnish Tenant, at no charge to Tenant, with four hundred fifty (450) keys/access cards, which keys/access cards shall provide access to each entry door lock to the Premises. Landlord shall charge Ten Dollars ($10.00) for each additional key/access card requested by Tenant (in excess of the 3.3 per 1,000 rentable square feet allotment described in the preceding sentence). Tenant shall not have any additional keys/access cards made. Except as otherwise expressly set forth in the Lease, Tenant shall not alter any lock or install a new or additional lock or bolts on any door to the Premises without the prior written consent of Landlord. In the event Landlord consents to Tenant’s alteration of a lock and/or installation of new or additional locks or bolts, on any door to the Premises such alteration and/or installation shall be made at Tenant’s sole cost and expense. In addition, Tenant shall provide Landlord with a master key to all locks on doors within the Premises. Tenant shall in each case furnish Landlord with a key/access card for any such lock. Tenant, upon the expiration of the Term, as the same may be extended, or sooner termination of this Lease, shall deliver to Landlord all keys/access cards to doors in the Building that shall have been furnished to Tenant. In the event that any keys/access cards are lost, stolen, damaged or otherwise not returned by Tenant to Landlord upon the expiration or sooner termination of this Lease, Tenant shall pay Landlord Twenty-five Dollars ($25.00) for any such keys/access cards.

7. The moving of freight, furniture or bulky material of any description in or out of the Building must take place during such hours as Landlord may from time to time reasonably determine including weekends or non-business hours. The moving of freight, furniture or bulky material shall be made upon previous notice to the superintendent or manager of the Building and the persons employed by Tenant for such work must be reasonably acceptable to Landlord. Tenant may, subject to the provisions of the immediately preceding sentence, move freight, furniture or bulky material into or out of the Premises on Saturdays between the hours of 8:00 a.m. and 6:00 p.m. provided that Tenant gives Landlord at least two

(2) days’ prior written notice of such proposed activities and pays the additional costs, if any, incurred by Landlord for elevator operators, security guards and other expenses arising by reason of such activities by Tenant. Landlord will not be responsible for loss of or damage to any such property from any cause and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of the Tenant.

8. Tenant shall not overload the floor of the Premises. Heavy objects, machinery and/or equipment to be located in the Premises shall be placed on wood strips of such thickness as is necessary to properly distribute the weight, if reasonably deemed necessary by Landlord. Business machines and other equipment or machinery shall be placed and maintained by Tenant at Tenant’s expense in locations sufficient, in Landlord’s reasonable judgment, to absorb and prevent unreasonable vibration and prevent noise and annoyance.

9. Tenant shall not permit the Premises to be occupied or used in any manner that is offensive or objectionable to Landlord or any lessee or invitee of the Building, in Landlord’s reasonable judgment, by reason of sounds, odors, vibrations or electromagnetic interference. Social events held by Tenant in the Premises, such as birthday parties and holiday parties, shall be contained within the Premises and, in connection therewith, Tenant shall not disturb or interfere with other tenants or occupants of the Building by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

10. Landlord shall have the right, exercisable without liability to Tenant, but with notice thereof given to Tenant at least sixty (60) days in advance of the change, to change the name and street address of the Building.

11. Landlord reserves the right to exclude from the Building, between the hours of 6:00 p.m. and 7:00 a.m., and during all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom Tenant requests the same in writing. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall, in no case, be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s reasonable opinion, Landlord reserves the right to prevent access to the Building or the Project during the continuance of the same by such action as Landlord may deem appropriate including closing doors to the Building and closing entrance ways to the Project.

12. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Premises without the prior written consent of Landlord. No files, cabinets, boxes, containers or similar items shall be placed in, against or adjacent to any window of the Premises so as to be visible from the outside of the Building.

13. Tenant shall not obtain for use in the Premises, drinking water, ice, food, beverage, towel or other similar services, except at such reasonable hours and subject to such reasonable rules as Landlord may impose in connection therewith. Except for vending machines intended for the sole use of Tenant’s employees, licensees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior written consent.

14. Tenant shall see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and lights are shut off before Tenant and Tenant Related Parties, and their respective agents and employees leave the Premises so as to prevent waste or damage, and Tenant shall be responsible for all injuries sustained by Landlord or other tenants or occupants of the Building resulting from Tenant’s failure to do so. Tenant shall keep the doors to the Building corridors closed at all times, except for ingress and egress.

15. The restrooms rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were installed, and Tenant shall not throw any foreign substance of any kind whatsoever in the same and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

16. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale by any Tenant Related Parties, at retail of newspapers, magazines, periodicals, or any other goods or merchandise to the general public in or on the Premises or Building. Tenant shall not use the Premises for manufacturing of any kind or any business or activity other than that specifically provided for in Tenant’s Lease. Anything herein or in the Tenant’s Lease to the contrary notwithstanding, no lead soldering shall be permitted in the Premises.

17. Except as expressly set forth in the Lease, Tenant shall not install or attach any radio or television antenna, loud speaker, air conditioning unit, awning or other item or device on the roof or to exterior surface of the exterior walls of the Building. Tenant also shall not install or attach any air conditioning unit or equipment in the plenum without Landlord’s prior written consent.

18. Tenant shall not use or permit the use of any hand trucks except those equipped with inflatable rubber tires and side guards or such other materials handling equipment as Landlord may approve.

19. Tenant shall store all its trash and garbage within its Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Jose without being in violation of any law or ordinance governing such disposal. The transportation of trash, garbage and refuse from the Premises shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord reasonably shall designate.

20. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building (or the Parcel B Building, if applicable, as described in the Lease) are prohibited and Tenant shall cooperate with Landlord to prevent the same.

21. Tenant and its employees, authorized representatives and invitees shall not (a) make or permit any noise in the Building that is unreasonably annoying or interfering in any way with Landlord, other tenants or those having business with them, (b) bring into or keep within the Premises, the Building or the Common Areas any conveyance or other vehicle, except such vehicles as are permitted to park in the parking areas in accordance with these Rules and Regulations, (c) place or store any item or vehicle in the Common Areas (except that Tenant shall be permitted to place Generators and Bloom Boxes in portions of the Common Area approved by Landlord and to the extent allowed by Landlord pursuant to the terms of Tenant’s Lease); or (d) use any of the Common Area for any event, promotion or gathering, without the prior written consent of Landlord, which consent may be conditioned, withheld or granted at the sole but reasonable discretion of Landlord. Bicycles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord. Landlord, at no cost to Tenant, shall provide secure bicycle storage for up to forty (40) bicycles in the Common Area outside the Building for use by Tenant’s employees.

22. Tenant shall not bring into or keep within the Premises, the Building or Common Area any animal except service dogs assisting handicapped persons, subject to the following conditions:

(i) The use and entry onto the Premises, the Building or the Project of any service dog shall at all times comply with all applicable Laws.

(ii) All service dogs shall be strictly controlled at all times and shall not be permitted to foul, damage or otherwise mark any part of the Premises, the Building or the Project, or cause any loud noise whether through barking, growling or otherwise.

(iii) Any service dog brought into and remaining in the Premises shall be limited to the hours such dog’s owner is on the Premises.

(iv) All service dogs shall remain in the Premises and not wander throughout the Building or the Project or otherwise be left unattended.

(v) While in any portions of the Project other than the Premises (including without limitation any Exterior Common Areas), all service dogs shall be kept on leashes.

(vi) Upon Landlord’s request from time to time, Tenant shall provide Landlord with evidence of all current vaccinations for service dogs having access to the Premises.

(vii) Tenant shall be responsible for any additional cleaning costs and all other costs which may arise from any service dog’s presence in the Premises, the Building, the Exclusive Common Area or the Project in excess of the costs that would have been incurred had such service dog not been allowed in or around the Premises.

(viii) Tenant shall be liable for, and hereby agrees to indemnify, defend, protect and hold Landlord and Landlord’s agents, employees, affiliates, members, managers, officers, directors, shareholders, contractors, subcontractors, licensees, invitees and sublessees harmless from and against any and all losses, costs, damages, liability, claims and expenses (including without limitation attorneys’ and experts’ fees, costs of suit and costs of any appeal) arising from any and all acts (including but not limited to biting and causing bodily injury to, or damage to the property of, another tenant, subtenant, occupant, licensee, invitee or an employee of Landlord or any of the Landlord Parties) of, or the presence of, any service dog in or about the Premises, the Building or the Project; provided, however, in no event shall the foregoing be construed as requiring Tenant to indemnify, defend, protect or hold harmless the Landlord or any other person or entity for any losses, costs, damages, liability, claims and expenses (including without limitation attorneys’ and experts’ fees, costs of suit and costs of any appeal) to the extent caused by the negligence or willful misconduct of Landlord or such other person or entity (other than Tenant Related Parties) or their respective employees, contractors or agents.

(ix) Tenant shall immediately remove any dog waste and excrement from the Premises, the Building and the Project. If Landlord reasonably determines that Landlord has incurred or is incurring costs as a result of the service dogs’ presence, Tenant shall reimburse Landlord for such costs as additional rent within twenty (20) days of Landlord’s demand.

(x) Tenant shall provide Landlord with reasonably satisfactory evidence that Tenant’s commercial general liability insurance policy provides commercially reasonable coverage for the presence of service dogs in the Premises.

(xi) No service dog with (or suspected of having) fleas is to be brought into the Premises.

23. Tenant shall not drive nails or screws or drill into the partitions, woodwork or walls of the Premises except to affix standard pictures or other wall hangings on the interior walls of the Premises so long as they are not visible from the exterior of the Building. Tenant shall not mark or in any way deface partitions, woodwork, walls or doors of the Premises.

24. Landlord shall direct electricians as to where and how telephone and communications wires are to be introduced. No cutting or boring for wires shall be allowed without Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed. The location of telephones, call boxes and office equipment affixed to the Premises shall be subject to Landlord’s approval.

25. Tenant shall not lay or affix any floor covering in the Premises so that it is permanently affixed to the floor slab of the Premises, without Landlord’s approval.

26. Tenant shall not, without Landlord’s prior written consent, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not knowingly waste electricity, water or air conditioning, shall reasonably cooperate with Landlord to ensure the most effective operation of the Building’s and Premises’ heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available on a cost-effective basis (as determined by Tenant). Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements and available on a cost-effective basis (as determined by Tenant).

27. Tenant shall comply with Landlord’s commercially reasonable recycling program, if any.

28. Neither Tenant nor any of its agents, employees, contractors, invitees, licensees, subtenants or other representatives shall request that any food trucks appear at the Project on a regular basis.

29. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by any governmental agency or reasonably established by Landlord.

30. Before commencing any repairs, alterations, additions or improvements to the Premises, Tenant shall deliver to Landlord the names of contractors, subcontractors, mechanics, laborers and materialmen and also deliver to Landlord, and obtain Landlord’s approval of, (i) evidence of contractors’ and subcontractors” insurance and (ii) any required governmental approvals or permits.

31. The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Building superintendent or Landlord’s property manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

31. Tenant and its employees, agents, contractors, licensees and invitees shall comply with all speed limit, curb markings and directional and other signage located in or about the driveways and parking areas. All parking spaces are unreserved and unassigned unless otherwise designated. All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sports utility vehicles, pickup trucks and other non-commercial vehicles. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or any Tenant Related Parties to be loaded, unloaded or parked in areas other than those provided for such activities. No vehicle services (such as windshield or window replacement, washing, waxing, detailing, oil changes or other mechanical servicing) shall be performed in the parking areas. If Tenant or any Tenant Related Parties conducts, permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs of removal of the vehicle and any clean-up to Tenant.

32. Tenant shall not smoke or permit smoking by any Tenant Related Parties, in the Common Area unless a portion of the Common Area has been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Area or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building. Tenant shall comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

33. Landlord may waive any one or more of these Rules and Regulations for the benefit of any Tenant or other particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

34. These rules and regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant’s Lease of Premises. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for the safety, care and cleanliness of the Building, Common Area or Project, and for the preservation of the order therein.

35. Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person or entity. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.

36. The “Ordinary Business Hours” of the Building shall be 7:00 a.m. to 6:00 p.m. on business days (exclusive of Saturdays, Sundays and holidays).

EXHIBIT K

SITE PLAN SHOWING LOCATION(S) OF BLOOM BOXES

[to be attached at later date per terms of Paragraph 48 of Lease]

EXHIBIT L

SITE PLAN SHOWING LOCATION(S) OF GENERATORS

[to be attached at later date per terms of Paragraph 49 of Lease]

EXHIBIT L-1

SITE PLAN IDENTIFYING LOCATION(S) OF FUEL OR POWER LIINES

FROM GENERATOR(S) TO BUILDING

[to be attached at later date per terms of Paragraph 49 of Lease]

EXHIBIT M

LIST OF COMPETITORS

Any energy company or energy division, group or subsidiary of a larger company

Any company that develops or manufactures fuel cells